As filed with the Securities and Exchange Commission on October 8, 1997
                                                      Registration No. 333-30795

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                 RADIO ONE, INC.
                            RADIO ONE LICENSES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                              4832                     52-1166660
          DELAWARE                              4832                     52-2037797
(State or other  jurisdiction  of  (Primary  standard  industrial    (I.R.S. employer
 incorporation  or  organization)  classification  code  number)     identification no.)

                                   ----------


                     5900 PRINCESS GARDEN PARKWAY, 8TH FLOOR
                             LANHAM, MARYLAND 20706
                            TELEPHONE: (301) 306-1111
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                             ALFRED C. LIGGINS, III
                                 RADIO ONE, INC.
                     5900 PRINCESS GARDEN PARKWAY, 8TH FLOOR
                             LANHAM, MARYLAND 20706
                            TELEPHONE: (301) 306-1111
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                                    COPY TO:
                                RICHARD L. PERKAL
                                KIRKLAND & ELLIS
                     655 FIFTEENTH STREET, N.W., SUITE 1200
                             WASHINGTON, D.C. 20005
                            TELEPHONE: (202) 879-5000
                                ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

              TITLE OF EACH                                   PROPOSED MAXIMUM
           CLASS OF SECURITIES              AMOUNT TO BE       OFFERING PRICE           PROPOSED MAXIMUM             AMOUNT OF
             TO BE REGISTERED                REGISTERED          PER NOTE(1)       AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE(2)
Series B 12% Senior Subordinated Notes
 due 2004   ..............................   $85,478,000   $1,000 principal amount       $85,478,000                  $25,903
Guarantees of Series B 12% Senior Subordi-
 nated Notes due 2004   ..................   $85,478,000             (3)                            (3)                 None

--------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2)  Paid previously.

(3)  No further fee is payable pursuant to Rule 457(n).


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 9, 1997


PROSPECTUS

[LOGO]


                                 RADIO ONE, INC.
                       OFFER TO EXCHANGE ITS SERIES B 12%
                       SENIOR SUBORDINATED NOTES DUE 2004
                     FOR ANY AND ALL OF ITS OUTSTANDING 12%
                       SENIOR SUBORDINATED NOTES DUE 2004



THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 10, 1997, UNLESS EXTENDED.


     RADIO ONE, INC., A DELAWARE CORPORATION (THE "COMPANY"), HEREBY OFFERS (THE "EXCHANGE OFFER"), UPON THE TERMS AND CONDITIONS SET FORTH IN THIS Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its Series B 12% Senior Subordinated Notes due 2004 (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 12% Senior Subordinated Notes due 2004 (the "Notes"), of which $85,478,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Notes
(which they replace) except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Notes in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of May 15, 1997 among the Company, Radio One Licenses, Inc. and United States Trust Company of New York (the "Indenture") governing the Notes. Cash interest on the Exchange Notes will accrue at a rate of 7% per annum on the principal amount of the Exchange Notes through and including May 15, 2000, and at a rate of 12% per annum on the principal amount of the Exchange Notes after such date. Cash interest will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1997.

     The Exchange Notes are redeemable at any time and from time to time at the option of the Company, in whole or in part, on or after May 15, 2001, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, on or prior to May 15, 2000, the Company may redeem, at its option, up to 25% of the aggregate original principal amount of the Exchange Notes with the net proceeds of one or more Public Equity Offerings (as defined) at 112% of the Accreted Value (as defined) thereof, together with accrued and unpaid interest, if any, to the date of redemption, as long as at least $64,109,000 of the aggregate principal amount of the Exchange Notes remains outstanding after each such redemption.

     Upon a Change of Control (as defined), the Company will be required to offer to repurchase the Exchange Notes at 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "The Exchange Offer" and "Description of Exchange Notes."

     The Exchange Notes will be unsecured obligations of the Company and the payment of the principal of, premium (if any) and interest on the Exchange Notes will be subordinate in right of payment to the prior payment in full in cash of all Senior Debt (as defined) of the Company (including all outstanding indebtedness under the New Credit Facility (as defined) or the Existing Credit Facility (as defined)). As of the date of this Prospectus, the Company has no indebtedness outstanding under either the New Credit Facility (which has not yet been entered into) or the Existing Credit Facility. The Exchange Notes will rank pari passu in right of payment with all senior subordinated indebtedness of the Company and senior in right of payment to all other subordinated indebtedness of the Company issued after the Exchange Offer. The Exchange Notes will be fully and unconditionally guaranteed to the maximum extent permitted by law, jointly and severally, and on an unsecured senior subordinated basis, by Radio One Licenses, Inc., a wholly owned subsidiary of the Company, and, subject to certain exceptions, all future subsidiaries of the Company (collectively, the "Subsidiary Guarantors"). Notwithstanding the foregoing, each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After giving pro forma effect to the Transactions (as defined) as of June 29, 1997, the Company and the Subsidiary Guarantors would have had approximately $44,000 of Senior Debt outstanding.

     The Company will accept for exchange any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on November 10, 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Notes were sold by the Company on May 19, 1997 to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined) entered into by the Company in connection with the offering of the Notes. See "The Exchange Offer."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer-Purpose and Effect of the Exchange Offer" and "The Exchange Offer-Resale of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

     SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is October 9, 1997


Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   [PICTURES]

     There has not previously been any public market for the Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors-Absence of a Public Market." Moreover, to the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected.

     The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Certificate (as defined), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Certificate representing the Exchange Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Certificate, Exchange Notes in certified form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture. See "Description of Exchange Notes-Book-Entry, Delivery and Form."

                              AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Exchange Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company will nevertheless be required to continue to file reports with the Commission if the Exchange Notes are listed on a national securities exchange. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual reports, information, documents or other reports which would be required pursuant to the informational requirements of the Exchange Act. Under the Indenture, the Company shall provide the Trustee and the holders of the Exchange Notes with such reports, information, and documents at the times specified for filing under the Exchange Act. The Company will also furnish such other reports as may be required by law.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS," "BUSINESS" AND "THE TRANSACTIONS-ACQUISITIONS" AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S FINANCIAL POSITION AND BUSINESS STRATEGY, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the "Company" and "Radio One" refer to Radio One, Inc., a Delaware corporation, and Radio One Licenses, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "License Company"), and their respective predecessors. See "Market and Industry Data" for a description of the sources of information regarding population data and market and industry data included in this Prospectus.


                                   THE COMPANY

     Radio One, founded in 1980, is the largest radio broadcasting company in the United States exclusively targeting African-Americans. The Company is currently negotiating the acquisition of WYCB-AM pursuant to a non-binding amended letter of intent (the "DC Acquisition"). WYCB-AM is currently the top-rated Gospel radio station in Washington, D.C. After giving effect to the DC Acquisition, the Company will own and operate a total of nine radio stations (five FM and four AM) in three of the top-15 African-American markets. The Company seeks to expand within its existing markets and into new, primarily top-30 African-American markets. The Company believes that the African-American community is an attractive target market for radio broadcasters and that the Company has a competitive advantage serving this target market due in part to its African-American ownership and its active involvement in the African-American community.


     After giving effect to the DC Acquisition, the Company will own and operate four radio stations in Washington, D.C., the third largest African-American market with an MSA (as defined) population of approximately 4.2 million in 1995 (approximately 27.4% of which was African-American), and four radio stations in Baltimore, the eleventh largest African-American market with an MSA population of approximately 2.5 million in 1995 (approximately 26.0% of which was African-American). The Company has recently entered the Philadelphia market pursuant to the acquisition of WPHI-FM (formerly WDRE-FM) (the "Philadelphia Acquisition," and together with the DC Acquisition, the "Acquisitions"), the sixth largest African-American market with an MSA population of approximately
4.9 million in 1995 (approximately 19.9% of which was African-American). On a pro forma basis after giving effect to the Acquisitions and the other Transactions (as defined), the Company would have had net broadcast revenues, broadcast cash flow and EBITDA of approximately $28.0 million, $11.3 million, and $9.5 million, respectively, for the fiscal year ended December 31, 1996 and approximately $13.2 million, $4.6 million and $3.6 million, respectively, for the six months ended June 29, 1997. See "Pro Forma Consolidated Financial Data."


     The  Company   believes  that  operating   radio  stations   targeting  the
African-American population presents significant growth opportunities for the following reasons:

     o Rapid Population Growth. According to data compiled by the U.S. Department of Commerce, Bureau of the Census (the "Census Bureau"), from 1980 to 1995, the African- American population increased from approximately 26.7 million to 33.1 million (a 24.0% increase, compared to a 16.0% increase in the population as a whole). Furthermore, the African-American population is expected to exceed 40 million by 2010 (a more than 20% increase from 1995, compared to an expected increase of 13% for the population as a whole).

     o Higher Income Growth. According to data compiled by the Census Bureau, from 1980 to 1995, the rate of increase in median household income in 1995 adjusted dollars for African-Americans was approximately 12.3% compared to 3.9% for the population as a whole.

     o Concentrated Presence in Urban Markets. Approximately 58% of the African-American population is located in the top-30 African-American markets, and the Company believes that the African-American community is usually geographically concentrated in such markets. This concentration of African-Americans may enable the Company to reach a large portion of its target population with radio stations that may have less powerful signals, thus potentially lowering the Company's acquisition and operating costs.

     o Fewer Signals Required. The Company believes the current industry trend is for radio broadcasters to acquire the maximum number of radio stations allowed in a market under Federal Communications Commission ("FCC") ownership rules (up to eight radio stations in the largest markets with no more than five being FM or AM), unless restricted by other regulatory authorities. However, relative to radio broadcasters targeting a broader audience, the Company believes it can cover the various segments of its target niche market with fewer programming formats and therefore fewer radio station signals than the maximum allowed.

     o Strong Audience Listenership and Loyalty. Based upon reports by Arbitron (as defined) the Company believes that as a group, African-Americans generally spend more time listening to radio than non-African-American audiences. For example, during 1996, African-Americans among all persons 12-years-old and older ("12-plus" or the "12-plus market") in the ten largest 12-plus markets listened to radio broadcasts an average of 27.2 hours per week compared to 22.9 hours per week for non-African-Americans in such markets. In addition, the Company believes African-American radio listeners exhibit a greater degree of loyalty to radio stations which target the
          African-American community because those radio stations become a valuable source of entertainment and information consistent with the community's interests and lifestyles. As a result, the Company believes that its target demographic group provides greater audience ratings stability than that of other demographic groups.

     o Cost Effective for Advertisers. The Company believes that advertisers can reach the African-American community more cost effectively through radio broadcasting than through newspapers or television because the Company's radio broadcasts specifically target the African-American community while newspapers and television typically target a much more diverse audience.

     Radio One is led by its Chairperson, Ms. Catherine L. Hughes, who is one of the Company's founders, and her son, Mr. Alfred C. Liggins, III, its Chief Executive Officer and President, who together have over three decades of operating experience in radio broadcasting. Ms. Hughes and Mr. Liggins, together with a strong management team, have implemented a successful strategy of acquiring and turning around underperforming radio stations in top-30 African-American markets. In both Baltimore and Washington, D.C., the Company has increased audience share at each radio station it has acquired. For all of 1996, the Company's radio stations, on a combined basis, were ranked first in combined audience share of radio stations targeting African-Americans in both Baltimore and Washington, D.C. and were ranked first and second in combined revenue share of radio stations targeting African-Americans in Baltimore and Washington, D.C., respectively. The Company believes that it is well-positioned to apply its successful operating strategy to other radio stations in existing and new markets as attractive acquisition opportunities arise.

     The following table sets forth certain information with respect to Radio One and its markets:*


                                  PRO FORMA COMPANY DATA                     MARKET DATA
                    --------------------------------------------------- ---------------------
                                AFRICAN-AMERICAN                                   RANKING BY
                    NUMBER OF        MARKET           ENTIRE MARKET                 SIZE OF
                    STATIONS  -------------------- --------------------            AFRICAN-
                    ---------  AUDIENCE   REVENUE   AUDIENCE   REVENUE    RADIO    AMERICAN
      MARKET         FM   AM    RANK       RANK      SHARE      SHARE    REVENUE   POPULATION
------------------- ---- ---- ---------- --------- ---------- --------- --------- -----------
Washington, D.C.     2     2      1          2        11.4%      9.2%   $ 187.9        3
Baltimore .........  2     2      1          1        13.3%      12.5%     86.8       11
Philadelphia ......  1     -      NM         NM        1.9%      1.2%     203.8        6

----------

* Table assumes the  consummation  of the DC  Acquisition  and  summarizes  more
  detailed  information  provided  under   "Business-General."  "NM"  means  not
  meaningful. Radio revenue for markets is in millions of dollars.

     Historically, the financing for the Company's operations and expansion has been provided by certain venture capital firms, several of which have made multiple investments in the Company, including investments in the Company's Senior Preferred Stock (as defined). As a result of warrants received in connection with these investments, these venture capital firms currently have the right to acquire approximately 51.5% of the Company's Common Stock (as defined), subject to FCC approval. Two of the largest investors in the Company, Syncom Capital Corporation ("Syncom") and Alta Subordinated Debt Partners III, L.P. ("Alta"), an entity controlled by Burr, Egan, Deleage & Co., have significant experience investing in radio broadcasting companies. As of March 15, 1997, Syncom and Alta had the right to collectively acquire approximately 23% of the Company's Common Stock and hold collectively approximately 41% of the Company's Senior Preferred Stock. See "Principal Stockholders" and "Description of Capital Stock."

OPERATING STRATEGY

     In order to maximize broadcast cash flow at each of its radio stations, the Company strives to create and operate the leading radio station group, in terms of audience share, serving the African-American community and to effectively convert these audience share ratings into advertising revenue while controlling the costs associated with each radio station's operations. The success of the Company's strategy relies on the following: (i) market research, targeted programming and marketing; (ii) significant community involvement; (iii) aggressive sales efforts; (iv) advertising partnerships and special events; (v) strong management and performance-based incentives; and (vi) radio station clustering, programming segmentation and sales bundling.

ACQUISITION STRATEGY

     Radio One's primary acquisition strategy is to acquire and turn around underperforming radio stations in the top-30 African-American markets. The Company considers acquisitions in existing markets where expanded coverage is desirable and considers acquisitions in new markets where the Company believes it is advantageous to establish a presence. In analyzing potential acquisition candidates, the Company generally considers (i) whether the radio station has a signal adequate to reach a large percentage of the African-American community in a market, (ii) whether the Company can reformat or improve the radio station's programming in order to profitably serve the African-American community, (iii) whether the radio station affords the Company the opportunity to segment program formats within a market in which the Company already maintains a presence, (iv) whether the Company can increase broadcast revenues of the radio station through aggressive marketing, sales and promotions, (v) the price and terms of the purchase, (vi) the level of performance that can be expected from the radio station under the Company's management and (vii) the number of competitive radio stations in the market.

     The Company believes that large segments of the African-American population in its target markets are often concentrated in certain geographic sections of such markets. The Company further believes that this geographic concentration may provide it with an opportunity to acquire less expensive radio stations with less powerful signals without materially diminishing the Company's coverage of the African-American community. As a result, the Company believes it can have a competitive advantage in securing a substantial share of the radio revenue at a potentially lower acquisition cost per listener than radio stations targeting other demographic groups.


                                THE TRANSACTIONS

     The "Transactions" refer collectively to the offering of the Notes (the "Notes Offering"), the Philadelphia Acquisition, the DC Acquisition, the Existing Notes Exchange (as defined) and the Related Adjustments. See "The Transactions." The "Related Adjustments" consist of (i) the Company's move to the Lanham Offices (as defined) and the net saving related thereto, and (ii) the elimination of certain station expenses which are not expected to recur after the consummation of the Acquisitions. See "Pro Forma Consolidated Financial Data."


                               THE NOTES OFFERING


NOTES  ..................   The Notes were sold by the  Company on May 19,  1997
                            to  Credit  Suisse  First  Boston   Corporation  and
                            NationsBanc  Capital  Markets,  Inc.  (the  "Initial
                            Purchasers") pursuant to a Purchase Agreement dated as of May 14, 1997 (the "Purchase Agreement"). The
                            Initial Purchasers subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions.

REGISTRATION RIGHTS
 AGREEMENT..............    Pursuant to the Purchase Agreement, the Company, the
                            License Company and the Initial  Purchasers  entered
                            into a Registration Rights Agreement dated as of May
                            14,  1997  (the  "Registration  Rights  Agreement"),
                            which  grants  the  holder  of  the  Notes   certain
                            exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange
                            Offer.


                               THE EXCHANGE OFFER


SECURITIES  OFFERED......   $85,478,000  aggregate  principal amount of Series B
                            12%   Senior   Subordinated   Notes  due  2004  (the
                            "Exchange Notes").

THE  EXCHANGE  OFFER  ...   $1,000   principal   amount  of  Exchange  Notes  in
                            exchange for each $1,000  principal amount of Notes.
                            As  of  the  date  hereof,   $85,478,000   aggregate
                            principal  amount  of  Notes  are  outstanding.  The
                            Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                            Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                            Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.


EXPIRATION  DATE.........   5:00 p.m.,  New York City time, on November 10, 1997
                            unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term
                            "Expiration Date" means the latest date and time to which the Exchange Offer is extended.


ACCRUED INTEREST ON THE
 EXCHANGE NOTES AND THE
 NOTES ..................   Each  Exchange  Note  will  bear  interest  from its
                            issuance date. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes.
                            Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

CONDITIONS TO THE EXCHANGE
 OFFER ..................   The Exchange  Offer is subject to certain  customary
                            conditions,  which may be waived by the Company. See
                            "The Exchange Offer-Conditions."

PROCEDURES FOR TENDERING
 NOTES ..................   Each holder of Notes  wishing to accept the Exchange
                            Offer must complete,  sign and date the accompanying
                            Letter of  Transmittal,  or a  facsimile  thereof or
                            transmit  an  Agent's   Message   (as   defined)  in
                            connection with a book-entry transfer, in accordance
                            with the instructions  contained herein and therein,
                            and  mail  or  otherwise   deliver  such  Letter  of
                            Transmittal,  or  such  facsimile  or  such  Agent's
                            Message,  together  with  the  Notes  and any  other
                            required  documentation  to the  Exchange  Agent (as
                            defined)  at  the  address  set  forth  herein.   By
                            executing  the Letter of  Transmittal  (or facsimile
                            thereof)  or  Agent's  Message,   each  holder  will
                            represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange
                            Offer are being obtained in the ordinary course of business of the person receiving such Exchange
                            Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange
                            Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The
                            Exchange  Offer-  Purpose and Effect of the Exchange
                            Offer" and "-Procedures for Tendering."

UNTENDERED  NOTES  ......   Following the  consummation  of the Exchange  Offer,
                            holders of Notes eligible to participate  but who do
                            not tender  their  Notes  will not have any  further
                            exchange  rights and such Notes will  continue to be
                            subject  to  certain   restrictions   on   transfer.
                            Accordingly, the liquidity of the market for such Notes could be adversely affected.

CONSEQUENCES OF FAILURE TO
 EXCHANGE ...............   The  Notes  that  are  eligible  but  not  exchanged
                            pursuant   to  the   Exchange   Offer  will   remain
                            restricted securities.  Accordingly,  such Notes may
                            be resold only (i) to the Company,  (ii) pursuant to
                            Rule 144A or Rule 144 under  the  Securities  Act or
                            pursuant   to  some   other   exemption   under  the
                            Securities Act, (iii) outside the United States to a
                            foreign person pursuant to the  requirements of Rule
                            904 under the Securities Act, or (iv) pursuant to an
                            effective    registration    statement   under   the
                            Securities    Act.   See   "The   Exchange    Offer-
                            Consequences of Failure to Exchange."

SHELF REGISTRATION
 STATEMENT..............    If any  holder  of the  Notes  (other  than any such
                            holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Notes to the Company for use therein, the Company has agreed to register the Notes on a shelf registration statement
                            (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of three years, to cover resales of the Notes held by any such holders.

SPECIAL PROCEDURES FOR
 BENEFICIAL  OWNERS .....   Any  beneficial  owner whose Notes are registered in
                            the name of a broker, dealer, commercial bank, trust
                            company  or other  nominee  and who wishes to tender
                            should contact such  registered  holder promptly and
                            instruct  such  registered  holder to tender on such
                            beneficial  owner's behalf. If such beneficial owner
                            wishes to tender on such  owner's own  behalf,  such
                            owner must,  prior to  completing  and executing the
                            Letter of  Transmittal  and  delivering  its  Notes,
                            either  make  appropriate  arrangements  to register
                            ownership  of the  Notes  in  such  owner's  name or
                            obtain a  properly  completed  bond  power  from the
                            registered   holder.   The  transfer  of  registered
                            ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY
 PROCEDURES  ............   Holders of Notes who wish to tender  their Notes and
                            whose  Notes are not  immediately  available  or who
                            cannot   deliver   their   Notes,   the   Letter  of
                            Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer- Guaranteed Delivery
                            Procedures."

WITHDRAWAL RIGHTS .......   Tenders may be  withdrawn  at any time prior to 5:00
                            p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF NOTES AND
 DELIVERY OF EXCHANGE
 NOTES  .................   The  Company  will accept for  exchange  any and all
                            Notes which are  properly  tendered in the  Exchange
                            Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange
                            Offer- Terms of the Exchange Offer."

FEDERAL INCOME TAX
 CONSEQUENCES............   The exchange  pursuant to the Exchange  Offer should
                            not be a taxable event for Federal income tax purposes. See "Certain Federal Tax Consequences."

USE  OF PROCEEDS.........   There will be no cash  proceeds to the Company  from
                            the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT  .........   United States Trust Company of New York.

                               THE EXCHANGE NOTES


GENERAL..................   The form and  terms of the  Exchange  Notes  are the
                            same as the form and terms of the Notes  (which they
                            replace)  except that (i) the Exchange  Notes bear a
                            Series B  designation,  (ii) the Exchange Notes have
                            been  registered   under  the  Securities  Act  and,
                            therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange
                            Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the

                            Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer-Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes." The Notes and the Exchange Notes are referred to herein collectively as the "Senior Subordinated Notes."

SECURITIES  OFFERED......   $85,478,000  aggregate  principal amount of Series B
                            12%  Senior  Subordinated  Notes  due  2004  of  the
                            Company.

MATURITY DATE............   May 15, 2004

INTEREST  ...............   Cash interest on the Exchange Notes will accrue at a
                            rate of 7% per annum on the principal amount of the Exchange Notes through and including May 15, 2000, and at a rate of 12% per annum on the principal amount of the Exchange Notes after such date. Cash interest will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1997.

OPTIONAL  REDEMPTION  ...   The Exchange  Notes are  redeemable  at any time and
                            from time to time at the option of the  Company,  in
                            whole or in part,  on or after May 15, 2001,  at the
                            redemption  prices set forth herein plus accrued and
                            unpaid  interest  to  the  date  of  redemption.  In
                            addition,  on or prior to May 15, 2000,  the Company
                            may  redeem,  at  its  option,  up  to  25%  of  the
                            aggregate  original principal amount of the Exchange
                            Notes with the net  proceeds  of one or more  Public
                            Equity   Offerings  (as  defined)  at  112%  of  the
                            Accreted Value (as defined) thereof, together with accrued and unpaid interest, if any, to the date of redemption, as long as at least $64,109,000 of the aggregate principal amount of the Exchange Notes remains outstanding after each such redemption. See
                            "Description of Exchange Notes-Optional Redemption."


CHANGE  OF CONTROL ......   Upon a Change of Control (as  defined),  the Company
                            will be required to offer to repurchase the Exchange
                            Notes at 101% of the  Accreted  Value  thereof  plus
                            accrued and unpaid interest,  if any, to the date of
                            repurchase.  A Change of Control  includes a sale of
                            substantially  all  of  the  Company's  assets,  the
                            adoption by the Company of a plan of liquidation,  a
                            material change in the ownership of the voting power
                            of the  voting  stock  of  the  Company  or  certain
                            changes in the composition of the Company's board of
                            directors.  Future  indebtedness  of the Company may
                            contain, and the New Credit Agreement (if any) would
                            contain,  prohibitions  on the occurrence of certain
                            events that would  constitute a Change of Control or
                            require such  indebtedness to be repurchased  upon a
                            Change of  Control.  Moreover,  the  exercise by the
                            holders  of the  Exchange  Notes of  their  right to
                            require  the  Company  to  offer to  repurchase  the
                            Exchange  Notes  could  cause a default  under  such
                            indebtedness,  even if the Change of Control  itself
                            does not, due to the financial  effect of such Offer
                            to Purchase (as  defined) on the Company.  There can
                            be  no  assurance  that  sufficient  funds  will  be
                            available   when  necessary  to  make  an  offer  to
                            repurchase the Exchange Notes or to repay such indebtedness. See "Risk

                            Factors-Leverage   and  Debt  Service;   Refinancing
                            Required" and "Description of Exchange Notes-Certain Covenants-Change of Control."


RANKING  AND  GUARANTEES    The Exchange Notes will be unsecured  obligations of
                            the  Company and the  payment of the  principal  of,
                            premium (if any) and interest on the Exchange  Notes
                            will be subordinate in right of payment to the prior
                            payment  in  full in cash  of all  Senior  Debt  (as
                            defined) of the Company  (including all  outstanding
                            indebtedness  under  the  New  Credit  Facility  (as
                            defined)  or  the  Existing   Credit   Facility  (as
                            defined)).  As of the date of this  Prospectus,  the
                            Company has no indebtedness outstanding under either
                            the New  Credit  Facility  (which  has not yet  been
                            entered into) or the Existing Credit  Facility.  The
                            Exchange  Notes  will  rank  pari  passu in right of
                            payment with all senior subordinated indebtedness of
                            the  Company  and  senior in right of payment to all
                            other  subordinated   indebtedness  of  the  Company
                            issued after this Offering.  The Exchange Notes will
                            be guaranteed (the  "Subsidiary  Guarantees") to the
                            maximum  extent   permitted  by  law,   jointly  and
                            severally,   on  an  unsecured  senior  subordinated
                            basis,  by the  License  Company (as  defined)  and,
                            subject to certain exceptions, all future Restricted
                            Subsidiaries   (as   defined)   (collectively,   the
                            "Subsidiary   Guarantors").   See   "Description  of
                            Exchange     Notes-Guarantees."    The    Subsidiary
                            Guarantees  will be subordinated to all existing and
                            future  Senior Debt of such  Subsidiary  Guarantors,
                            including any guarantees of Senior Debt. The Company
                            may   from   time   to  time   create   Unrestricted
                            Subsidiaries (as defined), the indebtedness of which
                            would be effectively  senior to the Exchange  Notes.
                            After giving pro forma effect to the Transactions as
                            of December 31, 1996, the Company and the Subsidiary
                            Guarantors would have had  approximately  $46,000 of
                            Senior Debt outstanding. The indenture governing the
                            Exchange  Notes (the  "Indenture")  will  permit the
                            Company to incur additional  Senior Debt (subject to
                            certain  limitations)  but will prohibit the Company
                            from incurring additional  Indebtedness (as defined)
                            that  is   senior   to  the   Exchange   Notes   and
                            subordinated to any Senior Debt. See "Description of Exchange Notes - Subordination."


MODIFICATION OF
 THE  INDENTURE ........    The Company and the Trustee, with the consent of the
                            holders of a majority in aggregate  principal amount
                            of the outstanding  Senior  Subordinated  Notes, may
                            amend the Indenture; provided, however, that consent
                            is  required  from the  holder of each  such  Senior
                            Subordinated Note affected thereby in instances such
                            as reductions in the amount or changes in the timing
                            of interest payments, or reductions in the principal
                            and   changes   in  the   maturity   of  the  Senior
                            Subordinated  Notes.  See  "Description  of Exchange
                            Notes - Modification and Waiver."

EVENTS  OF  DEFAULT......   An Event of Default (as  defined)  occurs  under the
                            Indenture in instances such as the failure to pay principal when due, the failure to pay any interest within 30 days of when such interest is due and payable, the failure to perform or comply with various covenants under the Indenture or the default under the terms of certain other indebtedness of the Company. See "Description of Exchange Notes - Events of Default."

RESTRICTIVE   COVENANTS     The Indenture contains certain restrictive covenants
                            with  respect  to the  Company  and  its  Restricted
                            Subsidiaries (as defined),  including limitations on
                            (a)  the  sale  of  assets,   including  the  equity
                            interests of the Company's Restricted  Subsidiaries,
                            (b)  asset  swaps,  (c) the  payment  of  Restricted
                            Payments  (as  defined),   (d)  the   incurrence  of
                            indebtedness  and issuance of preferred stock by the
                            Company  or its  Restricted  Subsidiaries,  (e)  the
                            issuance  of  Equity  Interests  (as  defined)  by a
                            Restricted Subsidiary,  (f) the payment of dividends
                            on  the  capital   stock  of  the  Company  and  the
                            purchase,  redemption  or  retirement of the capital
                            stock or  subordinated  indebtedness of the Company,
                            (g) certain  transactions  with affiliates,  (h) the
                            incurrence of senior  subordinated  debt (i) certain
                            consolidations  and  mergers.   The  Indenture  also
                            prohibits certain restrictions on distributions from Restricted Subsidiaries. All of these limitations and prohibitions, however, are subject to a number of important qualifications. See "Description of Exchange Notes-Certain Covenants."



TRUSTEE..................   United  States  Trust  Company  of New York.  Except
                            during the  continuance of an Event of Default,  the
                            Trustee   will  perform  only  such  duties  as  are
                            specifically set forth in the Indenture. If an Event
                            of Default occurs and is continuing,  the Trustee or
                            the holders of at least 25% in  principal  amount of
                            the  outstanding   Senior   Subordinated  Notes  may
                            declare the Accreted Value of and accrued but unpaid interest, if any, on all the Exchange Notes to be due and payable.

     For additional information regarding the Exchange Notes, see "Description of Exchange Notes."

                                  RISK FACTORS

     Holders of the Notes should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in this Prospectus prior to tendering their Notes in the Exchange Offer.

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA



     The following table contains summary historical and unaudited pro forma consolidated financial information with respect to the Company. The summary historical consolidated financial data has been derived from the historical consolidated financial statements of the Company, including the Consolidated Financial Statements of the Company for the three fiscal years ended December 31, 1996 included elsewhere in this Prospectus, which have been audited by Arthur Andersen LLP, independent public accountants. The consolidated financial data for the six months ended June 30, 1996 and June 29, 1997 have been derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Company. The summary unaudited pro forma financial information has been derived from the unaudited pro forma financial information set forth under "Pro Forma Consolidated Financial Data" and gives pro forma effect to the Transactions, including the Notes Offering, the Philadelphia Acquisition, the DC Acquisition, the Existing Notes Exchange and the Related Adjustments for the fiscal year ended December 31, 1996 and the six months ended June 29, 1997. The summary historical and pro forma consolidated financial information are unaudited, and should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," "Pro Forma Consolidated Financial Data" and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The summary unaudited pro forma consolidated financial information does not purport to represent what the Company's results of operations or financial condition would actually have been had the Transactions occurred on the dates indicated therein or to project the Company's results of operations or financial condition for any future period or date.





                                                              HISTORICAL(A)
                                         --------------------------------------------------------
                                                            FISCAL YEAR ENDED
                                         --------------------------------------------------------
                                          DEC. 27,   DEC. 26,   DEC. 25,   DEC. 31,    DEC. 31,
                                            1992       1993       1994       1995        1996
                                         ---------- ---------- ---------- ---------- ------------
                                                          (DOLLARS IN THOUSANDS)

STATEMENT OF OPERATIONS:
Net broadcast revenues(b), (c) .........  $10,833   $11,638     $15,541   $21,455    $  23,702
Station operating expenses  ............    6,036     6,972       8,506    11,736       13,927
Corporate expenses(d) ..................      553       683       1,128     1,995        1,793
Depreciation and amortization  .........    2,299     1,756       2,027     3,912        4,262
                                          -------   --------    -------   --------   ----------
 Operating income (loss) ...............    1,945     2,227       3,880     3,812        3,720
Interest expense(b), (e) ...............    1,890     1,983       2,665     5,289        7,252
Other (income) expenses, net   .........      (72)        -         (38)      (89)          77
Income tax expense(f) ..................        -        92          30         -            -
                                          -------   --------    -------   --------   ----------
Income (loss) before extraordinary
  item .................................  $   127   $   152     $ 1,223   $(1,388)   $  (3,609)
                                          =======   ========    =======   ========   ==========
OTHER DATA:
Broadcast cash flow(g)   ...............  $ 4,797   $ 4,666     $ 7,035   $ 9,719    $   9,775
Broadcast cash flow margin(h)  .........     44.3%     40.1%       45.3%     45.3%        41.2%
EBITDA(i) ..............................  $ 4,244   $ 3,983     $ 5,907   $ 7,724    $   7,982
Cash interest(j)   .....................    1,909     1,946       2,356     5,103        4,815
Capital expenditures(k)  ...............      708       212         639       224          251
Ratio of earnings to fixed charges(l)         1.1x      1.1x        1.5x        -            -
Ratio of total debt to EBITDA(m)  ......
Ratio of EBITDA to interest expense(n)
Ratio of EBITDA to cash interest(n)  ...
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents   ............                                             $   1,708
Working capital(o) .....................                                                   771
Intangible assets, net   ...............                                                39,358
Total assets ...........................                                                51,777
Debt, including current portion and de-
 ferred interest(l)                                                                     64,939
Senior Cumulative Redeemable Pre-
 ferred Stock                                                                                -
Total stockholders' equity (deficit) ...                                               (15,003)






                                                                     PRO FORMA    PRO FORMA
                                                                   ------------- ------------
                                                                                     SIX
                                                                    FISCAL YEAR     MONTHS
                                             SIX MONTHS ENDED          ENDED        ENDED
                                         ------------------------- ------------- ------------
                                           JUNE 30,     JUNE 29,     DEC. 31,      JUNE 29,
                                             1996       1997(B)        1996          1997
                                         ------------ ------------ ------------- ------------
                                                (UNAUDITED)               (UNAUDITED)

STATEMENT OF OPERATIONS:
Net broadcast revenues(b), (c) ......... $  10,847    $  13,236      $ 27,974    $  14,150
Station operating expenses  ............     6,805        8,592        16,737        9,245
Corporate expenses(d) ..................       620        1,080         1,793        1,080
Depreciation and amortization  .........     2,225        2,366         7,665        3,541
                                         ----------   ----------     --------    ----------
 Operating income (loss) ...............     1,197        1,198         1,779          284
Interest expense(b), (e) ...............     3,614        4,195        10,108        4,989
Other (income) expenses, net   .........       (54)        (107)          (48)        (107)
Income tax expense(f) ..................         -            -             -            -
                                         ----------   ----------     --------    ----------
Income (loss) before extraordinary
  item                                   $  (2,363)   $  (2,890)     $ (8,281)   $  (4,598)
                                         ==========   ==========     ========    ==========
OTHER DATA:
Broadcast cash flow(g)   ............... $   4,042    $   4,644      $ 11,237    $   4,905
Broadcast cash flow margin(h)  .........      37.3%        35.1%         40.2%        34.7%
EBITDA(i) .............................. $   3,422    $   3,564      $  9,444    $   3,825
Cash interest(j)   .....................     1,706        1,480         6,365        3,181
Capital expenditures(k)  ...............       108          664         1,551        1,499
Ratio of earnings to fixed charges(l)            -            -             -            -
Ratio of total debt to EBITDA(m)  ......                                  8.2x
Ratio of EBITDA to interest expense(n)                                    1.0x
Ratio of EBITDA to cash interest(n)  ...                                  1.6x
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents   ............ $   1,592    $   8,782                  $   8,782
Working capital(o) .....................     4,799       13,597                     13,535
Intangible assets, net   ...............    40,420       57,183                     60,996
Total assets ...........................    52,418       77,296                     81,109
Debt, including current portion and de-
 ferred interest(l)                         63,791       73,252                     77,002
Senior Cumulative Redeemable Pre-
 ferred Stock                                    -       20,931                     20,931
Total stockholders' equity (deficit) ...   (13,757)     (19,877)                   (19,877)

(footnotes relate to previous page)
----------


(a) Year-to-year comparisons are significantly affected by the timing of the Company's acquisition of various radio stations during the periods covered. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and note (j) below. Prior to the fiscal year ended December 31, 1996, the Company's accounting reporting period was based on a fifty-two/fifty-three week period ending on the last Sunday of each calendar year. During 1996, the Company elected to end its fiscal year on December 31 of each year.

(b) Includes $271,000 related to the LMA under which the Company began to operate WPHI-FM on February 8, 1997.

(c) Net broadcast revenues are gross revenues less agency commissions. Net broadcast revenues include historical broadcast revenues of each radio station acquired (or to be acquired, in the case of pro forma data) from the date of acquisition (or assumed date of acquisition, in the case of pro forma data) and do not reflect the impact of any changes or planned changes to programming formats at such acquired radio stations.

(d) Corporate expenses include all expenses incurred which are not associated with or attributable to the operations of any individual radio station, including compensation and benefits paid to senior management, rent of corporate offices, general liability and keyman life insurance, professional fees, and travel and entertainment expenses.

(e) Interest expense includes non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs. The calculation of pro forma interest expense is based on a yield to maturity of 12% per annum (computed on a semi-annual bond equivalent basis), including cash interest payable at 7% per annum on the principal amount during the first three years and cash interest payable at 12% per annum thereafter.

(f) Effective January 1, 1996, the Company elected to be treated as an S Corporation for U.S. federal and state income tax purposes and, therefore, it generally has not been subject to income tax at the corporate level since that date. In connection with the consummation of the Existing Notes Exchange, the Company's S Corporation status was terminated.


(g) Broadcast cash flow means EBITDA before corporate expenses. Although broadcast cash flow is not calculated in accordance with generally accepted accounting principles ("GAAP"), it is widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Broadcast cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Pro Forma broadcast cash flow for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997, without including activities relating to the DC Acquisition in light of the Company's intent to hold all the assets acquired in the DC Acquisition in Newco a wholly owned subsidiary of the Company which would be designated as a Unrestricted Subsidiary, are $10.4 million and $4.6 million, repectively.

(h) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenues.

(i) EBITDA means operating income (loss) before depreciation and amortization. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income (loss), cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Pro Forma EBITDA for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997, without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary, are $8.7 million and 3.5 million, respectively.

(j) Cash interest is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period. The calculation of pro forma cash interest utilizes the interest rates applicable to the Notes: 7% per annum on the aggregate principal amount of the Notes during the period presented, which aggregate principal amount is based on a yield to maturity of 12% per annum (computed on a semi-annual bond equivalent basis), including cash interest payable at 7% per annum on the principal amount during the first three years and cash interest payable at 12% per annum thereafter. Pro Forma cash interest for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997 without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary, are $6.0 million and $3.0 million, respectively.

(k) Excludes capital expenditures in connection with all radio station acquisitions by the Company which occurred during the periods presented including: (i) WWIN-FM and WWIN-AM acquired in January 1992 for total consideration of approximately $4.7 million, (ii) WERQ-FM and WOLB-AM (previously WERQ-AM) acquired in September 1993 for total consideration of approximately $9.0 million and (iii) WKYS-FM acquired in June 1995 for total consideration of approximately $34.4 million.

(l) For purposes of this calculation, earnings consist of net income (loss) before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs, and the component of rental expense believed by management to be representative of the interest factor thereon. Pro Forma ratio of earnings to fixed charges for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997 would remain less than 1.0x without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary. Earnings were insufficient to cover fixed charges for the fiscal years ended December 31, 1995 and 1996 and for the six months ended June 30, 1996 and June 29, 1997 by approximately $1.4 million, $3.6 million, $2.4 million and $2.9 million, respectively, and on a pro forma basis for the year ended December 31, 1996 and for the six months ended June 29, 1997 by approximately $8.3 million and $4.6 million, respectively.

(m) Debt means long-term indebtedness, including the current portion thereof and deferred interest, net of unamortized discount on such indebtedness. The Pro Forma ratio of total debt to EBITDA for the fiscal year ended December 31, 1996, without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary is 8.5x.

(n) The pro forma ratio of EBITDA to interest expense and the pro forma ratio of EBITDA to cash interest for the fiscal year ended December 31, 1996, excluding any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary; are 1.0x and 1.5x, repectively.


(o)  Working capital means current assets less current liabilities.

                                  RISK FACTORS

     In addition to the other information and data included in this Prospectus, the following factors should be considered carefully before tendering in the Exchange Offer.

LEVERAGE AND DEBT SERVICE; REFINANCING REQUIRED


     The Company incurred significant debt in connection with the Transactions. As of December 31, 1996, after giving pro forma effect to the Transactions, the Company would have had outstanding indebtedness of approximately $75.0 million, Senior Preferred Stock with an aggregate liquidation value of $20.5 million and stockholders' deficit of approximately $19.0 million. For the year ended December 31, 1996 and for the six months ended June 29, 1997, after giving pro forma effect to the Transactions, the Company's earnings would have been inadequate to cover fixed charges by approximately $8.3 million and $4.6 million, respectively. See "Pro Forma Consolidated Financial Data" and "Selected Historical Consolidated Financial Data." The Company's highly leveraged financial position poses substantial risks to holders of the Exchange Notes, including the risks that: (i) a substantial portion of the Company's cash flow from operations is required to be dedicated to the payment of interest on the Exchange Notes and the payment of principal and interest under any Senior Debt;
(ii) the Company's highly leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes, including acquisitions; and (iii) the Company's highly leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company believes that, based on its current level of operations, it will have sufficient capital to carry on its business and will be able to make the scheduled cash interest payments on the Exchange Notes and meet its other obligations and commitments. However, there can be no assurance that the future cash flow of the Company will be sufficient to make the scheduled cash interest payments of the Exchange Notes and meet the Company's other obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to make the scheduled cash interest payments on the Exchange Notes and to meet its other obligations and commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations, or seeking to raise additional debt or equity capital. Furthermore, the Company believes it will be necessary to refinance the Exchange Notes at or prior to the scheduled maturity date in 2004. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. In addition, the terms of existing or future debt agreements, including the Indenture, may prohibit the Company from adopting any of these alternatives. In addition, the Company does not have sufficient funds available to purchase all of the outstanding Exchange Notes were they to be tendered in response to an offer made as a result of a Change of Control, and certain provisions of the agreements which may govern Senior Debt may restrict such purchase. See "Management's Discussion and Analysis of Results of Operations and Financial Condition-Liquidity and Capital Resources," and "Description of Exchange Notes."

SUBORDINATION OF EXCHANGE NOTES

     The Exchange Notes will be unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt of the Company. In the event of a bankruptcy, liquidation, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Debt of the Company has been paid in full, and, as a result, there may not be sufficient assets remaining to pay amounts due on the Exchange Notes. In the event of a payment default with respect to any Senior Debt of the Company, no payments may be made on account of principal, premium, if any, or interest on the Exchange Notes until such default has been cured or waived. In addition, under certain circumstances, no payments may be made for a specified period with respect to principal, premium, if any, or interest on the Exchange Notes if certain non-payment defaults exist with respect to certain Senior Debt of the Company. See "Description of Exchange Notes."

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the continued services of its senior management team including, in particular, Ms. Catherine L. Hughes and her son, Mr. Alfred C. Liggins, III. Although the Company believes it can adequately replace key employees in an orderly fashion should the need arise, there can be no assurance that the loss of such key personnel would not have a material adverse effect on the Company. The Company maintains key man life insurance for, and anticipates entering into employment contracts with, Ms. Hughes and Mr. Liggins. See "Management."

CONTROLLING STOCKHOLDERS

     Ms. Catherine L. Hughes and her son, Mr. Alfred C. Liggins, III, collectively hold approximately 99.3% of the outstanding voting power of the Company's capital stock and thus have the voting power to control all matters submitted for a vote to the stockholders of the Company. Such control may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company. However, certain investors in the Company hold the Warrants (as defined) which entitle them to acquire approximately 51.5% of the voting power of the Company on a fully-diluted basis, and thus to control matters requiring a majority vote, subject to FCC approval. The exercise by the holders of their Warrants will not, in and of itself, constitute a Change of Control under the Indenture. Additionally, subject to the terms of the Standstill Agreement (as defined) which the Company entered into with the Trustee (as defined) on behalf of the holders of the Senior Subordinated Notes, and the Bank in connection with the New Credit Facility (as defined), each of the Preferred Stockholders' Agreement (as defined) and the Warrantholders' Agreement (as defined) will give the holders of a majority of the outstanding shares of Senior Preferred Stock the right to cause either the sale of the entire business of the Company or to refinance and to repay the New Credit Facility, if entered into by the Company, the Exchange Notes, the Senior Preferred Stock and the Warrants and other equity interests of the Company, upon the breach by the Company of certain of its obligations under the agreements governing the Senior Preferred Stock and the Warrants.

RESTRICTIONS IMPOSED BY THE PREFERRED STOCKHOLDERS' AGREEMENT

     The Preferred Stockholders' Agreement contains various covenants which restrict the Company's ability to, among other things, incur indebtedness for borrowed money or liens, sell a material portion of its assets, merge or acquire additional businesses, make loans to or investments in others, enter into sale-leaseback transactions, amend its certificate of incorporation or bylaws, change its accounting policies, engage in affiliate transactions, declare or pay dividends or sell or issue capital stock. Generally, compliance with the terms of the Preferred Stockholders' Agreement may be waived by the holders of a majority of the outstanding shares of Senior Preferred Stock. However, any amendments to the covenants regarding the prohibition on mergers and acquisitions of additional businesses or the distribution, redemption or issuance of capital stock will require the consent of the holders of at least eighty percent of the outstanding shares of Senior Preferred Stock. These restrictions severely limit the ability of the Company to take various actions without the consent of the holders of a requisite percentage of the outstanding shares of Senior Preferred Stock. In addition, if the Company fails to comply with such covenants, the dividend rate payable by the Company with respect to the Senior Preferred Stock will, at the election of the holders of a majority of the outstanding shares of the Senior Preferred Stock, increase to 18% per annum (except in certain specified circumstances). Furthermore, if certain material covenants are violated, the holders of a majority of the outstanding shares of Senior Preferred Stock will have the right, subject to the terms of the Standstill Agreement, to cause the Company to enter into a signed agreement for the sale of the Company or the assets thereof or a signed financing commitment letter with an institutional lender providing for funds sufficient to repay, in order of seniority, the New Credit Facility, the Exchange Notes, the Senior Preferred Stock and the value of the Warrants, and close such transaction upon FCC approval. See "Description of Capital Stock-Senior Preferred Stock."

RESTRICTIONS IMPOSED BY THE NEW CREDIT FACILITY; PLEDGE OF ASSETS

     Assuming the Company enters into the New Credit Facility, the New Credit Facility will contain certain financial and other covenants, including the maintenance of certain financial tests and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends and transactions with affiliates. In addition, the New Credit Facility, if entered into by the Company, will provide for various events of default including an event of default upon the occurrence of a change of control. These covenants would limit the operating flexibility of the Company, and a failure to comply with the covenants included in the New Credit Facility would generally result in an event of default thereunder, permitting holders of the indebtedness thereunder to accelerate the maturity and to foreclose upon the collateral securing such indebtedness. Under any such circumstances, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations, including its obligations on the Exchange Notes. See "Certain Indebtedness-New Credit Facility."

     The obligations of the Company and the Subsidiary Guarantors under the New Credit Facility, if entered into by the Company, are expected to be secured by a first priority perfected security interest in: (i) all of the Common Stock of the Company and its direct and indirect Subsidiaries (subject to certain exceptions), including all Warrants or options and other similar securities to purchase such securities and (ii) substantially all of the assets of the Company and its direct and indirect Subsidiaries (subject to certain exceptions) including, without limitation, any and all licenses of the Company and its direct and indirect Subsidiaries (subject to certain exceptions) issued by the Federal Communications Commission (the "FCC") to the maximum extent permitted by law. See "Certain Indebtedness-New Credit Facility." If the Company becomes insolvent or is liquidated or if the indebtedness, if any, under the New Credit Facility is accelerated, the lenders under the New Credit Facility would be entitled to payment in full prior to any payment to holders of the Exchange Notes. In such event, it is possible that there would be no assets remaining from which claims of the holders of Exchange Notes could be satisfied or, if any assets remained, such assets might be insufficient to fully satisfy such claims.

POTENTIAL CONFLICTS OF INTEREST



     Mr. Liggins, who is the Chief Executive Officer and President of the Company, is also the President of Radio One of Atlanta, Inc. ("ROA"), which owns and operates one radio station in Atlanta and has a minority interest in Dogwood Communications, Inc. ("Dogwood"). Dogwood holds a construction permit for another radio station in the Atlanta area. Mr. Liggins has voting control of ROA and owns approximately 47.0% of its outstanding capital stock. Mr. Liggins' involvement with ROA may from time to time give rise to conflicts of interest between ROA and the Company and may give rise to conflicting obligations for Mr. Liggins. Such conflicts of interest could arise with respect to business dealings between ROA and the Company, including potential acquisitions of businesses or properties. The Company's board of directors will form an audit committee of the board, two of the members of which will be directors who are not employees of the Company. The audit committee will address certain potential conflicts of interest and conflicting obligations that may arise with respect to Mr. Liggins. In addition to Mr. Liggins' involvement with ROA, the Company's Vice President of Programming is employed by ROA and programs ROA's radio station. The Company also provides certain corporate services to ROA including accounting, financial and strategic planning, other general management services and programming services to ROA pursuant to a management agreement. In exchange for such corporate services, the Company is paid an annual management fee of $100,000 and is reimbursed for all of its out-of-pocket expenses incurred in connection with the performance of such corporate services. Alta Subordinated Debt Partners III, L.P. ("Alta") and Syncom are holders of the approximately 34.5% and 6.5%, respectively, of the outstanding shares of the Senior Preferred Stock, and are holders of Warrants, which upon exercise entitle them to purchase for nominal consideration approximately 10.3% and 12.7%, respectively, of the outstanding shares of the Company's Class A Common Stock on a fully diluted basis. Alta and Syndicated Communications Venture Partners II, L.P., an affiliate of Syncom ("Syncom Venture"), hold approximately 15.0% and 24.0%, respectively, of the outstanding shares of Class A Common Stock of ROA, are each entitled to elect a director to ROA's board of directors and are also holders of certain indebtedness of ROA. See "Principal Stockholders." The employment of the Company's Vice President of Programming by ROA, the Company's management agreement with ROA and Alta's and Syncom Venture's significant interests in ROA may also give rise to conflicts of interest and conflicting obligations particularly in terms of reducing the amount of time certain resources are available to the Company. Additionally, a corporation ("Newco II") recently formed at the direction of Mr. Liggins has entered into a binding letter of intent with respect to the acquisition of certain radio stations in the State of Michigan. Although Newco II may become a wholly owned subsidiary of the Company or assign its rights under such letter of intent to the Company, there can be no assurance that Newco II will assign its rights under such letter of intent to the Company, or that Newco II will become a subsidiary of the Company or that if Newco II becomes a subsidiary of the Company that it will not constitute an Unrestricted Subsidiary. See "Certain Transactions-Newco II Acquisition." Although the Company does not believe any conflicts of interest or conflicting obligations will adversely affect the Company's operations, there can be no assurance that the Company's operations will not be adversely affected or that any present or future conflicts of interest or conflicting obligations will be resolved in favor of the Company. See "Certain Transactions-Radio One of Atlanta, Inc." In addition, there can be no assurance that Mr. Liggins will not seek, either individually or together with Alta, Syncom, Syncom Venture or other holders of Common Stock, Warrants or Senior Preferred Stock, to acquire additional radio stations in the future through entities other than the Company or its Restricted Subsidiaries.


CONSUMMATION OF THE DC ACQUISITION

     The Company's amended letter of intent with respect to the DC Acquisition is non-binding and the consummation of the DC Acquisition is not a condition to the consummation of the Exchange Offer. Pursuant to the terms of the amended letter of intent, the Company and the seller of WYCB-AM have agreed that the Company will form an Unrestricted Subsidiary (as defined) (upon the formation of such Unrestricted Subsidiary, "Newco") to acquire all of the outstanding stock of Broadcast Holdings, Inc. ("Broadcast Holdings"), the company that currently owns and operates WYCB-AM. The purchase price payable in the DC Acquisition will consist of a note issued by Newco in the original principal amount of $3,750,000 (the "Newco Note") which will be secured by a pledge of the stock of Broadcast Holdings and, through a guarantee of Broadcast Holdings, by substantially all of the assets of WYCB-AM. Interest on the Newco Note will accrue at the rate of 13% per annum, payable quarterly in cash on the basis of 10% per annum, with the balance thereof (3% per annum) to be accrued from the date of issuance of the Newco Note and compounded quarterly. The outstanding principal amount of the Newco Note together with all accrued and unpaid interest thereon will be payable on the third anniversary of the date of issuance of the Newco Note. In addition, in consideration of the payment of $100, the Company will issue a warrant to the seller which would be exercisable for shares of the Senior Preferred Stock having an aggregate liquidation value of up to $4,000,000 (the "WYCB Warrant"). The WYCB Warrant will only be exerciseable if, and then only to the extent that, after a default on the Newco Note, the proceeds from any foreclosure or other action taken by the holder of the Newco Note with respect to the collateral securing the Newco Note are insufficient to cover the full amount due under the Newco Note. Any such deficiency will be extinguished upon exercise of the WYCB Warrant. The Company may enter into an LMA with Broadcast Holdings prior to closing on terms satisfactory to the parties thereto and with Newco after such closing. The amended letter of intent has been amended on various occasions to extend the expiration date thereof. Pursuant to an oral agreement among the parties thereto, the amended letter of intent will now expire on October 15, 1997. In addition, the non-binding letter of intent provides for liquidated damages of $100,000 payable by the Company should the Company materially breach the definitive acquisition agreement when, and if, entered into by the Company. If the DC Acquisition is consummated on such terms, the indebtedness evidenced by the Newco Note, and any other Unrestricted Subsidiary Indebtedness of Newco, would be effectively senior to the Exchange Notes. See "Pro Forma Consolidated Financial Data."

EXPANSION THROUGH ACQUISITIONS


     The Company intends to continue to pursue the acquisition of additional radio stations. Acquisitions of radio stations are subject to FCC approval and the FCC limits the number and location of broadcasting properties that any one person or entity (including its affiliates) may own. The market to purchase radio stations is highly competitive, and many other potential acquirors have greater resources than the Company available to effect such acquisitions. Accordingly, there can be no assurance that the Company will be able to make future acquisitions at prices acceptable to the Company. In addition, rapidly growing businesses frequently experience unforeseen expenses and delays in
completing   acquisitions,   as  well  as  difficulties  and   complications  in
integrating the acquired operations without disruption in the overall operations. As a result, acquisitions could adversely affect the Company's operating results in the short term as a result of several factors, including increased capital requirements. In addition, there can be no assurance that the Company will have the resources necessary to acquire additional radio stations. See "-Leverage and Debt Service; Refinancing Required."

COMPETITION

     The financial success of each of the Company's radio stations depends, to a significant degree, upon its audience share, its share of the overall radio advertising revenue within a specific market and the economic health of that market. Audience share and advertising revenue of the Company's individual radio stations are subject to change, and any adverse change in a particular market could have a material adverse effect on the total revenue and broadcast cash flow of the Company. The Company's radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations and with other media within their respective markets. While the Company already competes with other radio stations with comparable programming formats in each of its markets, if another radio station in the market were to convert its programming format to a format similar to one of the Company's radio stations, if a new radio station were to adopt a competitive format or if an existing competitor were to strengthen its operations, the Company's radio stations could suffer a reduction in audience share and/or advertising revenue and could require increased promotion and other expenses. In addition, certain of the Company's radio stations compete, and in the future other radio stations of the Company may compete, with radio station clusters operated by a single operator. There can be no assurance that the Company's radio stations will be able to maintain or increase their current audience shares and radio advertising revenue. See "Business-Competition."

     Radio broadcasting is also subject to competition from new media technologies that may be or are being developed or have been introduced, such as the delivery of audio programming through cable television wires or the introduction of digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple audio programming formats to local and national audiences. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry or on the Company. See "Business-Federal Regulation of Radio Broadcasting."

EFFECTS OF CHANGES IN THE RADIO BROADCASTING INDUSTRY

     The profitability of the Company's radio stations is subject to various factors which influence the radio broadcasting industry as a whole. The Company's radio stations may be affected by changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, proposals to limit the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance radio station acquisitions and operations. The Company cannot predict which, if any, of these factors might have a significant impact on the radio broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these events might have on the Company's operations.

GOVERNMENT REGULATION


     Each of the Company's radio stations operates pursuant to one or more licenses issued by the FCC that have a maximum term of eight years prior to renewal. The Company's radio operating licenses expire at various times from August 1, 1998 to October 1, 2003, except that the license for WOL-AM expired on October 1, 1995. The Company's timely filing of a license renewal application has automatically extended the license term of WOL-AM until the FCC takes action on the Company's renewal application. Although the Company may apply to renew its FCC licenses, third parties may challenge the Company's renewal applications. Except for a complaint filed against WOL-AM, the Company is not aware of any facts or circumstances that would prevent the Company from having its current licenses renewed. Action on the renewal application for WOL-AM remains pending and has apparently been delayed due to the processing by the FCC of a pending complaint against WOL-AM alleging that programming material broadcast on the radio station was indecent and obscene. It is unlikely that such a complaint would result in a denial of the renewal application. Rather, it is most likely that the renewal application will be granted and that the complaint will be resolved by the FCC with a minor sanction, if any, against WOL-AM. If a sanction is imposed, the Company expects that WOL-AM would receive at most a small fine. If, as the Company expects, the WOL-AM license renewal application is renewed without a sanction greater than a monetary fine, such renewal of the license and broadcast auxiliary licenses would be for a license term ending no earlier than October 1, 2003. However, there can be no assurance that any of the Company's radio station licenses will be renewed. See "Business-Federal Regulation of Radio Broadcasting." In addition, if the Company or any of its stockholders, officers or directors violates the FCC's rules and regulations or the Communications Act of 1934, as amended (the "Communications Act"), or is convicted of a felony, the FCC may in response to a petition from a third party or on its own motion, in its discretion, commence a proceeding to impose sanctions upon the Company which would involve the imposition of monetary penalties, the revocation of the Company's broadcast licenses or other sanctions. If the FCC were to issue an order denying a license renewal application or revoking a license, the Company would be required to cease operating the radio station subject to the license only after the Company had exhausted administrative review without success.

     The radio broadcasting industry is subject to extensive and changing regulation. Among other things, the Communications Act and FCC rules and policies limit the number of broadcasting properties that any person or entity may own (directly or by attribution) in any market and require FCC approval for transfers of control of FCC licensees and assignments of FCC licenses. The filing of petitions or complaints against the Company or other FCC licensees could result in the FCC delaying the grant of, or refusing to grant, its consent to the assignment or transfer of licenses to or from an FCC licensee. In certain circumstances, the Communications Act and FCC rules will operate to impose limitations on non-U.S. ownership and voting of the capital stock of the Company. See "Business-Federal Regulation of Radio Broadcasting."

     Under various federal, state and local environmental laws, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The Company believes it is in substantial compliance with all existing laws and regulations and has obtained or applied for the necessary permits to conduct its business.

ANTITRUST MATTERS

     An  important  element  of  the  Company's  growth  strategy  involves  the acquisition of additional radio stations. Following the passage of the Telecommunications Act of 1996, the Antitrust Division of the Department of Justice (the "Antitrust Division") has become more aggressive in reviewing proposed acquisitions of radio stations and radio station networks which would otherwise comply with the FCC's ownership limitations, particularly in instances where the proposed acquiror already owns one or more radio stations in a particular market and the acquisition involves another radio station in the same market. Recently, the Antitrust Division has obtained consent decrees requiring an acquiror to dispose of at least one radio station in a particular market where the acquisition (which otherwise complied with the FCC's ownership limitations) would have resulted in a concentration of market share by the acquiror. In that case, it was unclear whether the post-acquisition concentration of combined market share or combined advertising revenues of the acquiror was the factor which caused the Antitrust Division to require divestiture. Additionally, any radio station acquisitions by the Company are potentially subject to review by the Federal Trade Commission (the "FTC"). There can be no assurance that the Antitrust Division or the FTC will not seek to bar the Company from acquiring additional radio stations in a market where the Company's existing radio stations already have a significant market share.

SEASONALITY OF BUSINESS

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures by local and national advertisers. The Company's first fiscal quarter generally produces the lowest revenue for the year.

FRAUDULENT TRANSFER STATUTES

     The incurrence by the Company and the Subsidiary Guarantors of indebtedness such as the Notes, the Exchange Notes and the Guarantees to finance the Transactions may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company or the Subsidiary Guarantors. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either (a) the Company or the Subsidiary Guarantors incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Company or the Subsidiary Guarantors received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or was rendered insolvent by reason of such transactions, (ii) was engaged in a business or transaction for which the assets remaining with the Company or the Subsidiary Guarantors constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company or the Subsidiary Guarantors, as the case may be, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Company's or the Subsidiary Guarantors', as the case may be, creditors or take other action detrimental to the holders of such indebtedness.

     The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all of its liabilities, including contingent liabilities, were greater than the value of all of its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debts, including contingent liabilities, as they become absolute and matured.

     There can be no assurance as to what standard a court would apply in order to determine solvency. To the extent that proceeds from the sale of the Notes were used to finance the Transactions, a court may find that the Company or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented thereby. In addition, if a court were to find that any of the components of the Transactions constituted a fraudulent transfer, to the extent that the proceeds from the sale of the Notes were used to finance such Transactions, a court may find that the Company or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Notes or the Guarantees, as the case may be. Pursuant to the terms of the Guarantees, the liability of each Subsidiary Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

     Each of the Company and the Subsidiary Guarantors believes that it received or will receive equivalent value at the time the indebtedness under the Notes, the Exchange Notes and the Guarantees was or is incurred. In addition, neither the Company nor the Subsidiary Guarantors believes that it, after giving effect to the Transactions, (i) was insolvent or rendered insolvent, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's operating history and analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Subsidiary Guarantors at the time of the Notes Offering. There can be no assurance, however, that a court passing on these issues would make the same determination.

ABSENCE OF PUBLIC MARKET

     Prior to the Exchange Offer, there has not been any public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Notes (other than any such holder that is an affiliate of the company within the meaning of Rule 405 under the Securities
Act) who are not eligible to participate in the

Exchange Offer are entitled to certain registration rights, and the Company may be required to file a Shelf Registration Statement with respect to such Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The Initial Purchasers of the Notes currently make a market in the Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

     If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financing condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

                                THE TRANSACTIONS


ACQUISITIONS

     Philadelphia Acquisition

     In December 1996, the Company entered into an agreement to acquire the assets of WPHI-FM in Philadelphia for a total consideration of $20.0 million, subject to certain closing adjustments, and deposited $1.0 million in escrow to be applied toward the purchase price. On February 4, 1997 and March 27, 1997, the FCC issued approvals for the transfer of the FCC license for WPHI-FM to an entity controlled by the Company. On February 8, 1997, the Company entered into an LMA with the then-owner of WPHI-FM, and the radio station's programming format was converted from Modern Rock to Young Urban Contemporary, targeting 18 to 34-year-old African-Americans. The LMA allowed the Company to program WPHI-FM 24 hours a day, seven days a week, and continued in effect until the consummation of the Philadelphia Acquisition on May 19, 1997. On March 28, 1997, the Company released the $1.0 million deposit from escrow to the then-current owner simultaneously with the execution of closing documents related to the Philadelphia Acquisition by the Company and the then-current owner, which were held in escrow. On April 18,1997, the Company made a non-refundable $600,000 prepayment of the $20.0 million total consideration for the Philadelphia
Acquisition. On May 19, 1997 the closing documents for the Philadelphia Acquisition were released and became effective simultaneously with the payment of approximately $18.7 million (the remaining portion of the purchase price and certain payments due under the related LMA). WPHI-FM is licensed as a Class A facility and is permitted to operate at the equivalent of 3,000 watts at 100 meters. The radio station broadcasts from a 1,000 foot tower at a tower farm in north Philadelphia. Although WPHI-FM is a lower powered radio station, the Company believes it adequately reaches at least 90% of the African-Americans in the Philadelphia market.

     DC Acquisition


     In March 1997, the Company entered into a binding letter of intent to acquire the stock of the corporation holding WYCB-AM, currently Washington, D.C.'s top-rated Gospel radio station, for a total consideration of $4.0 million, subject to certain closing adjustments, which is approximately 5.1 times proforma broadcast cash flow for the year ended December 31, 1996. This letter of intent expired by its terms. On July 1, 1997, the Company and the seller of WYCB-AM entered into an amendment to this letter of intent pursuant to which the Company and the seller have agreed, among other things to negotiate in good faith the form of the total consideration (i.e., cash, notes or a combination thereof), to recast the letter of intent as non-binding, and to terminate the prohibition on solicitation or negotiation by the seller with prospective purchasers other than the Company. On July 31, 1997, the Company and the seller of WYCB-AM amended the letter of intent again and agreed that the Company will form an Unrestricted Subsidiary (as defined) (upon the formation of such Unrestricted Subsidiary, "Newco") to acquire all of the outstanding stock of Broadcast Holdings, Inc. ("Broadcast Holdings"), the company that currently owns and operates WYCB-AM. The purchase price payable in the DC Acquisition will consist of a note issued by Newco in the original principal amount of $3,750,000 (the "Newco Note") which will be secured by a pledge of the stock of Broadcast Holdings and, through a guarantee of Broadcast Holdings, by substantially all of the assets of WYCB-AM. Interest on the Newco Note will accrue at the rate of 13% per annum, payable quarterly in cash on the basis of 10% per annum, with the balance thereof (3% per annum) to be accrued from the date of issuance of the Newco Note and compounded quarterly. The outstanding principal amount of the Newco Note together with all accrued and unpaid interest thereon will be payable on the third anniversary of the date of issuance of the Newco Note. In addition, in consideration of the payment of $100, the Company will issue a warrant to the seller which would be exerciseable for shares of the Senior Preferred Stock having an aggregate liquidation value of up to $4,000,000 (the "WYCB Warrant"). The WYCB Warrant will only be exerciseable if, and then only to the extent that, after a default on the Newco Note, the proceeds from any foreclosure or other action taken by the holder of the Newco Note with respect to the collateral securing the Newco Note are insufficient to cover the full amount due under the Newco Note. Any such deficiency will be extinguished upon exercise of the WYCB Warrant. The Company may enter into an

LMA with Broadcast Holdings prior to closing on terms satisfactory to the parties thereto and with Newco after such closing. The amended letter of intent has been amended on various occasions to extend the expiration date thereof. Pursuant to an oral agreement among the parties thereto, the amended letter of intent will now expire on October 15, 1997. The DC Acquisition, if consummated, would expand the Company's coverage in an existing market and will permit the Company to target another segment of the African-American community in that market. See "Business-Acquisition Strategy." The DC Acquisition is contingent upon certain matters, including the execution of a definitive acquisition agreement and the receipt of final approval from the FCC for the transfer of the FCC license for WYCB-AM. In addition, such amended letter of intent provides for liquidated damages of $100,000 payable by the Company should the Company materially breach the definitive acquisition agreement when, and if, it is entered into by the Company. The Company anticipates completing the DC Acquisition in the fourth quarter of 1997. There can be no assurance of the consummation of the DC Acquisition, and if the DC Acquisition is consummated on such terms, the indebtedness evidenced by the Newco Note, and any other Unrestricted Subsidiary Indebtedness of Newco, would be effectively senior to the Exchange Notes. See "Risk Factors-Failure to Consummate the DC Acquisition."

EXISTING NOTES EXCHANGE

     On May 19, 1997, all of the holders of the Company's 15% Subordinated Promissory Notes due 2003 (together with any and all accrued interest thereon, the "Existing Notes") exchanged all of their Existing Notes for shares of Senior Preferred Stock (the "Existing Notes Exchange") pursuant to the Preferred Stockholders' Agreement (as defined). See "Description of Capital Stock-Senior Preferred Stock."

REFINANCING

     On May 19, 1997 the Company effected the following additional Transactions:
(i) the Notes Offering and (ii) the repayment of all outstanding obligations under the Company's "Existing Credit Facility.

     The Exchange Offer results in no sources or use of cash to the Company. The sources and uses of cash which occurred in connection with the closing of the Transactions on May 19, 1997 (assuming that the DC Acquisition was consummated for a total cash consideration as of such date) are set forth below (dollars in thousands):



                                                                      (DOLLARS IN THOUSANDS)
                                                                      -----------------------
   Repayment of Existing Credit Facility   ........................           $45,121
   Philadelphia Acquisition .......................................            18,686
   Estimated leasehold improvements and new equipment in respect of
     the Lanham Offices  ..........................................             1,300
   General purposes, including working capital   ..................             5,893
   Estimated fees and expenses ....................................             4,000
                                                                              --------
     Total   ......................................................           $75,000
                                                                              ========



                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The gross proceeds of $75.0 million from the issuance of the Notes on May 19, 1997 were used to: (i) repay all of the outstanding indebtedness under the Amended and Restated Credit Agreement, dated as of June 6, 1995, among Radio One, NationsBank of Texas, N.A., as agent and lender, and the other lenders named therein, as amended (the "Existing Credit Facility");
(ii) fund the balance of the total consideration in respect of the Philadelphia Acquisition and certain payments due under the related LMA; (iii) pay for the leasehold improvements and new equipment in respect of the Lanham Offices and other amounts associated with moving the Company's Washington, D.C. offices and studios; (iv) provide funding for other general purposes, including working capital; and (v) pay the related fees and expenses in connection with the consummation of the Transactions (other than expenses in connection with the DC Acquisition). See "The Transactions."

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 29, 1997 on an actual basis and on a pro forma basis after giving effect to the Transactions. The information in this table should be read in conjunction with "Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.



                                                                         AS OF JUNE 29, 1997
                                                                     ----------------------------
                                                                             (UNAUDITED)
                                                                                        PRO
                                                                       ACTUAL          FORMA
                                                                     ------------   -------------
                                                                        (DOLLARS IN THOUSANDS)
  Cash and cash equivalents   ....................................    $   8,782      $    8,782
                                                                      =========      ==========
  Total debt (including current portion and deferred interest):(a)
   Existing Credit Facility (b)  .................................    $       -      $        -
   12% Senior Subordinated Notes Due 2004 ........................       73,126          73,126
   Existing Notes ................................................            -               -
   Notes payable  ................................................          126       3,876 (d)
                                                                      ---------      ----------
     Total debt   ................................................       73,252          77,002
                                                                      ---------      ----------
  Senior Preferred Stock(c)   ....................................       20,931          20,931
                                                                      ---------      ----------
  Stockholders' equity (deficit):
   Common A Common Stock ($.01 par value, 1,000 shares autho-
     rized, 138.45 shares issued and outstanding)                             -               -
   Common B Common Stock ($.01 par value, 2,000 shares autho-
     rized, no shares issued and outstanding)                                 -               -
   Additional paid-in capital ....................................            -               -
   Accumulated earnings (deficit)   ..............................      (19,877)        (19,877)
                                                                      ---------      ----------
     Total stockholders' equity (deficit) ........................      (19,877)        (19,877)
                                                                      ---------      ----------
      Total capitalization .......................................    $  74,306      $   78,056
                                                                      =========      ==========


----------

(a) See Notes to the Consolidated Financial Statements of the Company for additional information regarding the components and terms of the Existing Credit Facility, the Existing Notes and notes payable.

(b) All indebtedness under the Existing Credit Facility was repaid concurrently with the consummation of the Notes Offering. See "Use of Proceeds."

(c) Consists of: (i) Series A 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share, of which 100,000 shares will be authorized and 83,200 shares would have been issued and outstanding, assuming the consummation of the Existing Notes Exchange as of March 30, 1997, and (ii) Series B 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share, of which 150,000 shares will be authorized and 121,980 shares would have been issued and outstanding, assuming the consummation of the Existing Notes Exchange as of March 30, 1997.


(d) Includes the Newco Note, a promissory note in the original principal amount of $3.75 million issued by Newco in consideration of all of the outstanding stock of the corporation holding WYCB-AM.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial statements (the "Pro Forma Consolidated Financial Statements") are based on the Consolidated Financial Statements of the Company included elsewhere in this Prospectus, adjusted to give effect to the Transactions, which include (i) this Exchange Offer, (ii) the Notes Offering, (iii) the Philadelphia Acquisition, (iv) the DC Acquisition, (v) the Existing Notes Exchange and (vi) the Related Adjustments. The Unaudited Pro Forma Consolidated Statement of Operations Data and Other Data gives effect to the Transactions as if they had occurred as of January 1, 1996, and the Unaudited Pro Forma Consolidated Balance Sheet gives effect to the Transactions as if they had occurred as of March 30, 1997. The Transactions are described in the accompanying notes to the Pro Forma Consolidated Financial Statements. The pro forma data are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Consolidated Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Transactions occurred on such dates or to project the Company's results of operations or financial condition for any future period or date. The Pro Forma Consolidated
Financial  Statements  should  be  read in  conjunction  with  the  Consolidated
Financial Statements of the Company and the historical consolidated financial statements of Jarad Broadcasting Company of Pennsylvania, Inc., the former owner of WPHI-FM, included elsewhere in this Prospectus, and "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     The Acquisition will be accounted for using the purchase method of accounting. After each of the Acquisitions, the total consideration of such acquisition has been or will be allocated to the tangible and intangible assets acquired and liabilities assumed, if any, based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Pro Forma Consolidated Financial Statements is preliminary as the Company believes further refinement is impractical at this time. However, the Company does not expect that the final allocation of such total consideration will materially differ from the preliminary allocations set forth herein.

     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER DATA

                                  FISCAL YEAR ENDED DECEMBER 31, 1996
                               ------------------------------------------
                                             PHILADELPHIA   PHILADELPHIA
                                RADIO ONE    ACQUISITION    ACQUISITION
                                HISTORICAL    HISTORICAL    ADJUSTMENTS
                               ------------ -------------- --------------
                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net broadcast revenues(a)     . $ 23,702       $2,856      $        -
Station operating expenses.       13,927        2,423             (72)(l)
Corporate expenses(b)   ......     1,793           14             (14)(m)
Depreciation and amortiza-
 tion                              4,262          270       2,815 (n)
                                --------       ------      -----------
Operating income  ............     3,720          149          (2,729)
Interest expense(c)  .........     7,252          339            (339)(o)
Other (income) expenses,
 net  ........................        77            -               -
Income tax expense (ben-
 efit)(d)                              -          (98)             98 (p)
                                --------       ------      -----------
Income (loss) before
 extraordinary item ..........  $ (3,609)      $  (92)     $   (2,488)
                                ========       ======      ===========
OTHER DATA:
Broadcast cash flow (e)
 ................................................................................
Broadcast cash flow margin
(f) ............................................................................
EBITDA (g)
 ................................................................................
Cash interest (h)
 ................................................................................
Capital expenditures
(i) ............................................................................
Ratio of earnings to fixed charges (j)
 ................................................................................
Ratio of total debt to EBITDA
(k) ............................................................................
Ratio of EBITDA to interest expense(w)
 ................................................................................
Ratio of EBITDA to cash interest(w)
 ................................................................................
                                                  POST-NOTES
                                                   OFFERING,
                                NOTES OFFERING   EXISTING NOTES
                                 AND EXISTING    EXCHANGE AND        DC            DC
                                    NOTES        PHILADELPHIA    ACQUISITION   ACQUISITION      PRO
                                   EXCHANGE       ACQUISITION    HISTORICAL    ADJUSTMENTS     FORMA
                               ---------------- --------------- ------------- ------------- -----------

STATEMENT OF OPERATIONS:
Net broadcast revenues(a)     . $        -         $ 26,558        $1,416     $       -      $ 27,974
Station operating expenses.           (167)(q)       16,111           750          (124)(l)    16,737
Corporate expenses(b)   ......           -            1,793            94           (94)(m)     1,793
Depreciation and amortiza-
 tion                                   62(q)         7,409           218            32 (t)     7,665
                                ----------         --------        ------     ----------     --------
Operating income  ............         105            1,245           354           180         1,779
Interest expense(c)  .........       2,363(r)         9,615           444            49 (v)    10,108
Other (income) expenses,
 net  ........................        (125)(s)          (48)            -             -           (48)
Income tax expense (ben-
 efit)(d)                                -                -             -             -             -
                                ----------         --------        ------     ----------     --------
Income (loss) before
 extraordinary item ..........  $   (2,133)        $ (8,322)       $  (90)    $     131      $ (8,281)
                                ==========         ========        ======     ==========     ========
OTHER DATA:
Broadcast cash flow (e)
 ...........................................................................................  $ 11,237
Broadcast cash flow margin
(f) .......................................................................................      40.2%
EBITDA (g)
 ...........................................................................................     9,444
Cash interest (h)
 ...........................................................................................     6,365
Capital expenditures
(i) .......................................................................................     1,551
Ratio of earnings to fixed charges (j)
 ...........................................................................................         -
Ratio of total debt to EBITDA
(k) .......................................................................................       8.2x
Ratio of EBITDA to interest expense(w)
 ...........................................................................................       1.0x
Ratio of EBITDA to cash interest(w)
 ...........................................................................................       1.6x

                                SIX MONTHS ENDED JUNE 29, 1997 (UNAUDITED)
                               ---------------------------------------------
                                             PHILADELPHIA    PHILADELPHIA
                                RADIO ONE    ACQUISITION      ACQUISITION
                                HISTORICAL    HISTORICAL      ADJUSTMENTS
                               ------------ -------------- -----------------
                                          (DOLLARS IN THOUSANDS)

STATEMENT OF OPERATIONS:
Net broadcast revenues(a) ....  $  13,236      $  582       $     (271)(u)
Station operating expenses.         8,592         387                -
Corporate expenses(b)   ......      1,080           -                -
Depreciation and amortiza-
tion                                2,366         102              905 (n)
                                ---------      ------       ----------
Operating income  ............      1,198          93           (1,176)
Interest expense(c)  .........      4,195         129             (129)(o)
Other (income) expenses,
 net  ........................       (107)          -                -
Income tax expense (ben-
 efit)(d)                               -         (49)              49 (p)
                                ---------      ------       ----------
Income (loss) before
 extraordinary item .. .......  $  (2,890)     $   13       $   (1,096)
                                =========      ======       ==========
OTHER DATA:
Broadcast cash flow (e)
 ................................................................................
Broadcast cash flow margin
(f) ............................................................................
EBITDA (g)
 ................................................................................
Cash interest (h)
 ................................................................................
Capital expenditures
(i) ............................................................................
Ratio of earnings to fixed charges (j)
 ................................................................................


                                                  POST-NOTES
                                                   OFFERING,
                                NOTES OFFERING   EXISTING NOTES
                                 AND EXISTING    EXCHANGE AND        DC            DC
                                    NOTES        PHILADELPHIA    ACQUISITION   ACQUISITION      PRO
                                   EXCHANGE       ACQUISITION    HISTORICAL    ADJUSTMENTS     FORMA
                               ---------------- --------------- ------------- ------------- -----------

STATEMENT OF OPERATIONS:
Net broadcast revenues(a)     . $       -         $  13,547       $   603     $       -     $ 14,150
Station operating expenses.           (57)(q)         8,922           385           (62)(1)    9,245
Corporate expenses(b)   ......          -             1,080            48           (48)(m)    1,080
Depreciation and amortiza-
tion                                   40 (q)         3,413           109            19 (t)    3,541
                                ---------         ---------       -------     ---------     ---------
Operating income  ............         17               132            61            91          284
Interest expense(c)  .........        549 (r)         4,744           184            61 (v)    4,989
Other (income) expenses,
 net  ........................          -              (107)            -             -         (107)
Income tax expense (ben-
 efit)(d)                               -                 -             -             -            -
                                ---------         ---------       -------     ---------     ---------
Income (loss) before
 extraordinary item ..........  $    (532)        $  (4,505)      $  (123)    $      30     $ (4,598)
                                =========         =========       =======     =========     =========
OTHER DATA:
Broadcast cash flow (e)
 .........................................................................................    4,905
Broadcast cash flow margin
(f) .....................................................................................     34.7%
EBITDA (g)
 .........................................................................................    3,825
Cash interest (h)
 .........................................................................................    3,181
Capital expenditures
(i) .....................................................................................    1,499
Ratio of earnings to fixed charges (j)
 .........................................................................................        -

----------
(a) Net broadcast revenues are gross revenues less agency commissions. Net broadcast revenues include historical broadcast revenues of each radio station acquired or to be acquired pursuant to the Acquisitions as if such acquisition occurred as of January 1, 1996, and do not reflect the impact of the conversion of WPHI-FM's programming format from Modern Rock to Young Urban Contemporary.

(b) Corporate expenses include all expenses incurred which are not associated with or attributable to the operations of any individual radio station, including compensation and benefits paid to senior management, rent of corporate offices, general liability and keyman life insurance, professional fees, and travel and entertainment expenses.

(c)  Interest  expense  includes  non-cash   interest,   such  as  accretion  of
     principal, the amortization of discounts on debt and the amortization of deferred financing costs. See footnote (r) below.

(d) Effective January 1, 1996, the Company elected to be treated as an S Corporation for U.S. federal and state income tax purposes and, therefore, it generally has not been subject to income tax at the corporate level since that time. In connection with the consummation of the Existing Notes Exchange, the Company's S Corporation status was terminated.


(e) Broadcast cash flow means EBITDA before corporate expenses. Although broadcast cash flow is not calculated in accordance with GAAP, it is widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Broadcast cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Pro Forma broadcast cash flow for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997, without including activities relating to the DC Acquisition in light of the Company's intent to hold all the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary, are $10.4 million and $4.6 million, respectively.

(f) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenues.

(g) EBITDA means operating income (loss) before depreciation and amortization. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Pro Forma EBITDA for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997, and has been calculated without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary, are $8.7 million and $3.5 million, respectively.

(h) Cash interest is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs. The calculation utilizes the interest rates applicable to the Notes: 7% per annum on the aggregate principal amount of the Notes during the period presented, which aggregate principal amount is based on a yield to maturity of 12% per annum (computed on a semi-annual bond equivalent basis), including cash interest payable at 7% per annum on the principal amount and amortization of the original issue discount during the first three years and cash interest payable at 12% per annum thereafter. Pro forma cash interest for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997, without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary, are $6.0 million and $3.0 million, respectively.

(i) Excludes capital expenditures in connection with the Acquisitions, but includes leasehold improvements made with a portion of the proceeds of the Notes Offering.

(j) For purposes of this calculation, earnings consist of net income (loss) before income taxes, extraordinary items and fixed charges. Pro Forma ratio of earnings to fixed charges for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997, would remain less than 1.0x without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary. Fixed charges consist of interest expense, including the amortization of discounts on debt, the amortization of deferred financing costs, and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges on a pro forma basis for the fiscal year ended December 31, 1996 and for the six months ended June 29, 1997 by approximately $8.3 million and $4.6 million, respectively.

(k) Debt means long-term indebtedness, including the current portion thereof and deferred interest, net of unamortized discount on such indebtedness. The pro forma ratio of total debt to EBITDA for the fiscal year ended December 31, 1996, without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary is 8.5x.


(l) To eliminate certain station expenses which are not expected to be incurred after consummation of the Philadelphia Acquisition and DC Acquisition for services performed by the Company's existing corporate staff and which can be performed without any increased cost.

(m) Because the Company centralizes its corporate functions, corporate expenses of the radio stations acquired pursuant to the Acquisitions have not been carried forward into the pro forma financial statements as these expenses represent the cost of services redundant to those provided (or to be provided) by the Company and compensation paid to owners and certain employees whom the Company plans not to retain.

(n) To record adjustments to depreciation and amortization in connection with the Philadelphia Acquisition, calculated as follows:


                                                                                                     FOR THE SIX
                                                                              FISCAL YEAR ENDED     MONTHS ENDED
                                                                              DECEMBER 31, 1996     JUNE 29, 1997
                                                                              -------------------   --------------
                                 (IN THOUSANDS)
 Amortization of FCC license of approximately $15.9 million over 15 years           $1,058             $  440
 Amortization of non-compete agreements of $4.0 million over 3 years ......          2,000                555
 Depreciation of property and equipment of $135,000 over 5 years  .........             27                 12
  Less: Depreciation and amortization previously recorded   ...............           (270)              (102)
                                                                                    ------             ------
  Total  ..................................................................         $2,815             $  905
                                                                                    ======             ======



     The pro forma adjustments for depreciation and amortization of the total consideration of the Philadelphia Acquisition are based upon estimates by management, which management believes are reasonable.

(o) To reflect the elimination of the historical interest expense related to indebtedness of the radio station acquired pursuant to the Philadelphia Acquisition.


(p)  To reflect the elimination of the historical income tax benefit  associated
     with  the  operation  of  the  radio  station  acquired   pursuant  to  the
     Philadelphia Acquisition.

(q) To reflect the net reduction in rent expense and the net increase in depreciation expense of leasehold improvement related to terminating its prior office lease in Washington, D.C. (the "Existing DC Offices") and entering the lease of the Lanham Offices (as defined), calculated as follows:


                                                                              FISCAL YEAR ENDED
                                                                              DECEMBER 31, 1996
                                                                        -----------------------------
                                  DEPRECIATION
                                                                         RENT EXPENSE     EXPENSE
                                                                        -------------- --------------
                                                                               (IN THOUSANDS)
 Elimination of expenses associated with the Existing DC Offices       .   $ (365)         $ (25)
 Expense associated with leasing the Lanham Offices. ..................       198             87
                                                                           ------          -----
  Total ...............................................................    $ (167)         $  62
                                                                           ======          =====

                                                                          FOR THE SIX MONTHS ENDED
                                                                               JUNE 29, 1997
                                                                        ----------------------------
                                  DEPRECIATION
                                                                         RENT EXPENSE     EXPENSE
                                                                        -------------- -------------
                                                                               (IN THOUSANDS)
 Elimination of expenses associated with the Existing DC Offices       .   $ (123)         $ -
 Expense associated with leasing the Lanham Offices. ..................        66           40
                                                                           ------          ----
  Total ...............................................................    $  (57)         $40
                                                                           ======          ====


(r) To reflect interest expense related to the Notes, and the reduction in interest expense related to the repayment of the Existing Credit Facility and the Existing Notes Exchange, including related amortization of original issue discount and amortization of financing costs, calculated as follows:



                                                                                      FISCAL YEAR ENDED   SIX MONTHS ENDED
                                                                                      DECEMBER 31, 1996    JUNE 29, 1997
                                                                                     ------------------- -----------------
                                                                                       (IN THOUSANDS)     (IN THOUSANDS)
 Interest on the Notes  ............................................................      $  9,090           $  3,450
 Amortization of deferred financing costs related to the Notes of $4.0 million to be
  amortized using the effective interest method ....................................           525                241
 Less: Interest on Existing Credit Facility and the Existing Notes, including amor-
  tization of discounts on debt                                                             (6,851)            (2,794)
 Amortization of deferred financing costs for Existing Credit Facility and the
  Existing Notes  ..................................................................          (401)               (77)
                                                                                          --------           --------
 Nonrecurring LMA fees with respect to the Philadelphia Acquisition  ...............             -               (271)
  Total  ...........................................................................      $  2,363           $    549
                                                                                          ========           ========


Interest expense calculation utilizes the interest rate applicable to the Notes: a yield to maturity of 12% per annum (computed on a semi-annual bond equivalent basis), including cash interest payable at 7% per annum on the principal amount during the first three years and cash interest payable at 12% per annum thereafter.


(s) To reflect write-off of leasehold improvements with respect to the Existing DC Offices.

(t) To reflect change in depreciation and amortization in connection with the DC Acquisition, calculated as follows:

                                                                               FISCAL YEAR ENDED   SIX MONTHS ENDED
                                                                               DECEMBER 31, 1996    JUNE 29, 1997
                                                                              ------------------- ------------------
                                                                                (IN THOUSANDS)      (IN THOUSANDS)

 Amortization of FCC license of $3.75 million to be amortized over 15 years         $  250             $  125
 Amortization of net liability assumed over 15 years ........................            6                  3
 Less: Depreciation previously recorded  ....................................         (218)              (109)
                                                                                    ------             ------
  Total .....................................................................       $   38             $   19
                                                                                    ======             ======



The pro forma adjustments for depreciation and amortization of the purchase price of the DC Acquisition are based upon estimates by management, which management believes are reasonable.


(u) To adjust for nonrecurring LMA fees with respect to the Philadelphia Acquisition.

(v)  To  reflect  change  in  interest   expense  in  connection   with  the  DC
     Acquisition, calculated as follows:




                                                                                                      FOR THE SIX
                                                                               FISCAL YEAR ENDED     MONTHS ENDED
                                                                               DECEMBER 31, 1996     JUNE 29, 1997
                                                                               -------------------   --------------
 Interest on Notes ..........................................................       $  493             $   245
 Less: Interest previously recorded  ........................................         (444)               (184)
                                                                                    ------             -------
                                                                                    $   49             $    61
                                                                                    ======             =======




(w) Excluding any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



                                                                                   AS OF JUNE 29, 1997
                                                                   ---------------------------------------------------
                                                                     RADIO ONE              DC
                                                                   HISTORICAL(B)       ACQUISITION         PRO FORMA
                                                                   ---------------   ------------------   ------------
                                                                          (DOLLARS IN THOUSANDS)          (UNAUDITED)

ASSETS:
Current assets:
 Cash and cash equivalents  ....................................     $   8,782           $        -        $   8,782
 Trade accounts receivable, net   ..............................         7,475                    -            7,475
 Prepaid expenses and other    .................................           331                    -              331
                                                                     ---------           -----------       ---------
  Total current assets   .......................................        16,588                    -           16,588
                                                                     ---------           -----------       ---------
Property and equipment, net ....................................         3,522                    -            3,522
Intangible assets, net   .......................................        57,183                3,813 (c)       60,996
                                                                                                  -
Other assets    ................................................             3                    -                3
                                                                     ---------           -----------       ---------
  Total assets  ................................................     $  77,296           $    3,813        $  81,109
                                                                     =========           ===========       =========
LIABILITIES:
Current liabilities:
 Accounts payable and accrued expenses  ........................     $   2,990           $       63 (c)        3,053
 Current portion of long-term debt   ...........................             -                    -                -
                                                                     ---------           -----------       ---------
 Total current liabilities  ....................................         2,990                   63            3,053
Long-term debt and deferred interest ...........................        73,252                3,750 (c)       77,002
                                                                     ---------           -----------       ---------
  Total liabilities   ..........................................        76,242                3,813           80,055
                                                                     ---------           -----------       ---------
SENIOR PREFERRED STOCK:
Senior Preferred Stock(a)   ....................................        20,931                    -           20,931
STOCKHOLDERS' EQUITY (DEFICIT):
Class A Common Stock ($.01 par value per share, 1,000
 shares authorized, 138.45 shares issued and outstanding)      .             -                    -                -
Class B Common Stock ($.01 par value per share, 1,000
 shares authorized, 138.45 shares issued and outstanding)      .             -                    -                -
Additional paid in capital  ....................................             -                    -                -
Accumulated earnings (deficit) .................................       (19,877)                   -          (19,877)
                                                                     ---------           -----------       ---------
 Total stockholders' equity (deficit)   ........................       (19,877)                   -          (19,877)
                                                                     ---------           -----------       ---------
  Total liabilities and stockholders'
    equity (deficit)  ..........................................     $  77,296           $    3,813        $  81,109
                                                                     =========           ===========       =========



----------
(a) Consists of: (i) Series A 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share, of which 100,000 shares will be authorized and 83,200 shares would have been issued and outstanding, assuming the consummation of the Existing Notes Exchange as of March 30, 1997, and (ii) Series B 15% Senior Cumulative Redeemable Preferred Stock, par value $.01 per share, of which 150,000 shares will be authorized and 121,980 shares would have been issued and outstanding, assuming the consummation of the Existing Notes Exchange as of March 30, 1997.


(b) See the Consolidated Financial Statements included elsewhere in this Prospectus.


(c) To reflect the total allocation of the consideration to be paid in connection with the DC Acquisition among intangible assets and liabilities based upon preliminary estimated fair market values.


     Intangible assets      $ 3,813
     Payables assumed           (63)
                            -------
                            $ 3,750
                            =======

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following table contains selected historical consolidated financial information with respect to the Company. The selected historical consolidated financial data has been derived from the consolidated financial statements of the Company, including the Consolidated Financial Statements of the Company for the three fiscal years ended December 31, 1996, which have been audited by Arthur Andersen LLP, independent public accountants. The consolidated financial data for the six months ended June 30, 1996 and June 29, 1997 have been derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations of the Company. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.



                                                                     FISCAL YEAR ENDED(A)
                                              ------------------------------------------------------------------
                                                DEC. 27,      DEC. 26,     DEC. 25,    DEC. 31,      DEC. 31,
                                                  1992          1993         1994        1995          1996
                                              ------------- ------------- ---------- ------------- -------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net broadcast revenues(b)  .................. $   10,833    $   11,638    $ 15,541    $   21,455     $  23,702
Station operating expenses ..................      6,036         6,972       8,506        11,736        13,927
Corporate expenses(c)   .....................        553           683       1,128         1,995         1,793
Depreciation and amortization ...............      2,299         1,756       2,027         3,912         4,262
                                              -----------   -----------    --------    ---------     ---------
 Operating income (loss)   ..................      1,945         2,227       3,880         3,812         3,720
Interest expense(d)  ........................      1,890         1,983       2,665         5,289         7,252
Other (income) expenses, net  ...............        (72)            -         (38)          (89)           77
                                              -----------   -----------    --------    ---------     ---------
 Net income (loss) before taxes and ex-
  traordinary item                                   127           244       1,253        (1,388)       (3,609)
Income tax expense (benefit)(e)  ............          -            92          30             -             -
                                              -----------   -----------    --------    ---------     ---------
 Net income (loss) before extraordinary
  items  ....................................        127           152       1,223        (1,388)       (3,609)
Extraordinary loss   ........................          -           138           -           468             -
                                              -----------   -----------    --------    ---------     ---------
 Net income (loss)   ........................ $      127    $       14     $ 1,223     $  (1,856)    $  (3,609)
                                              ===========   ===========    ========    =========     =========
OTHER DATA:
Broadcast cash flow(f)  ..................... $    4,797    $    4,666     $ 7,035     $   9,719     $   9,775
Broadcast cash flow margin(g) ...............       44.3%         40.1%       45.3%         45.3%         41.2%
EBITDA(h)   ................................. $    4,244    $    3,983     $ 5,907     $   7,724     $   7,982
Cash interest(i)  ...........................      1,909         1,946       2,356         5,103         4,815
Capital expenditures(j) .....................        708           212         639           224           251
Ratio of earnings to fixed charges(k)  ......        1.1x          1.1x        1.5x            -             -
Balance Sheet Data (at period end):
Cash and cash equivalents  .................. $    2,628    $    1,110     $ 1,417     $   2,703     $   1,708
Working capital(l)   ........................      4,032         1,403       1,349         3,892           771
Intangible assets, net  .....................      6,921        13,380      11,705        43,455        39,358
Total assets   ..............................     13,551        20,660      20,566        55,894        51,777
Debt, including current portion and deferred
 interest(m)   ..............................     17,732        24,709      23,049        64,585        64,939
Total stockholders' equity (deficit)   ......     (5,486)       (5,498)     (4,367)      (11,394)      (15,003)

                                                   SIX MONTHS ENDED
                                              --------------------------
                                                     (UNAUDITED)
                                                JUNE 30,      JUNE 29,
                                                  1996          1997
                                              ------------- ------------
STATEMENT OF OPERATIONS:
Net broadcast revenues(b)  ..................  $  10,847     $  13,236
Station operating expenses ..................      6,805         8,592
Corporate expenses(c)   .....................        620         1,080
Depreciation and amortization ...............      2,225         2,366
                                               ---------     ---------
 Operating income (loss)   ..................      1,197         1,198
Interest expense(d)  ........................      3,614         4,195
Other (income) expenses, net  ...............        (54)         (107)
                                               ---------     ---------
 Net income (loss) before taxes and ex-
  traordinary item                                (2,363)       (2,890)
Income tax expense (benefit)(e)  ............          -             -
                                               ---------     ---------
 Net income (loss) before extraordinary
  items  ....................................     (2,363)       (2,890)
Extraordinary loss   ........................          -         1,985
                                               ---------     ---------
 Net income (loss)   ........................  $  (2,363)    $  (4,875)
                                               =========     =========
OTHER DATA:
Broadcast cash flow(f)  .....................  $   4,042     $   4,644
Broadcast cash flow margin(g) ...............       37.3%         35.1%
EBITDA(h)   .................................  $   3,422     $   3,564
Cash interest(i)  ...........................      1,706         1,480
Capital expenditures(j) .....................        108           664
Ratio of earnings to fixed charges(k)  ......          -             -
Balance Sheet Data (at period end):
Cash and cash equivalents  ..................  $   1,592     $   8,782
Working capital(l)   ........................      4,799        13,597
Intangible assets, net  .....................     40,420        57,183
Total assets   ..............................     52,418        77,296
Debt, including current portion and deferred
 interest(m)   ..............................     63,791        73,252
Total stockholders' equity (deficit)   ......    (13,757)      (19,877)


----------

(a) Year-to-year comparisons are significantly affected by the Company's acquisition of various radio stations during the periods covered. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and note (j) below. Prior to the fiscal year ended December 31, 1996, the Company's accounting reporting period was based on a fifty-two/fifty- three week period ending on the last Sunday of the calendar year. During 1996, the Company elected to end its fiscal year on December 31 of each year.

(b) Net broadcast revenues are gross revenues less agency commissions. Net broadcast revenues include historical broadcast revenues of each radio station acquired from the date of acquisition and do not reflect the impact of any changes to programming formats at such acquired radio stations.

(c) Corporate expenses include all expenses incurred which are not associated with or attributable to the operations of any individual radio station, including compensation and benefits paid to senior management, rent of corporate offices, general liability and keyman life insurance, professional fees, and travel and entertainment expenses.

(d) Interest expense includes non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.

(e) Effective January 1, 1996, the Company elected to be treated as an S Corporation for U.S. federal and state income tax purposes and, therefore, it generally has not been subject to income tax at the corporate level since that time. In connection with the consummation of the Existing Notes Exchange, the Company's S Corporation status was terminated.

(f) Broadcast cash flow means EBITDA before corporate expenses. Although broadcast cash flow is not calculated in accordance with GAAP, it is widely used in the broadcast industry as a measure of a radio broadcasting company's performance. Broadcast cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(g) Broadcast cash flow margin is defined as broadcast cash flow divided by net broadcast revenues.

(h) EBITDA means operating income (loss) before depreciation and amortization without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(i) Cash interest is calculated as interest expense less non-cash interest, including the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs, for the indicated period without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary.

(j) Excludes capital expenditures in connection with all radio station acquisitions by the Company which occurred during the periods presented, including: (i) WWIN-FM and WWIN-AM acquired in January 1992 for total consideration of approximately $4.7 million, (ii) WERQ-FM and WOLB-AM (previously WERQ-AM) acquired in September 1993 for total consideration of approximately $9.0 million and (iii) WKYS-FM acquired in June 1995 for total consideration of approximately $34.4 million.

(k) For purposes of this calculation, earnings consist of net income (loss) before income taxes, extraordinary items and fixed charges without including any activities relating to the DC Acquisition in light of the Company's intent to hold all of the assets acquired in the DC Acquisition in Newco, a wholly owned subsidiary of the Company which would be designated as an Unrestricted Subsidiary. Fixed charges consist of interest expense, including the amortization of discounts on debt and the amortization of deferred financing costs, and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges for the fiscal years ended December 31, 1995 and 1996, and for the six months ended June 30, 1996 and June 29, 1997 by approximately $1.4 million, $3.6 million, $2.4 million and $2.9 million, respectively.



(l)  Working capital means current assets less current liabilities.


(m) Debt means long-term indebtedness, including the current portion thereof, net of unamortized discounts on such indebtedness.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

     The primary source of the Company's revenue is the sale of broadcasting time on its radio stations for advertising. The Company's significant broadcast expenses are employee salaries and commissions, programming expenses, advertising and promotion expenses, rental of premises for studios and rental of transmission tower space and music license royalty fees. The Company strives to control these expenses by centralizing certain functions such as finance and accounting, and the overall programming management function as well as using its multiple stations, market presence and purchasing power to negotiate favorable rates with certain vendors and national representative selling agencies. See "Business-Operating Strategy."


     The Company's revenues are affected primarily by the advertising rates the Company's radio stations are able to charge as well as the overall demand for radio advertising time in a market. Advertising rates are based primarily on (i) a radio station's audience share in the demographic groups targeted by advertisers, as measured principally by quarterly reports (and to a lesser extent, by monthly reports) by Arbitron, (ii) the number of radio stations in the market competing for the same demographic groups and (iii) the supply of and demand for radio advertising time. Advertising rates are generally highest during morning and afternoon commuting hours. Most of the Company's revenues are generated from local advertising, which is sold by each radio station's sales staff. During the six months ended June 30, 1996 and June 29, 1997, approximately 67% and 24% and 72% and 23% of the Company's net broadcast revenues were generated from local and national advertising, respectively. During fiscal year 1996, approximately 66% and 27% of the Company's net broadcast revenues were generated from local and national advertising, respectively. During fiscal year 1995, local and national advertising represented approximately 64% and 30% of the Company's net broadcast revenues, respectively. In the radio broadcasting industry, radio stations often utilize trade (or barter) agreements to generate advertising time sales in exchange for goods or services (such as travel and lodging), instead of cash. Approximately 4%, 4%, 5%, 8% and 3% of net broadcast revenues consisted of barter transactions in the fiscal years ended December 24, 1994, December 31, 1995, December 31,
1996, and for the six months ended June 30, 1996 and June 29, 1997, respectively. Net broadcast revenue also includes revenue from special events (entrance fees for attendees and booth rent to vendors), transmission tower income and the collection of an annual management fee of approximately $100,000 from Radio One of Atlanta, Inc. for various corporate services provided by the Company. See "Certain Transactions."

     The performance of an individual radio station or group of radio stations in a particular market is customarily measured by its ability to generate net revenues and broadcast cash flow (i.e., EBITDA plus corporate expenses), although broadcast cash flow is not a measure utilized under generally accepted accounting principles. Broadcast cash flow should not be considered in isolation from, nor as a substitute for, operating income, net income, cash flow, or other consolidated income or cash flow statement data computed in accordance with generally accepted accounting principles, nor as a measure of the Company's profitability or liquidity. Despite its limitations, broadcast cash flow is widely used in the broadcasting industry as a measure of a company's operating performance because it provides a meaningful measure of comparative radio station performance, without regard to items such as depreciation and amortization (which can vary depending upon accounting methods and the book value of assets, particularly in the case of acquisitions) and corporate expenses.

     Radio One's operating results in any period may be affected by advertising and promotion expenses that do not produce commensurate revenues in the period in which such expenses are incurred. The Company generally incurs advertising and promotion expenses in order to increase listenership and Arbitron ratings. Increased advertising revenue may wholly or partially lag behind the incurrence of such advertising and promotion expenses because Arbitron only reports complete ratings information quarterly.

     Since 1990, the Company has acquired several radio stations. Most recently, the Company acquired a radio station in Philadelphia on May 19, 1997, and, pursuant to an amended non-binding letter of intent, is negotiating the acquisition of a radio station in Washington, D.C. See "The Transactions--

Acquisitions." During the most recent three fiscal years, the Company completed one acquisition, which was its acquisition in June 1995 of WKYS-FM, a radio station located in Washington, DC, for total consideration of approximately $34.4 million. The results of operations for WKYS-FM for the second half of fiscal year 1995 and for fiscal year 1996 are included in the Consolidated Financial Statements of the Company included elsewhere in this Prospectus. The discussion below concerning results of operations reflects the operations of radio stations owned and operated by Radio One during the periods presented and therefore does not include the pro forma results related to the Acquisitions. As a result of the acquisition of WKYS-FM in June 1995, the Company's historical financial data prior to such time are not directly comparable to the Company's historical financial data subsequent thereto.

RESULTS OF OPERATIONS

     The following table summarizes the Company's historical consolidated results of operations:



                                                          FISCAL YEARS ENDED                          SIX MONTHS ENDED
                                         ----------------------------------------------------   ----------------------------
                                         DEC. 25,      DEC. 31,             DEC. 31,             JUNE 30,        JUNE 29,
                                           1994          1995                 1996                 1996            1997
                                         ----------   -------------   -----------------------   -------------   ------------
                                                                                                        (UNAUDITED)
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
 Net broadcast revenues   ............   $ 15,541      $  21,455            $  23,702            $  10,847       $  13,236
 Station operating expenses  .........     8,506          11,736               13,927                6,805           8,592
 Corporate expenses ..................     1,128           1,995                1,793                  620           1,080
 Depreciation and amortization  ......     2,027           3,912                4,262                2,225           2,366
                                         --------      ---------            ---------            ---------       ---------
   Operating income (loss)   .........     3,880           3,812                3,720                1,197           1,198
 Interest expense   ..................     2,665           5,289                7,252                3,614           4,195
 Other (income) expenses, net   ......       (38)            (89)                  77                  (54)           (107)
 Income tax expense ..................        30               -                    -                    -               -
                                         --------      ---------            ---------            ---------       ---------
   Net income (loss) before extraor-
    dinary item                            1,223          (1,388)              (3,609)              (2,363)         (2,890)
 Extraordinary loss ..................         -             468                    -                    -           1,985
                                         --------      ---------            ---------            ---------       ---------
   Net income (loss)   ...............   $ 1,223       $  (1,856)           $  (3,609)           $  (2,363)      $  (4,875)
                                         ========      =========            =========            =========       =========
OTHER DATA:
 Broadcast cash flow   ...............   $ 7,035       $   9,719            $   9,775            $   4,042           4,644
 Broadcast cash flow margin  .........      45.3%           45.3%                41.2%                37.3%           35.1%
 EBITDA ..............................   $ 5,907       $   7,724            $   7,982                3,422           3,564



SIX-MONTH PERIOD ENDED JUNE 29, 1997 COMPARED TO SIX-MONTH PERIOD ENDED JUNE 30, 1996

     Net broadcast revenues increased to approximately $13.2 million for the six months ended June 29, 1997 from approximately $10.8 million for the six months ended June 30, 1996 or 22.2%. These increases in net broadcast revenues were the result of the Philadelphia Acquisition and broadcast revenue growth in the Washington, DC and Baltimore, Maryland markets as the Company benefited from ratings increases at its larger radio stations as well as industry growth within its markets.

     Operating expenses excluding depreciation and amortization increased to approximately $9.7 million for the six months ended June 29, 1997 from approximately $7.4 million for the six months ended June 30, 1996 or 31.1%.
These increases in expenses were attributable to disproportionately higher expenses relative to revenues at the recently acquired Philadelphia radio station, as well as to expenses driven by the revenue growth at the Company's radio stations and increased overhead expenses related to operating a company with newly-created public reporting responsibility.

     Operating income was unchanged at approximately $1.2 million for the six months ended June 29, 1997 and approximately$1.2 million for the six months ended June 30, 1996 or 7.7%. This flat performance for the year-to-date period is attributable to the increases in broadcast revenues offset by higher operating expenses and higher depreciation and amortization expenses as well as start-up losses related to the Philadelphia Acquisition.

     Interest expense increased to approximately $4.2 million for the six months ended June 29, 1997 from approximately $3.6 million for the six months ended June 30, 1996 or 16.7%. These increases relate primarily to the May 19, 1997 issuance of the Notes and the associated repayment of the Company's indebtedness under the Existing Credit Facility.

     Other income increased to approximately $107,385 for the six months ended June 29, 1997 from approximately $53,726 for the six months ended June 30, 1996 or 100.0%. These increases were primarily attributable to higher interest income due to higher cash balances associated with the Company's cash flow growth and capital raised in the Notes Offering.

     Loss before provision for income taxes decreased to approximately ($2.9) million for the six months ended June 29, 1997 from approximately ($2.4) million for the six months ended June 30, 1996. These declines were due to the higher interest expenses associated with the Notes Offering.

     Net income decreased to approximately ($4.9) million for the six months ended June 29, 1997 from approximately ($2.4) million for the six months ended June 30, 1996. These declines were due to an approximately $2.0 million loss on the early retirement of the Existing Credit Facility which was retired with proceeds from the Notes Offering.

FISCAL YEAR ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1995

     Net broadcast revenues of the Company for the fiscal year ended December 31, 1996 increased by 10.5% to approximately $23.7 million from approximately $21.5 million for the fiscal year ended December 31, 1995. This increase was primarily attributable to gains in both the Company's Washington, D.C. and Baltimore operations. Net broadcast revenue increased by 12.1% in Washington, D.C. to approximately $14.3 million from approximately $12.7 million, due to the impact of a full year of advertising revenue for WKYS-FM which was acquired in June 1995, offset by an 8.2% revenue decline to approximately $8.2 million from approximately $8.9 million for the WMMJ-FM/WOL-AM radio station combination.

     Subsequent to the acquisition of WKYS-FM in 1995 and for most of 1996, high turnover among the sales staff relating to the integration of the existing and acquired sales staffs and a flat Washington, D.C. radio market led to lower than expected advertising revenues. However, by July 1996, Radio One had hired three highly experienced sales managers who contributed to the improvement in the Company's performance, as reflected in the Company's improving revenues in the fourth quarter of 1996. In Baltimore, net broadcast revenue increased by 6.8% to approximately $9.4 million from approximately $8.8 million. This increase was due primarily to a 4.9% increase to approximately $4.3 million from approximately $4.1 million at the Company's WWIN-FM/WWIN-AM combination and an 11.9% increase to approximately $4.8 million from approximately $4.3 million at the Company's WOLB-AM/WERQ-FM combination, as both radio station combinations benefited from increasing ratings through much of the year.

     Station operating expenses of the Company for the fiscal year ended December 31, 1996 increased by 18.7% to approximately $13.9 million from approximately $11.7 million for the fiscal year ended December 31, 1995. This increase in radio station operating expenses was due primarily to a 32.8% increase to approximately $7.9 million from approximately $6.0 million in the Company's Washington, D.C. operations due to the acquisition of WKYS-FM, the costs of integrating that radio station into the Company's operations and higher marketing and promotion expenses for all three of the Company's radio stations in the market. Additionally, in conjunction with the reorganization of the Company's Washington, D.C. operations following the acquisition of WKYS-FM, the Company hired three highly experienced sales managers in Washington, D.C. as well as a prominent on-air personality for its morning program on WKYS-FM which positively impacted the Company's revenues and ratings beginning late in the fourth quarter of 1996. In the Company's Baltimore operations, station operating expenses increased by 4.1% to approximately $6.0 million from approximately $5.7 million as a result of the addition of a new high-profile on-air personality for one of the Baltimore radio station's morning shows offset by effective expense management. The relatively smaller increase in station operating expenses in Baltimore helped mitigate the overall impact of higher station operating expenses in Washington, D.C.

     Broadcast cash flow of the Company for the fiscal year ended December 31, 1996 increased by 0.6% to approximately $9.8 million from approximately $9.7 million for the fiscal year ended December 31, 1995. The broadcast cash flow margin decreased to 41.2% from 45.3% due to the factors noted above.

     Corporate expenses of the Company for the fiscal year ended December 31, 1996 decreased by 10.1% to approximately $1.8 million from approximately $2.0 million for the fiscal year ended December 31, 1995. This decrease was due to a $778,000 non-cash compensation expense incurred during the fiscal year ended December 31, 1995 related to the grant of a stock option to Mr. Liggins to purchase shares of the Company's Common Stock, 57.45 of which vested in fiscal 1995. This decrease was partially offset by significantly higher legal and professional expenses during the fiscal year ended December 31, 1996, as well as expenses associated with the potential acquisition of various radio stations.

     Operating income of the Company for the fiscal year ended December 31, 1996 decreased by 2.4% to approximately $3.7 million from approximately $3.8 million for the fiscal year ended December 31, 1995 as a result of the factors noted above as well as an increase in depreciation and amortization expense associated with the inclusion of WKYS-FM in Company's financial statements for the full year.

     Interest expense of the Company for the fiscal year ended December 31, 1996 increased by 37.1% to approximately $7.3 million from approximately $5.3 million for the fiscal year ended December 31, 1995, as the higher debt levels associated with the acquisition of WKYS-FM impacted the Company's financial statements for a full year.


     Other expenses of the Company for the fiscal year ended December 31, 1996 increased to approximately $77,000 from approximately ($89,000) for the fiscal year ended December 31, 1995 due to higher interest income associated with higher cash flow and higher average cash balances more than offset by a loss on the disposal of leasehold improvements associated with the Company's scheduled move to its new facilities in Lanham, Maryland in 1997 as well as the payment of various corporate back taxes.

     Net income declined to approximately ($3.6 million) for the fiscal year ended December 31, 1996 from approximately ($1.9 million) for the fiscal year ended December 31, 1995 due to lower operating income and higher interest expense as discussed above.

FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED TO FISCAL YEAR ENDED DECEMBER 25, 1994

     Net broadcast revenues of the Company for the fiscal year ended December 31, 1995 increased 38.1% to approximately $21.5 million from approximately $15.5 million for the fiscal year ended December 25, 1994. The 38.2% revenue increase in Washington, D.C. to approximately $12.7 million from approximately $9.2 million was due primarily to the acquisition of WKYS-FM in June 1995, while the revenue for the WMMJ-FM/WOL-AM radio station group was flat year-to-year. The approximate 38.4% revenue increase in Baltimore to approximately $8.8 million from approximately $6.4 million was due to increases of approximately 32.0% to approximately $4.1 million from approximately $3.1 million at the Company's WWIN-FM/WWIN-AM combination and a 43.0% increase to approximately $4.3 million from approximately $3.0 million at the Company's WOLB-AM/WERQ-FM combination, as both radio station combinations benefited from increasing ratings throughout much of the year.

     Station operating expenses of the Company for the fiscal year ended December 31, 1995 increased by 38.0% to approximately $11.7 million from approximately $8.5 million for the fiscal year ended December 25, 1994. This increase in radio station operating expenses was due primarily to an increase of 38.5% to approximately $6.0 million from approximately $4.3 million in the Company's Washington, D.C. operations due to the acquisition of WKYS-FM, the costs of integrating that radio station into the Company's operations and higher programming and administrative expenses for all three of the Company's radio stations in that market. This increase was matched by a similar increase of 37.4% to approximately $5.7 million from approximately $4.2 million in the Company's Baltimore operations due to higher programming and administrative costs as the Company expanded its operations and presence in the market and increased its revenues.

     Broadcast cash flow of the Company for the fiscal year ended December 31, 1995 increased by 38.2% to approximately $9.7 million from approximately $7.0 million for the fiscal year ended December 25, 1994 due primarily to the acquisition of WKYS-FM. The broadcast cash flow margin was 45.3% for each year.

     Corporate expenses of the Company for the fiscal year ended December 31, 1995 increased 76.9% to approximately $2.0 million from approximately $1.1 million for the fiscal year ended December 25, 1994. This increase was due to a $778,000 non-cash compensation expense during the fiscal year ended December 31, 1995, related to the grant of a stock option to Mr. Liggins to purchase shares of the Company's Common Stock, 57.45 of which vested in fiscal 1995, which was partially offset by effective expense management and the absence of additional corporate staffing requirements.

     Operating income of the Company for the fiscal year ended December 31, 1995 decreased by 1.8% to approximately $3.8 million from approximately $3.9 million for the fiscal year ended December 25, 1994, as a result of factors noted above and higher depreciation and amortization associated with the acquisition of WKYS-FM.

     Interest expense of the Company for the fiscal year ended December 31, 1995 increased by 98.5% to approximately $5.3 million from approximately $2.7 million for the fiscal year ended December 25, 1994, as the Company incurred additional debt associated with the acquisition of WKYS-FM in June 1995.


     Other income of the Company for the fiscal year ended December 31, 1995 increased to approximately $89,000 from approximately $38,000 for the fiscal year ended December 25, 1994 due to higher interest income associated with higher cash flow and higher average cash balances.

     Net income declined to approximately ($1.9 million) for the fiscal year ended December 31, 1995 from approximately $1.2 million for the fiscal year ended December 25, 1994 due to higher interest expense as well as an extraordinary loss of approximately $468,000 due to the early retirement of debt in conjunction with the acquisition of WKYS-FM and the related financings for that acquisition.

LIQUIDITY AND CAPITAL RESOURCES


     On June 6, 1995, the Company entered into the Existing Credit Facility with NationsBank of Texas, N.A. (the "Bank") as lender and agent for two other commercial banks providing the Company with a revolving line of credit of up to $53.0 million which was used by the Company, among other things, to consummate the acquisition of WKYS-FM and to refinance its then outstanding indebtedness. At the closing of the acquisition of WKYS-FM, the Company borrowed $48.0 million under the Existing Credit Facility. The Existing Credit Facility required the Company to make monthly interest payments and the amount of the commitment steps down quarterly, and thus quarterly principal payments were made to the extent required by the Existing Credit Facility. The Company satisfied all debt service requirements under the Existing Credit Facility and all of its working capital requirements out of operating cash flow since June 6, 1995, although amendments and/or waivers were required under the Existing Credit Facility and the Securities Purchase Agreement at various times during 1996 and 1997 to waive various covenant defaults including the Company's pro forma debt service ratio covenant and leverage ratio covenant, and to amend those covenant levels as well as to amend minimum broadcast cash flow covenant levels. Pursuant to an amendment entered into in April 1997, the Company borrowed $850,000 under the Existing Credit Facility to make a non-refundable prepayment of $600,000 of the $20.0 million total consideration for the Philadelphia Acquisition and to fund $250,000 in tenant improvements to the Lanham Offices. All of the indebtedness outstanding under the Existing Credit Facility was repaid from the proceeds of the Notes.

     Radio One will either (i) pursuant to a commitment letter with NationsBank of Texas, N.A. (the "Bank"), amend and restate the Existing Credit Facility to provide for a revolving credit facility with a maximum borrowing capacity of $7.5 million to be used for working capital, capital expenditures and other corporate purposes (the "New Credit Facility") or (ii) terminate the Existing Credit Facility. If entered into by the Company, the New Credit Facility would terminate on the third anniversary of its closing, at which time any outstanding principal balance together with all accrued and unpaid interest thereon would become due and payable. See "Description of Certain Indebtedness-New Credit Facility." Assuming the New Credit Facility is entered into by the Company, the Company expects to repay any future advances under the New Credit Facility out of the operating cash flow. The Company is currently exploring alternative sources of financing in the event the Company elects not to enter into the New Credit Facility. See "Description of Certain Indebtedness-New Credit Facility."

     As of the date of this Prospectus, the capital structure of the Company consists of the Company's outstanding long-term debt and stockholders' equity. The stockholders' equity consists of common stock, additional paid-in capital and accumulated deficit. The Company's balance of cash and cash equivalents was approximately $1.7 million at December 31, 1996. The Company's balance of cash and cash equivalents was approximately $8.8 million as of June 29, 1997. The Company's primary source of liquidity is cash provided by operations.

     Net cash flow from operating activities was flat at approximately $1.1 million for the six months ended June 29, 1997 and approximately $1.1 million for the six months ended June 30, 1996. Non-cash expenses of depreciation and amortization increased to approximately $2.4 million for the six months ended June 29, 1997 from approximately $2.2 million for the six months ended June 30, 1996 or 9.1%. The Company also realized an approximately $2.0 million non-cash loss on the extinguishment of debt related to the refinancing of its Existing Credit Facility with proceeds from the Notes Offering during the second quarter. This non-cash loss was offset by a larger net loss for the six months ended June 29, 1997 relative to the prior year period, leading to the flat net cash flow from operating activities from year-to-year.

     Net cash flow used in investing activities was approximately $19.8 million for the six months ended June 29, 1997 compared to approximately $107,625 for the six months ended June 30, 1996. During the six months ended June 29, 1997, the Company acquired radio station WPHI-FM in Philadelphia, Pennsylvania for $20.1 million and made purchases of capital equipment totaling approximately $664,129. During the six months ended June 30, 1996, the Company made purchases of capital equipment totaling approximately $107,625.

     Net cash flow from financing activities was approximately $25.8 million for the six months ended June 29, 1997. During the six months ended June 29, 1997, the Company completed the Notes Offering and raised net proceeds of approximately $72.8 million. The Company used approximately $20.1 million of the proceeds for an acquisition and approximately $45.6 million of the proceeds to retire the Existing Credit Facility during the six months ended June 29, 1997. Net cash flow from financing activities was approximately ($2.1) million for the six months ended June 30, 1996 which was the amount of the debt repayments made by the Company during that period. As a result of the aforementioned, cash and cash equivalents increased by approximately $7.1 million during the six months ended June 29, 1997 compared to an approximately $1.1 million decrease during the six months ended June 30, 1996.


     Net cash provided by the Company's operating activities for the fiscal year ended December 31, 1996 increased by approximately $691,900 to $2.6 million from approximately $1.9 million for the fiscal year ended December 31, 1995. This increase was due to lower cash interest payments for the fiscal year ended December 31, 1996 as the Company made a cash interest payment on its Existing Notes at the end of fiscal year 1995, and due to an increase in operating income.

     Net cash provided by the Company's operating activities for the fiscal year ended December 31, 1995 decreased by 41.8% to approximately $1.9 million from approximately $3.3 million for the fiscal year ended December 25, 1994, resulting from higher cash interest payments and an increase in accounts receivable offset by an increase in operating income.

     Cash used in the Company's investing activities for the fiscal years ended December 31, 1996, December 31, 1995 and December 25, 1994, was approximately $1.3 million, $33.9 million, and $1.2 million, respectively. The significant increase in cash used for investment activities in fiscal 1995 was due to the acquisition of WKYS-FM for $34.4 million in June of that year.

     Cash provided by (used in) the Company's financing activities for the fiscal years ended December 31, 1996, December 31, 1995 and December 25, 1994 was approximately $(2.4) million, $33.3 million and $(1.8) million, respectively. The significant increase in cash provided by financing activities for the fiscal year ended December 31, 1995 resulted primarily from a refinancing completed in conjunction with the acquisition of WKYS-FM, net of the purchase of certain stock warrants for approximately $6.6 million.

     Capital expenditures of the Company, excluding the acquisition of radio stations, for its fiscal years ended December 31, 1996, December 31, 1995 and December 25, 1994 were approximately $251,000, $225,000 and $636,000, respectively. The Company expects that capital expenditure requirements will be approximately $1.8 million for the fiscal year ended December 31, 1997, which it believes will be sufficient to finance the leasehold improvements and new equipment related to the move to the Lanham Offices for the Company's Washington, D.C. radio stations, new digital studios for the Company's Baltimore radio stations, as well as maintenance capital expenditures of approximately $300,000.

     The Company continuously reviews, and is currently reviewing, opportunities to acquire additional radio stations, primarily in the top-30 African-American markets. As of the date hereof, except in connection with the DC Acquisition, the Company has no written or oral understandings, letters of intent or contracts to acquire radio stations. The Company anticipates that any future radio station acquisitions would be financed through funds generated from operations, equity financings, permitted debt financings, debt financings through Unrestricted Subsidiaries (as defined) or a combination thereof. However, there can be no assurance that any such financing, if available, will be available on favorable terms. See "Risk Factors-Leverage and Debt Service; Refinancing Required" and "-Expansion through Acquisitions."

     After giving effect to the termination of the S Corporation status of the Company as if it had occurred on December 31, 1996, the Company would have had an accumulated net operating loss ("NOL") carryforward for U.S. federal income tax purposes of approximately $60,000. This accumulated NOL carryforward was incurred prior to the fiscal year ended December 31, 1996 and excludes the net losses for income tax purposes incurred during the fiscal year ended December 31, 1996, which were passed through to the stockholders of the Company at the end of such period. The S Corporation status of the Company was terminated in connection with the consummation of the Existing Notes Exchange. Generally, a corporation may carry forward for fifteen years (including any years in which the Company was an S corporation) an NOL incurred in any taxable year to offset taxable income in a future year. There can be no assurance that the Company will be able to use its accumulated NOLs in future tax years.

     The Indenture imposes certain restrictions on the Company, including restrictions on its ability to incur indebtedness, pay dividends, make investments, sell assets and engage in certain other activities affecting the Company's liquidity. See "Description of Exchange Notes." In addition, in the event the Company enters into the New Credit Facility, the New Credit Facility will contain numerous restrictions in addition to those set forth in the Indenture. See "Description of Certain Indebtedness-New Credit Facility."

     Management believes that, based on current levels of operations and anticipated internal growth, cash flow from operations together with other available sources of funds will be adequate for the foreseeable future to make required payments of interest on the Company's indebtedness, to fund anticipated capital expenditures and working capital requirements and to enable the Company to comply with the terms of its debt agreements. The ability of the Company to meet its debt service obligations and reduce its total debt, and the Company's ability to refinance the Exchange Notes at or prior to their scheduled maturity date in 2004, will depend upon the future performance of the Company which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond the Company's control. See "Risk Factors-Leverage and Debt Service; Refinancing Required" and "Description of Exchange Notes."

IMPACT OF INFLATION

     The Company believes that inflation has not had a material impact on its results of operations for each of its fiscal years in the three-year period ended December 31, 1996 or for the three month period ended March 30, 1997. However, there can be no assurance that future inflation would not have an adverse impact on the Company's operating results and financial condition.

RECENT ACCOUNTING PRONOUNCEMENTS

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation." With respect to stock options granted to employees, SFAS No. 123 permits companies to continue using the accounting method promulgated by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," to measure compensation expense or to adopt the fair value based method prescribed by SFAS No. 123. If APB No. 25's method is continued, pro forma disclosures are required as if SFAS No. 123 accounting provisions were followed. Management has elected to continue to measure compensation expenses under APB No. 25. The adoption of SFAS No. 123 had no material impact on the Company's results of operations and did not require pro forma disclosures in the Consolidated Financial Statements included elsewhere in this Prospectus.

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995. The adoption of SFAS No. 121 on January 1, 1996, had no material impact on the Company's financial position or results of operations.

                                    BUSINESS


GENERAL

     Radio One, founded in 1980, is the largest radio broadcasting company in the United States exclusively targeting African-Americans. After giving effect to the DC Acquisition, the Company will own and operate a total of nine radio stations (five FM and four AM) in three of the top-15 African-American markets. The Company seeks to expand within its existing markets and into new, primarily top-30 African-American markets. The Company believes that the African-American community is an attractive target market for radio broadcasters and that the Company has a competitive advantage serving this target market due in part to its African-American ownership and its active involvement in the African-American community.

     The Company, pursuant to a non-binding amended letter of intent, is negotiating the acquisition of WYCB-AM, currently the top-rated Gospel radio station in Washington, D.C. After giving effect to the DC Acquisition, the Company will own and operate four radio stations in Washington, D.C., the third largest African-American market with an MSA population of approximately 4.2 million in 1995 (approximately 27.4% of which was African-American), and four radio stations in Baltimore, the eleventh largest African-American market with an MSA population of approximately 2.5 million in 1995 (approximately 26.0% of which was African-American). The Company also has recently entered the Philadelphia market, the sixth largest African-American market with an MSA population of approximately 4.9 million in 1995 (approximately 19.9% of which was African-American), and is programming WPHI-FM with a Young Urban Contemporary format.

     The  Company   believes  that  operating   radio  stations   targeting  the
African-American population presents significant growth opportunities for the following reasons:

     o Rapid Population Growth. According to data compiled by the Census Bureau, from 1980 to 1995, the African-American population increased from approximately 26.7 million to 33.1 million (a 24% increase, compared to a 16% increase in the population as a whole). Furthermore, the African-American population is expected to exceed 40 million by 2010 (more than a 21% increase from 1995, compared to an expected increase of 13% for the population as a whole).

     o Higher Income Growth. According to data compiled by the Census Bureau, from 1980 to 1995, the rate of increase in median household income in 1995 adjusted dollars for African-Americans was approximately 12.3%, compared to 3.9% for the population as a whole.

     o Concentrated Presence in Urban Markets. Approximately 58% of the African-American population is located in the top-30 African-American markets and the Company believes that the African-American community is usually geographically concentrated in such markets. This concentration of African-Americans may enable the Company to reach a large portion of its target population with radio stations that may have less powerful signals, thus potentially lowering the Company's acquisition and operating costs.

     o Fewer Signals Required. The Company believes the current industry trend is for radio broadcasters to acquire the maximum number of radio stations allowed in a market under FCC ownership rules (up to eight radio stations in the largest markets with no more than five being FM or AM), unless restricted by other regulatory authorities. However, relative to radio broadcasters targeting a broader audience, the Company believes it can cover the various segments of its target niche market with fewer programming formats and therefore fewer radio stations than the maximum allowed.

     o Strong Audience Listenership and Loyalty. Based upon Arbitron reports, the Company believes, as a group, African-Americans generally spend more time listening to radio than non-African-American audiences. For example, during 1996, African-Americans in the ten largest 12-plus markets listened to radio broadcasts an average of 27.2 hours per week compared to 22.9 hours per week for non-African-Americans in such markets. In addition, the Company believes African-American radio listeners exhibit a greater degree of loyalty to radio stations targeting a segment of the African-American community because those radio stations become a valuable source of entertainment and information consistent with the community's interests and lifestyles. As a result, the Company believes that its target demographic group provides greater audience stability than that of other demographic groups.

     o Cost Effective for Advertisers. The Company believes that advertisers can reach the African-American community more cost effectively through radio broadcasting than through newspapers or television because the Company's radio broadcasts specifically target the African-American community while newspapers and television typically target a much more diverse audience.


            TOP-30 AFRICAN-AMERICAN MARKETS IN THE UNITED STATES(A)

                                                   AFRICAN-        PERCENTAGE OF AFRICAN-
                                                   AMERICAN              AMERICANS
                                                 POPULATION IN     OF OVERALL POPULATION
RANK                   MARKET                     THE MARKET           IN THE MARKET
------   -------------------------------------   ---------------   -----------------------
 1.                   New York                     3,723,000                22.3%
 2.                    Chicago                     1,645,000                19.5%
 3.               WASHINGTON, D.C.                 1,149,000                27.4%
 4.                  Los Angeles                   1,130,000                 9.5%
 5.                    Detroit                     1,007,000                22.6%
 6.                 PHILADELPHIA                     973,000                19.9%
 7.                    Atlanta                       919,000                26.4%
 8.               Houston/Galveston                  781,000                18.6%
 9.        Miami/Ft. Lauderdale/Hollywood            716,000                20.7%
10.               Dallas/Ft. Worth                   647,000                14.6%
11.                   BALTIMORE                      645,000                26.0%
12.                 San Francisco                    602,000                 9.3%
13.                    Memphis                       481,000                41.5%
14.                  New Orleans                     460,000                36.2%
15.      Norfolk/Virginia Beach/Newport News         443,000                29.6%
16.                   St. Louis                      439,000                17.2%
17.                   Cleveland                      399,000                18.8%
18.                    Boston                        283,000                 7.4%
19.                   Richmond                       282,000                30.2%
20.         Charlotte/Gastonia/Rock Hill             266,000                20.5%
21.                  Birmingham                      261,000                27.4%
22.                Raleigh/Durham                    244,000                24.2%
23.               Milwaukee/Racine                   238,000                14.5%
24.      Greensboro/Winston Salem/High Point         226,000                20.0%
25.                  Cincinnati                      218,000                11.4%
26.                  Kansas City                     217,000                13.1%
27.        Tampa/St. Petersburg/Clearwater           202,000                 9.2%
28.                 Jacksonville                     201,000                19.8%
29.                 Indianapolis                     193,000                14.2%
30.                  Pittsburgh                      187,000                 7.8%

----------

(a) Estimates based upon BIA Marketing Report, 1997 First Edition (as defined). Bold text indicates markets in which the Company owns and operates a radio station.

     Listed below is selected information relating to the Company's radio stations and markets (including the radio station which is the subject of the DC Acquisition):

                                                          AFRICAN-AMERICAN MARKET
                                              -----------------------------------------------
                                               RANK BY SIZE OF              TARGET
                                                  AFRICAN-        TARGET    AUDIENCE
 MARKET AND STATION    PROGRAM      TARGET        AMERICAN       AUDIENCE    SHARE    REVENUE
  CALL LETTERS(A)     FORMAT(D)    AGE GROUP    POPULATION(E)    SHARE(F)   RANK(G)   RANK(H)
-------------------- ------------ ----------- ----------------- ---------- --------- --------
WASHINGTON, D.C.                                      3            30.9%       1        2
   WKYS-FM             Young UC      18-34                         11.6%       4
   WMMJ-FM             Urban AC      25-54                         12.4%       3
   WOL-AM             Black Talk     35-64                          2.8%       8
   WYCB-AM(b)           Gospel       35-64                          4.1%       6
BALTIMORE                                            11            40.3%       1        1
   WERQ-FM             Young UC      18-34                         22.2%       1
   WOLB-AM            Black Talk     35-64                          3.0%       9
   WWIN-FM             Urban AC      25-54                         10.3%       3
   WWIN-AM              Gospel       35-64                          4.8%       5
PHILADELPHIA                                          6             NM         NM       NM
   WPHI-FM(c)          Young UC      18-34

                                                 ENTIRE MARKET
                    -----------------------------------------------------------------------
                                12-PLUS        TARGET
                     12-PLUS    AUDIENCE     AGE GROUP
 MARKET AND STATION  AUDIENCE    SHARE     AUDIENCE SHARE     RADIO      REVENUE    REVENUE
  CALL LETTERS(A)    SHARE(I)   RANK(I)       RANK(J)       REVENUE(K)   SHARE(L)   RANK(M)
------------------- ---------- ---------- ---------------- ------------ ---------- --------
WASHINGTON, D.C        11.4%     N/A            NM           $ 187.9       9.2%       N/A
   WKYS-FM              4.8%        5      2                              3.3%     14
   WMMJ-FM              4.2%        7      4(t)                           3.4%     13
   WOL-AM               1.0%       21     24(t)                            1.8%    18
   WYCB-AM(b)           1.4%       19     17                              0.7%        N/A
BALTIMORE              13.3%     N/A            NM              86.8      12.5%       N/A
   WERQ-FM              7.7%        1      1                              6.7%     8
   WOLB-AM              0.9%       23(t)  17(t)                             (n)      (n)
   WWIN-FM              3.2%        9      8                               5.8%       10
   WWIN-AM              1.5%       16     15(t)                             (o)      (o)
PHILADELPHIA            1.9%     N/A            NM             203.8       1.2%       18
   WPHI-FM(c)           1.9%       18           NA                         1.2%       18

----------
As used in this table, "N/A" means not applicable or not available, "NM" means not meaningful and "(t)" means tied with one or more radio stations.

(a) Actual city license may be different from the metropolitan market serviced. Market names used in this table are Arbitron's MSAs for the markets served by the Company.

(b) The Company anticipates this radio station will be acquired in the fourth quarter of 1997. See "The Transactions-Acquisitions."

(c) WPHI-FM, acquired on May 19, 1997 pursuant to the Philadelphia Acquisition, had a Modern Rock format prior to February 1997 when the Company entered into an LMA with the then-owner to program the radio station. Therefore, certain information provided is either not meaningful or reflects ratings and other data under the previous format. See "The Transactions-Acquisitions."

(d) Programming formats of the Company include: Black Talk, Urban Adult Contemporary ("Urban AC"), Gospel and Young Urban Contemporary ("Young UC").

(e)  Based upon the BIA Market Report, 1997 (First Edition).

(f) Based upon all 12-plus African-Americans according to the Arbitron Market Report for Fall 1996 (as defined).

(g) Rank for each radio station based upon 12-plus African-Americans according to the Arbitron Market Report for Fall 1996. Rank for each market based upon management's estimate after reviewing audience share ratings for 12-plus African-Americans according to the Arbitron Market Report for Fall 1996 and grouping radio stations targeting African-Americans into known radio station clusters.

(h) Revenue rank for each market based upon management's estimate after reviewing gross revenues for individual radio stations that are reported in the Hungerford Report (Dec. 1996) (as defined) and grouping radio stations targeting African-Americans into known ownership clusters.

(i) Based upon all persons 12-plus according to the Arbitron Market Report for Fall 1996.

(j) Based upon each radio station's rank among its African-American target age group according to the Arbitron Market Report for Fall 1996.

(k) Gross revenues in millions of dollars. For Washington, D.C. and Baltimore, based upon the Hungerford Report, (Dec. 1996). For Philadelphia, based upon the Miller Kaplan Report, (Dec. 1996) (as defined), which excludes barter transactions from its reported figures.

(l) Revenue share for individual radio stations in Washington, D.C. and Baltimore based upon the Hungerford Report (Dec. 1996), except for WYCB-AM which does not report to Hungerford. Revenue share for WYCB-AM represents the radio station's net revenues as a percentage of the market radio revenue reported by the Hungerford Report, (Dec.1996), as adjusted for
     WYCB-AM's net revenues. Revenue share for the Baltimore market is based upon the Hungerford Report (Dec. 1996). Revenue share for the Washington, D.C. market is based upon the Hungerford Report (Dec. 1996) as adjusted for WYCB-AM's net revenues. Revenue share for WPHI-FM and Philadelphia is based upon the Miller Kaplan Report (Dec. 1996), which excludes barter transactions from its reported figures.

(m) For radio stations in Washington, D.C. and Baltimore, based upon the Hungerford Report, (Dec. 1996). For WPHI-FM, based upon the Miller Kaplan Report, (Dec. 1996), which excludes barter transactions from its reported figures.

(n) WERQ-FM and WOLB-AM report revenue data to Hungerford on a combined basis. Therefore, only one revenue share and revenue rank is provided for WERQ-FM and WOLB-AM.

(o) WWIN-FM and WWIN-AM report revenue data to Hungerford on a combined basis. Therefore, only one revenue share and revenue rank is provided for WWIN-FM and WWIN-AM.

OPERATING STRATEGY

     In order to maximize broadcast cash flow at each of its radio stations, the Company strives to create and operate the leading radio station group, in terms of audience share, serving the African-American community and to effectively convert these audience share ratings to advertising revenue while controlling the costs associated with each radio station's operations. The success of the Company's strategy relies on the following: (i) market research, targeted programming and marketing; (ii) significant community involvement; (iii) aggressive sales efforts; (iv) advertising partnerships and special events; (v) strong management and performance-based incentives; and (vi) radio station clustering, programming segmentation and sales bundling.

     Market Research, Targeted Programming and Marketing

     The Company uses market research to tailor the programming, marketing and promotions of its radio stations to maximize audience share. To achieve these goals, the Company uses market research to identify unserved or underserved markets or segments of the African-American community in its current and in new markets and to determine whether to acquire a new radio station or reprogram one of its existing radio stations to target those markets or segments.

     The Company also seeks to reinforce its targeted programming by creating a distinct and marketable identity for each of its radio stations. To achieve this objective, in addition to its significant community involvement discussed below, the Company employs and promotes distinct, high-profile on-air personalities at many of its radio stations, many of whom have strong ties to the African-American community.

     Significant Community Involvement

     The Company believes its active involvement and significant business and political relationships in the African-American community, together with its African-American ownership, provide a competitive advantage in targeting
African-American audiences. In this way, the Company believes its proactive involvement in the African-American communities in each of its markets greatly improves the marketability of its radio broadcast time to advertisers who are targeting such communities.

     Management believes that a radio station's image should reflect the lifestyle and viewpoints of the target demographic group it serves. Due to the Company's fundamental understanding of the African-

American community, management believes it is able to identify music and musical styles, as well as political and social trends and issues, early in their evolution. This understanding is then integrated into all aspects of the Company's operations and enables it to create enhanced awareness and name recognition in the marketplace. In addition, the Company believes its multi-level approach to community involvement leads to increased effectiveness in developing and updating its programming formats. Management believes its enhanced awareness and more effective programming formats lead to greater listenership and higher ratings over the long-term.

     The Company has a history of sponsoring events that showcase its commitment to the African-American community including:

     o heightening the awareness of certain diseases and holding fundraisers to fund the search for cures for diseases which disproportionately impact African-Americans, such as sickle-cell anemia and leukemia;

     o developing contests specifically designed to assist African-American single mothers with day care expense;

     o fundraising for the many African-American churches throughout the country which have been the recent target of arsonists; and

     o organizing seminars designed to educate African-Americans on personal issues that include buying a home, starting a business and developing a credit history, and providing information regarding financial planning and health care.

     Aggressive Sales Efforts

     The Company has assembled an effective, highly-trained sales staff focused on converting the Company's audience share into revenue. The Company employs a dual sales strategy of selling stations individually where appropriate, by targeting a certain demographic segment, or in combination by focusing on the complementary aspects of the Company's multiple stations.

     Advertising Partnerships and Special Events

     The Company believes that in order to create advertiser loyalty it must strive to be the recognized expert in marketing to the African-American consumer in its markets. The Company believes that it has achieved this recognition by focusing on serving the African-American consumer and by creating innovative advertising campaigns and promotional tie-ins. The Company sponsors several major entertainment events each year. The Stone Soul Picnic, which was developed by the Company in 1989, is an all-day free outdoor concert which showcases advertisers, local merchants and other organizations desiring exposure to over 100,000 people in each of Washington, D.C. and Baltimore. The People's Expo is another major event the Company sponsors every March in Washington, D.C. and Baltimore. This event provides entertainment, shopping and educational seminars to the Company's listeners and others from the communities that the Company serves. In connection with these events, advertisers buy signage, booth space and broadcast promotions to sell cars, groceries, clothing, financial services and other products and/or services to the African-American consumer.

     Strong Management and Performance-Based Incentives

     The Company focuses on hiring highly motivated and talented individuals in each functional area of the organization who can effectively help the Company implement its strategies of growth and value creation. The Company's management team is comprised of a diverse group of individuals who bring strong expertise to their respective functional areas. Furthermore, the Company looks to promote from within and, thus, aims to build a middle management and lower-level employee base comprised of individuals with great potential, the ability to operate with high levels of autonomy and the appropriate team-orientation which will enable them to grow their careers within the organization.

     To enhance the quality of management in the sales and programming areas of the Company, General Managers, Sales Managers and Program Directors have significant portions of their compensation tied to the achievement of certain performance goals. General Managers' compensation is based partially on achieving cash flow benchmarks which creates an incentive for management to focus not only on sales growth, but also on expense control. Additionally, Sales Managers and sales personnel have incentive packages based on sales goals, and Program Directors and on-air talent have incentive packages focused on maximizing overall ratings as well as ratings in specific target segments.

     Radio Station Clustering, Programming Segmentation and Sales Bundling

     The Company strives to build clusters of radio stations in its markets, with each radio station targeting different demographic segments of the
African-American population. This clustering and programming segmentation strategy allows the Company to achieve greater penetration into each segment of its target market. The Company is then able to offer advertisers multiple audiences and to bundle the radio stations for advertising sales purposes when advantageous.

     The Company believes there are several potential benefits that result from operating multiple radio stations within the same market. First, each additional radio station in a market provides the Company with a larger percentage of the prime advertising time available for sale within that market. Second, the more signals programmed by the Company, the greater the market share the Company can achieve in its target demographic groups through the use of segmented programming. Third, the Company is often able to consolidate sales, promotional, technical support and corporate functions to produce substantial cost savings. Finally, the purchase of additional radio stations in an existing market allows the Company to take advantage of its market expertise and existing relationships with advertisers.

ACQUISITION STRATEGY

     Radio One's primary acquisition strategy is to acquire and turn around under performing radio stations in the top-30 African-American markets. The Company considers acquisitions in existing markets where expanded coverage is desirable and considers acquisitions in new markets where the Company believes it is advantageous to establish a presence. In analyzing potential acquisition candidates, the Company generally considers (i) whether the radio station has a signal adequate to reach a large percentage of the African-American community in a market, (ii) whether the Company can reformat or improve the radio station's programming in order to profitably serve the African-American community, (iii) whether the radio station affords the Company the opportunity to segment program formats within a market in which the Company already maintains a presence, (iv) whether the Company can increase broadcast revenues of the radio station through aggressive marketing, sales and promotions, (v) the price and terms of the purchase, (vi) the level of performance that can be expected from the radio station under the Company's management and (vii) the number of competitive radio stations in the market.

     The Company believes that large segments of the African-American population in its target markets are often concentrated in certain geographic sections of such markets. The Company further believes that this geographic concentration may provide it with an opportunity to acquire less expensive radio stations with less powerful signals without materially diminishing the Company's coverage of the African-American community. As a result, the Company believes it can have a competitive advantage in securing a substantial share of the radio revenue at a potentially lower acquisition cost per listener than radio stations targeting other demographic groups.

     The Company does not apply a fixed formula to determine the purchase price of radio stations and does not focus solely on multiples of broadcast cash flow. Rather the Company seeks to acquire radio stations consistent with its acquisition and operating strategies. The Company will continue to evaluate potential acquisitions in the top-30 African-American markets.

STATION OPERATIONS

     The following is a general description of each of the Company's markets and its radio stations in each market. As noted, the data provided in the tables below includes information during periods the radio stations listed were not owned or operated by the Company.

     Washington, D.C.

     The Washington, D.C. market is estimated to be the eighth largest radio market in terms of population and had 1996 radio advertising revenues totaling an estimated $187.9 million. In 1995, Washington, D.C. had the third largest African-American population in the United States with an MSA population of approximately 4.2 million (approximately 27.4% of which was African-American).The Company believes it owns the strongest franchise (in terms of audience share and number of radio stations) of African-American targeted radio stations in the Washington, D.C. market with two of the four FM radio stations and, after giving effect to the DC Acquisition, two of the three AM radio stations that target African-Americans.

                                             1994(D)         1995(D)         1996(D)       FALL 1996(D)
                                           -------------   -------------   -------------   -------------
WKYS-FM(a)
   Audience share (12-plus)    .........        3.8%            3.8%            4.5%            4.8%
   Audience share rank (12-plus)  ......         10               9 (t)           6 (t)           5
   Audience share (18-34)   ............        5.6%            5.8%            7.5%            8.8%
   Audience share rank (18-34) .........          6               6               2               2
   Revenue share   .....................        5.1%            3.8%            3.3%            N/A
   Revenue rank ........................          8              14              14             N/A
WMMJ-FM(b)
   Audience share (12-plus) ............        4.3%            3.7%            4.5%            4.2%
   Audience share rank (12-plus)  ......          7              11 (t)           6 (t)           7
   Audience share (25-54)   ............        5.3%            4.6%            5.4%            5.1%
   Audience share rank (25-54) .........          4 (t)           8               3 (t)           4 (t)
   Revenue share   .....................        3.8%            3.7%            3.4%            N/A
   Revenue rank ........................         14              15              13             N/A
WOL-AM(b)
   Audience share (12-plus) ............        1.7%            1.7%            1.0%            1.0%
   Audience share rank (12-plus)  ......         18              19              23 (t)          21 (t)
   Audience share (35-64)   ............        2.3%            2.3%            1.1%            1.0%
   Audience share rank (35-64) .........         16 (t)          14 (t)          23              24 (t)
   Revenue share   .....................        2.1%            2.0%            1.8%            N/A
   Revenue rank ........................         19              18              18             N/A
WOL-AM and WMMJ-FM
 (combined)(b)
   Audience share (12-plus)    .........        6.0%            5.4%            5.5%            5.2%
   Audience share (25-54)   ............        6.9%            6.4%            6.2%            5.8%
   Revenue share   .....................        5.9%            5.6%            5.3%            N/A
   Revenue rank ........................          7               7               8             N/A
WYCB-AM(c)
   Audience share (12-plus) ............        1.2%            1.6%            1.3%            1.4%
   Audience share rank (12-plus)  ......         21              20              20              19
   Audience share (35-64)   ............        1.3%            1.7%            1.5%            1.6%
   Audience share rank (35-64) .........         22              19              18              17
   Revenue share   .....................        N/A             N/A             0.7%            N/A
   Revenue rank ........................        N/A             N/A             N/A             N/A

----------

As used in this table, "N/A" means not applicable or not available and "(t)" means tied with one or more radio stations.

(a)  WKYS-FM was acquired by the Company on June 6, 1995.

(b)  WOL-AM and WMMJ-FM advertising time is sold in combination.

(c) The Company intends to acquire WYCB-AM in the fourth quarter of 1997. See "The Transactions-Acquisitions."

(d) Audience share and audience share rank data is based on Arbitron four book averages for the years indicated and the Arbitron Market Report for Fall 1996. Revenue share and rank data are based upon the Radio Revenue Report of Hungerford for December 1996, 1995 and 1994, except for WYCB-AM which does not report to Hungerford. Revenue share for WYCB-AM represents the radio station's net revenues as a percentage of the market radio revenue reported by the Hungerford Report, (Dec. 1996), as adjusted for WYCB-AM's net revenues.

     WOL-AM. The Company's first radio station, WOL-AM, was purchased in 1980 for approximately $900,000. WOL-AM was a music station with declining revenue share and audience share that the Company converted to one of the country's first all-talk radio stations targeting African-Americans. The Company's Chairperson, Ms. Catherine L. Hughes, who hosted WOL-AM's daily four-hour morning show from 1983 to 1995, created a valuable niche for the radio station as "The Voice of Washington's Black Community." The Company believes that WOL-AM is a vital communications platform for the community, political and business leaders in its market. WOL-AM's ratings have historically fluctuated between a 1% and 2% audience share in the 12-plus market.

     WMMJ-FM. The Company's second radio station in Washington, D.C., WMMJ-FM, was purchased in 1987 for approximately $7.5 million. At the time, WMMJ-FM was being programmed in a general market adult contemporary format, which led it to garner a 1.2% audience share of the 12-plus market. However, given its relatively low signal strength (the radio station was a Class A with 3,000 watts of power; it has since been upgraded to 6,000 watts) and low ratings, it was generating minimal revenues and little or no broadcast cash flow. After extensive research by the Company, WMMJ-FM was the first FM radio station on the East Coast to introduce an Urban Adult Contemporary ("Urban AC") programming format. This format focuses on African-Americans in the 25 to 54 age group and provides adult-oriented Urban Contemporary music from the 1960s, 1970s, 1980s and 1990s. The Urban AC format was almost immediately successful, and today WMMJ-FM, with a 4.2% audience share in the 12-plus market, is a consistent top five radio station among all 25 to 54-year-olds in Washington, D.C. with a long-standing and loyal listener base.

     WKYS-FM. The Company's third radio station in Washington, D.C., WKYS-FM, was purchased in June 1995 for approximately $34.4 million. WKYS-FM is a Class B Young Urban Contemporary radio station targeting 18 to 34-year-old African-American adults. From 1978 to 1989, WKYS-FM was Washington, D.C.'s perennial Urban Contemporary leader and was frequently the market's number one radio station overall. However, in 1987, WPGC-FM (now owned by CBS Corporation("CBS")) changed its format from Adult Contemporary to CHR/Urban and in Spring of 1989, replaced WKYS-FM as the number one urban radio station in terms of audience share. From 1986 to the Fall of 1994, WKYS-FM's overall ratings rank fell from number one to number twelve with a 3.3% audience share of the 12-plus market, while WPGC-FM moved from near the bottom to number one with a 9.0%audience share of the 12-plus market. In 1995, WPGC-FM was the market's number one billing radio station with over $20.0 million in revenues. By 1995, the former owner of WKYS-FM had abandoned the 18 to 34-year- old demographic group and begun to target 25 to 54-year-olds, making it a direct competitor to Radio One's WMMJ-FM instead of CBS's WPGC-FM. When the Company purchased WKYS-FM in June 1995, it repositioned its programming away from WMMJ-FM and back towards 18 to 34-year-olds and WPGC-FM. Since June 1995, the Company has been able to dramatically increase WKYS-FM's overall 12-plus market audience share rank to number five with a 4.8% audience share, and to number two among 18 to 34-year-olds with an 8.8% audience share of that market. During this same period of time, WPGC-FM has remained number one in the 12-plus market and 18 to 34-year-olds ratings, but its audience share has fallen dramatically from a 9.0% to a 6.1% audience share of the 12-plus market and from a 14.4% to a 10.2% audience share among 18 to 34-year-olds.

     WYCB-AM. The Company is currently negotiating the acquisition of WYCB-AM, Washington D.C.'s top-rated Gospel radio station, pursuant to a non-binding amended letter of intent. See "The Transactions-Acquisitions." The Company believes the acquisition of WYCB-AM, with its Gospel programming format, would provide the Company with access to another segment of the African-American community in Washington, D.C., and complement its existing radio station group.

     Baltimore, Maryland

     The Baltimore market is the 19th largest radio market in terms of population and had 1996 radio advertising revenues totaling an estimated $86.8 million. In 1995, Baltimore had the eleventh largest African-American population in the United States with an MSA population of approximately 2.5 million (approximately 26.0% of which was African-American). The Company believes Baltimore is "under radioed" with only 15 viable FM radio stations (according to Duncan's Radio Market Guide (as de-fined)), in part because of its close proximity to Washington, D.C., making Baltimore a particularly attractive market. The Company believes it owns the strongest franchise of African-American targeted radio stations in the Baltimore market with two of the three FM radio stations and two of the four AM radio stations which target African-Americans.

                                            1994(C)         1995(C)         1996(C)       FALL 1996(C)
                                           ------------   -------------   -------------   -------------
WERQ-FM(a)
   Audience share (12-plus) ............       5.6%            5.2%            6.4%           7.7%
   Audience share rank (12-plus)  ......         6               7               4              1
   Audience share (18-34)   ............       8.3%            8.6%           10.7%          13.3%
   Audience share rank (18-34) .........         3               2               2              1
WOLB-AM(a)
   Audience share (12-plus) ............       0.4%            0.9%            0.6%           0.9%
   Audience share rank (12-plus)  ......        32(t)           23 (t)          28 (t)         23 (t)
   Audience share (35-64)   ............       0.6%            1.1%            0.9%           1.6%
   Audience share rank (35-64)    ......        26 (t)          19 (t)          23             17 (t)
WERQ-FM and WOLB-AM (Combined)(a)
   Audience share (12-plus) ............       6.0%            6.1%            7.0%           8.6%
   Audience share (25-54)   ............       4.3%            4.9%            5.7%           7.4%
   Revenue share   .....................       5.2%            6.7%            6.7%           N/A
   Revenue rank ........................         8               8               8            N/A
WWIN-FM(b)
   Audience share (12-plus) ............       3.3%            4.0%            3.6%           3.2%
   Audience share rank (12-plus)  ......        11              10              10              9
   Audience share (25-54)   ............       4.5%            5.5%            4.9%           4.2%
   Audience share rank (25-54)    ......         7               5               7 (t)          8
WWIN-AM(b)
   Audience share (12-plus)    .........       1.0%            1.1%            1.1%           1.5%
   Audience share rank (12-plus)  ......        21              18 (t)          20 (t)         16
   Audience share (35-64)   ............       1.2%            1.1%            1.4%           1.8%
   Audience share rank (35-64)    ......        19 (t)          19 (t)          18             15(t)
WWIN-FM and WWIN-AM (Combined)(b)
   Audience share (12-plus) ............       4.3%            5.1%            4.7%           4.7%
   Audience share (25-54)   ............       5.6%            6.6%            6.0%           5.7%
   Revenue share   .....................       5.1%            5.7%            5.8%           N/A
   Revenue rank ........................         9              10              10            N/A

----------

As used in this table, "N/A" means not applicable or not available and "(t)" means tied with one or more radio stations.

(a) Based upon the Hungerford Report, (Dec. 1996). WERQ-FM and WOLB-FM jointly report revenue data to Hungerford.

(b) Based upon the Hungerford Report, (Dec. 1996). WWIN-FM and WWIN-AM jointly report revenue data to Hungerford.

(c) Audience share and audience share rank data are based on Arbitron four book averages for the years indicated and the Arbitron Market Report for Fall 1996. Revenue share and rank data are based on the Radio Revenue Report by Hungerford for December 1996, 1995 and 1994.


     WWIN-FM and WWIN-AM. In January 1992, the Company made its first acquisition outside of the Washington, D.C. market with the purchase of two Baltimore radio stations, WWIN-FM and WWIN- AM, for approximately $4.7 million. At the time, these two radio stations were Black Adult Contemporary and Gospel radio stations, respectively. Combined, the two Baltimore radio stations had approxi-
mately $2.5 million in revenue and approximately $400,000 in broadcast cash flow. During Radio One's first full year of ownership, through aggressive selling efforts and expense control, revenues increased to approximately $3.5 million, and broadcast cash flow increased to approximately $1.0 million. Additionally, at the time of the acquisition, WWIN-FM was a weak second to WXYV-FM, the dominant Urban Contemporary radio station in the market, with less than one-third of that radio station's market share. Today, WWIN-FM is a leading urban radio station, second only to the Company's WERQ-FM, among 25 to 54-year-olds in the Baltimore market (in terms of audience share) and has revenues approaching those of WXYV-FM, while WWIN-AM continues to occupy an attractive niche on the AM frequency with its Gospel programming format.

     WERQ-FM and WOLB-AM. In September 1993, the Company made another acquisition in the Baltimore market with the purchase of WERQ-FM and WERQ-AM for approximately $9.0 million. WERQ-FM, which has a full-powered signal, was, at the time of its acquisition, a CHR/Urban radio station, while WERQ-AM was a satellite-fed, all-news radio station. Combined, these radio stations were losing approximately $600,000 per year. The Company proceeded to convert the format of WERQ-FM to a more focused young Urban Contemporary format targeted at 18 to 34-year-old African-Americans, while WERQ-AM was changed to WOLB-AM and simulcast with the Company's Black Talk radio station in Washington, D.C., WOL-AM. These moves, in conjunction with more aggressive sales efforts and savings from radio station clustering, increased revenues by approximately $1.0 million and eliminated the operating loss in these radio stations' first full year of ownership by Radio One. Over time, WERQ-FM's audience share increased dramatically, and today, it is the number one radio station in the 12-plus market, with over twice the audience share of its primary competition, WXYV-FM.

     Philadelphia, Pennsylvania

     The Philadelphia market is the fifth largest radio market in terms of MSA population and had 1996 radio advertising revenues totaling an estimated $203.8 million. In 1995, Philadelphia had the sixth largest African-American population in the United States with an MSA population of approximately 4.9 million (approximately 19.9% of which was African-American).

     WPHI-FM. On February 8, 1997, the Company entered into an LMA with the then-current owner of WPHI-FM, and the radio station's programming format changed from Modern Rock to young Urban Contemporary targeting 18 to 34-year-old African-Americans like WKYS-FM, one of the Company's radio stations in Washington, D.C., and WERQ-FM, one of the Company's radio stations in Baltimore. On May 19, 1997, the Company acquired WPHI-FM, providing the Company with an opportunity to apply its operating strategy in another top-30 African-American market. Although WPHI-FM is a lower powered radio station, the Company believes it adequately reaches at least 90% of the African-Americans in Philadelphia. The Company believes WPHI-FM fit the Company's acquisition model of finding lower powered and lower priced radio stations that will adequately cover a target African-American population due to the relatively high concentration in certain geographic sections of a market.

ADVERTISING REVENUES

     Substantially all of the Company's revenues are generated from the sale of local and national advertising for broadcast on its radio stations. Additional broadcasting revenue is generated from network compensation payments and other miscellaneous transactions. Local sales are made by the sales staffs located in Washington, D.C., Baltimore and Philadelphia. National sales are made by firms specializing in radio advertising sales on the national level, in exchange for a commission from the Company that is based on a percentage of the Company's gross revenue from the advertising obtained. Approximately 66% and 64% of the Company's net broadcasting revenues for the fiscal year ended December 31, 1996 and for the three months ended March 30, 1997 were generated from the sale of local advertising and 27% and 25%, respectively, from sales to national advertisers.

     The Company believes that advertisers can reach the African-American community more cost- effectively through radio broadcasting than through newspapers or television. Advertising rates charged by radio stations are based primarily on (i) a radio station's audience share within the demographic groups targeted by the advertisers, (ii) the number of radio stations in the market competing for the same demographic groups and (iii) the supply and demand for radio advertising time. Advertising rates are generally highest during the morning and afternoon commuting hours.

     A radio station's listenership is reflected in ratings surveys that estimate the number of listeners tuned to a radio station and the time they spend listening to that radio station. Each radio station's ratings are used by its advertisers and advertising representatives to consider advertising with the radio station, and are used by the Company to chart audience growth, set advertising rates and adjust programming. The radio broadcast industry's principal ratings are the Arbitron ratings. Arbitron publishes monthly and quarterly ratings surveys for significant domestic radio markets. These surveys are the Company's primary source of ratings data with respect to its radio stations. See "Market and Industry Data."

COMPETITION

     Radio broadcasting is a highly competitive business. Each of the Company's radio stations competes for audience share and advertising revenue directly with other radio stations, as well as with other media such as billboards, newspapers and television. There are well-capitalized firms competing in the same geographic markets as the Company, many of which have greater financial resources.

     The financial success of each of the Company's radio stations depends, to a significant degree, upon its audience ratings, its share of the overall radio advertising revenue within a specific market and the economic health of that market. The audience ratings and advertising revenue of the Company's individual radio stations are subject to change, and any adverse change in a particular market could have a material adverse effect on the total revenue and broadcast cash flow of the Company. The Company's radio stations compete for audience share and advertising revenue directly with other FM and AM radio stations and with other media within their respective markets. While the Company already competes with other radio stations with comparable programming formats in each of its markets, if another radio station in the market were to convert its programming format to a format similar to one of the Company's radio stations, if a new radio station were to adopt a competitive format or if an existing competitor were to strengthen its operations, the Company's radio stations could suffer a reduction in ratings and/or advertising revenue and could require increased promotion and other expenses. In addition, certain of the Company's radio stations compete, and in the future other radio stations of the Company may compete, with duopolies or other combinations of radio stations operated by a single operator.

     Radio broadcasting is also increasingly subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems or the introduction of digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple audio programming formats to local and national audiences. The Company cannot predict the effect, if any, that any such new technologies may have on the radio broadcasting industry. See "Risk Factors-Competition."

     An  important  element  of  the  Company's  growth  strategy  involves  the acquisition of additional radio stations. Following the passage of the Telecommunications Act of 1996, the Antitrust Division of the Department of Justice has become more aggressive in reviewing proposed acquisitions of radio stations and radio station networks which otherwise complied with the FCC's ownership limitations, particularly in instances where the proposed acquiror already owns one or more radio stations in a particular market and the acquisition involves another radio station in the same market. Recently, the Antitrust Division has obtained consent decrees requiring an acquiror to dispose of at least one radio station in a particular market where the acquisition (which would otherwise comply with the FCC's ownership limitations) would have resulted in a concentration of market share by the acquiror. In that case, it is unclear whether the post-acquisition concentration of combined market share or combined advertising revenues of the acquiror was the factor which caused the Antitrust Division to require divestiture. Additionally, any acquisitions are potentially subject to review by the Federal Trade Commission.
See "Risk Factors-Antitrust Matters."

EMPLOYEES

     The Company employs approximately 225 people, approximately 60 of whom are part-time employees. The Company's employees are not unionized. The Company has not experienced any work stoppages and believes its relations with its employees are satisfactory.

     Each radio station has its own on-air personalities and clerical staff. However, in an effort to control broadcast and corporate expenses, Radio One centralizes certain radio station functions by market location. For example, the Company employs one General Manager for each of its markets who is responsible for all of the Company's radio stations located in such markets and the Company's Vice President of Programming oversees programming for all of the Company's radio stations.

FEDERAL REGULATION OF RADIO BROADCASTING

     The radio broadcasting industry is subject to extensive and changing regulation over, among other things, programming, technical operations and business and employment practices. The Federal Communications Commission regulates radio broadcast stations pursuant to the Communications Act of 1934, as amended. The Communications Act permits the operation of radio broadcast stations only in accordance with a license issued by the FCC upon a finding that the grant of a license would serve the public interest, convenience and necessity. The Communications Act provides for the FCC to exercise its licensing authority to provide a fair, efficient and equitable distribution of broadcast service throughout the United States. Among other things, the FCC assigns frequency bands for radio broadcasting; determines the particular frequencies, locations and operating power of radio broadcast stations; issues, renews, revokes and modifies radio broadcast station licenses; regulates transmitting equipment used by radio broadcast stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation, program content and employment and business practices of radio broadcast stations; and has the power to impose penalties, including monetary forfeitures, for violations of its rules and the Communications Act.

     The Communications Act prohibits the sale or assignment of an FCC license, or other transfer of control of an FCC licensee, without the prior approval of the FCC. In determining whether to grant requests for consents to assignments or transfers, and in determining whether to grant or renew a radio broadcast license, the FCC considers a number of factors pertaining to the licensee (and any proposed licensee), including restrictions on foreign ownership, compliance with FCC media ownership rules, licensee "character" and compliance with the Anti-Drug Abuse Act of 1988.

     The following is a brief summary of certain provisions of the Communications Act and specific FCC rules and policies. This summary does not purport to be complete and is qualified in its entirety by the text of the Communications Act, the FCC's rules, and the public notices and rulings of the FCC. A potential investor should refer to these FCC rules and policies for further information concerning the nature and extent of federal regulation of radio broadcast stations. A licensee's failure to observe these or other FCC rules and policies may result in the imposition of various sanctions, including admonishment, fines, the grant of "short" (less than the full eight-year) renewal terms, grant of a license with conditions or, for particularly egregious violations, the denial of a license renewal application, the revocation of FCC license or the denial of FCC consent to acquire additional broadcast properties. The Congress and the FCC have had under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of Radio One's radio stations, result in the loss of audience share and advertising revenues for Radio One's radio broadcast stations or affect its ability to acquire additional radio broadcast stations or finance such acquisitions. Such matters may include changes to the license authorization and renewal process; proposals to impose spectrum use or other fees on FCC licensees; auction of new broadcast licenses; changes to the FCC's equal employment opportunity regulations and other matters relating to involvement of minorities and women in the broadcasting industry; proposals to change rules relating to political broadcasting and other changes regarding program content; proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages; technical and frequency allocation matters, including those relative to the implementation of digital audio broadcasting on both a satellite and terrestrial basis; changes in broadcast cross-interest, multiple own-ership, foreign ownership, cross-ownership and ownership attribution policies; changes to technical broadcast requirements; proposals to allow telephone companies to deliver audio and video programming to homes in their service areas; and proposals to alter provisions of the tax laws affecting broadcast operations and acquisitions.

     The Company cannot predict whether or not any such changes might be adopted nor can it predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.

     FCC Licenses. The Communications Act provides that a broadcast station license may be granted to any applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations. In making licensing determinations, the FCC considers an applicant's legal, technical, financial and other qualifications. The FCC grants radio broadcast station licenses for specific periods of time, and, upon application, may renew them for additional terms. Under the Communications Act, radio broadcast station licenses may be granted for a maximum term of eight years.

     Generally, the FCC renews radio broadcast licenses without a hearing upon a finding that: (i) the radio station has served the public interest, convenience and necessity, (ii) there have been no serious violations by the licensee of the Communications Act or FCC rules and regulations, and (iii) there have been no other violations of the Communications Act or FCC rules and regulations which, taken together, indicate a pattern of abuse. After considering these factors, the FCC may grant the license renewal application with or without conditions, including renewal for a lesser term, or hold an evidentiary hearing. In addition, the Communications Act authorizes the filing of petitions to deny a license renewal during specific periods of time after a renewal application has been filed. Interested parties, including members of the public, may use such petitions to raise issues concerning a renewal applicant's qualifications. If a substantial and material question of fact concerning a renewal or other application is raised by the FCC or other interested parties, or if for any reason the FCC cannot determine that grant of the renewal application would serve the public interest, convenience and necessity, the FCC will hold an evidentiary hearing on the application. If as a result of an evidentiary hearing the FCC determines that the licensee has failed to meet the requirements specified above and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Only after a license renewal application is denied will the FCC accept and consider competing applications for the vacated frequency. Also, during certain periods when a renewal application is pending, the transferability of the applicant's license may be restricted. Historically, the company's management has not experienced any material difficulty in renewing any licenses for radio stations under its control. A license renewal application for radio station WOL-AM, Washington, D.C., remains pending. No petitions to deny the application and no competing applications for the broadcast frequency were filed. However, action on the renewal application has apparently been delayed due to the processing by the FCC of a pending complaint against WOL-AM alleging that programming material broadcast on the radio station was indecent and obscene. It is unlikely that such a complaint would result in a denial of the renewal application. Rather, it is most likely that the renewal application will be granted and that the complaint will be resolved by the FCC with a minor sanction, if any, against WOL-AM. If a sanction is imposed, the Company expects that WOL-AM would receive at most a small fine. The term of the licenses for WOL-AM and associated broadcast auxiliary radio stations was to expire on October 1, 1995. However, pursuant to Section 307 of the Communications Act (i) Radio One's timely filing of a license renewal application for the license for WOL-AM has automatically extended the license term until the FCC takes action on the renewal application; and (ii) the license term for each of the broadcast auxiliary licenses used in conjunction with WOL-AM is concurrent with the license for WOL-AM. If, as the Company expects, the WOL-AM license renewal application is renewed without a sanction greater than a monetary fine, such renewal of the license and broadcast auxiliary licenses would be for a license term ending no earlier than October 1, 2003. There can be no assurance, however, that each of Radio One's licenses will necessarily be renewed or, if renewed, be renewed for a full license term or be renewed without conditions.

     The FCC classifies each AM and FM radio station. An AM radio station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM radio stations are assigned to serve wide areas, particularly at night. Clear channel AM radio stations are classified as either: (i) Class A radio stations, which operate unlimited time and are designed to render primary and secondary service over an extended area, or (ii) Class B radio stations, which operate unlimited time and are designed to render service only over a primary service area. Class D radio stations, which operate either daytime, or unlimited time with low nighttime power, may operate on the same frequencies as clear channel radio stations. A regional channel is one on which Class B and Class D AM radio stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM radio stations operate unlimited time and serve primarily a community and the suburban and rural areas immediately contiguous to it. A Class C AM radio station operates on a local channel and is designed to render service only over a primary service area that may be reduced as a consequence of interference.

     The minimum and maximum facilities requirements for an FM radio station are determined by its class. Possible FM class designations depend upon the geographic zone in which the transmitter of the FM radio station is located. In general, commercial FM radio stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 or C radio stations.

     The following table sets forth with respect to each of the Company's radio stations: (i) the market, (ii) the radio station call letters, (iii) the year of acquisition, (iv) the FCC license classification, (v) the effective radiated power ("ERP"), if an FM radio station, or the power, if an AM radio station,
(vi) the antenna height above average terrain ("HAAT"), if an FM radio station, or the above insulator measurement ("AI"), if an AM radio station, (vii) the operating frequency and (viii) the date on which the radio station's FCC license expires.

                                                          ERP (FM)      HAAT (FM)
                      STATION        YEAR OF      FCC    POWER (AM)      AI (AM)                    EXPIRATION
    MARKET(A)       CALL LETTERS   ACQUISITION   CLASS   IN WATTS(B)   IN METERS(C)   FREQUENCY   DATE OF LICENSE
------------------ -------------- ------------- ------- ------------- -------------- ----------- ----------------
Washington, D.C.       WOL-AM         1980         C        1,000          52.1       1450 kHz       10/1/1995(d)
                      WMMJ-FM         1987         A        2,900(e)      146.0       102.3 MHz      10/1/2003
                      WKYS-FM         1995         B       24,000(f)      215.0       93.9 MHz       10/1/2003
                      WYCB-AM          (g)         C        1,000          50.9       1340 kHz       10/1/2003
Baltimore             WWIN-AM         1992         C        1,000          61.0       1400 kHz       10/1/2003
                      WWIN-FM         1992         A        3,000          91.0       95.9 MHz       10/1/2003
                      WOLB-AM         1993         D        1,000          85.4       1010 kHz       10/1/2003
                      WERQ-FM         1993         B       37,000         174.0       92.3 MHz       10/1/2003
Philadelphia          WPHI-FM          (h)         A          340(i)      305.0       103.9 MHz       8/1/1998

----------

(a) A broadcast station's market may be different from its community of license.

(b) The coverage of an AM radio station is chiefly a function of the power of the radio station's transmitter, less dissipative power losses and any directional antenna adjustments. For FM radio stations, signal coverage area is chiefly a function of the ERP of the radio station's transmitter and the HAAT of the radio station's antenna.

(c) The height of an AM radio station's antenna is measured by reference to AI and the height of an FM radio station's antenna is measured by reference to HAAT.

(d)  The license renewal application for WOL-AM is pending as discussed above.

(e) WMMJ-FM uses a directional antenna and it operates at a power equivalent to 6,000 watts at 100 meters.

(f) WKYS-FM and WERQ-FM operate at powers equivalent to 50,000 watts at 150 meters. WERQ-FM uses a directional antenna.

(g) The Company anticipates that it will acquire this radio station in the fourth quarter of 1997. See "The Transactions-Acquisitions."

(h)  WPHI-FM operates at a power equivalent to 3,000 watts at 100 meters.


     Ownership Matters. The Communications Act requires prior approval of the FCC for the assignment of a broadcast license or the transfer of control of a corporation or other entity holding a license. In determining whether to approve an assignment of a radio broadcast license or a transfer of control of a broadcast licensee, the FCC considers, among other things, the financial and legal qualifications of the prospective assignee or transferee, including compliance with FCC restrictions on non-U.S. citizen or entity ownership and control, compliance with FCC rules limiting the common ownership of certain "attributable" interests in broadcast and newspaper properties, the history of compliance with FCC operating rules, and the "character" qualifications of the transferee or assignee and the individuals or entities holding "attributable" interests in them. Applications to the FCC for assignments and transfers are subject to petitions to deny by interested parties.

     Under the Communications Act, a broadcast license may not be granted to or held by any corporation that has more than one-fifth of its capital stock owned or voted by non-U.S. citizens or entities or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Furthermore, the Communications Act provides that no FCC broadcast license may be granted to any corporation directly or indirectly controlled by any other corporation of which more than one-fourth of its capital stock is owned of record or voted by non-U.S. citizens if the FCC finds the public interest will be served by the refusal of such license. These restrictions apply in modified form to other forms of business organizations, including partnerships, and limited liability companies.

     The FCC generally applies its other broadcast ownership limits to "attributable" interests held by an individual, corporation, partnership or other association or entity, including limited liability companies. In the case of a corporation holding broadcast licenses, the interest of officers, directors and those who, directly or indirectly have the right to vote five percent or more of the stock of a licensee corporation are generally deemed attributable interests, as are positions as an officer or director of a corporate parent of a broadcast licensee. The FCC treats all partnership interests as attributable, except for those limited partnership interests that are "insulated" from "material involvement" in the media- related activities of the partnership under FCC policies. The FCC currently treats limited liability companies like limited partnerships for purposes of attribution. Stock interests held by insurance companies, mutual funds, bank trust departments and certain other passive investors that hold stock for investment purposes only become attributable with the ownership of ten percent or more of the stock of the corporation holding broadcast licenses. To assess whether a voting stock interest in a direct or an indirect parent corporation of a broadcast licensee is attributable, the FCC uses a "multiplier" analysis in which non-controlling voting stock interests are deemed proportionally reduced at each non-controlling link in a multi-corporation ownership chain. For a person or entity with an attributable interest in a radio broadcast station, a time brokerage agreement with another radio station in the same market creates an attributable interest in the brokered radio station as well as for purposes of the FCC's local radio station ownership rules, if the agreement affects more than 15% of the brokered radio station's weekly broadcast hours. See "-Local Marketing Agreements."

     Debt instruments, non-voting stock, options and warrants for voting stock that have not yet been exercised, insulated limited partnership interests where the limited partner is not "materially involved" in the media-related activities of the partnership, and minority voting stock interests in corporations where there is a single holder of more than 50% of the outstanding voting stock whose vote is sufficient to affirmatively direct the affairs of the corporation, generally do not subject their holders to attribution. The FCC's rules also specify other exceptions to these general principles for attribution. The FCC is currently evaluating whether to: (i) raise the benchmark for voting stock from five to ten percent, (ii) raise the benchmark for passive investors from ten to twenty percent, (iii) continue the single 50% stockholder exception, and/or (iv) attribute non-voting stock or perhaps non-voting stock interests when combined with other rights such as voting shares or contractual relationships.

     The Communications Act and FCC rules generally restrict ownership operation or control of, or the common holding of attributable interests in, (i) radio broadcast stations above certain limits servicing the same local market, (ii) a radio broadcast station and a television broadcast station servicing the same local market, and (iii) a radio broadcast station and a daily newspaper serving the same local market. These rules include specific signal contour overlap standards to determine compliance. Under these "cross-ownership" rules, the Company, absent waivers, would not be permitted to acquire an attributable interest in any daily newspaper or television broadcast station (other than a low-powered television station) in a local market where it then owned any radio broadcast station, or where its stockholders, officers or directors had an attributable interest. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if certain conditions are satisfied, and the FCC will consider waivers in other markets under more restrictive standards. The FCC is reviewing its ban on the common ownership of a radio station and a television station or newspaper including extending the policy of liberal waivers of common ownership of radio and television stations to the top 50 television markets.

     Although current FCC nationwide radio broadcast ownership rules allow one entity to own, control or hold attributable interests in an unlimited number of FM radio stations and AM radio stations nationwide, the FCC's rules limit the number of radio broadcast stations in local markets in which a single entity may own an attributable interest as follows:

     o In a radio market with 45 or more commercial radio stations, a party may own, operate, or control up to 8 commercial radio stations, not more than 5 of which are in the same service (AM or FM).

     o In a radio market with between 30 and 44 (inclusive) commercial radio stations, a party may own, operate, or control up to 7 commercial radio stations, not more than 4 of which are in the same service (AM or FM).

     o In a radio market with between 15 and 29 (inclusive) commercial radio stations, a party may own, operate, or control up to 6 commercial radio stations, not more than 4 of which are in the same service (AM or FM).

     o In a radio market with 14 or fewer commercial radio stations, a party may own, operate, or control up to 5 commercial radio stations, not more than 3 of which are in the same service (AM or FM), except that a party may not own, operate, or control more than 50 percent of the radio stations in such market.

     Because of these multiple and cross-ownership rules, if a stockholder of Radio One holds an "attributable" interest in Radio One, such stockholder, officer or director may violate the FCC's rules if such person or entity also holds or acquires an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio stations and the location of those television broadcast stations or daily newspapers. If an attributable stockholder, officer or director of Radio One violates any of these ownership rules, the Company may be unable to obtain from the FCC one or more authorizations needed to conduct its radio station business and may be unable to obtain FCC consents for certain future acquisitions. As long as one person or entity holds more than 50% of the voting power of the Common Stock of the Company where the vote of such person or entity is sufficient to affirmatively direct the affairs of the Company, another stockholder, unless serving as an officer and/or director, generally would not hold an attributable interest in Radio One. As of March 15, 1997, Ms. Hughes owned approximately 54.2% of the total voting power of the Common Stock of the Company. However, if the Warrants are exercised, Ms. Hughes ownership is reduced to approximately 26.3% and no one person or entity would hold sufficient voting power to direct the affairs of the Company.

     In addition, the FCC has a "cross-interest" policy that under certain circumstances could prohibit a person or entity with an attributable interest in a broadcast station, daily newspaper or cable system from having a "meaningful" non-attributable interest in another broadcast station or daily newspaper in the same local market. "Meaningful" interests could include, among other things, significant equity interests (including non-voting stock, voting stock, limited partnership and limited liability company interests) and key management positions. The FCC has issued a further notice of proposed rulemaking in a long-pending proceeding under which the FCC is considering whether and how to modify this policy.

     Programming and Operation. The Communications Act requires broadcasters to serve the "public interest." Since the late 1980's, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of certain types of programming responsive to the needs of a radio station's community. Nevertheless, a broadcast licensee continues to be required to present programming in response to community problems, needs and interests and to maintain certain records demonstrating its responsiveness. The FCC will consider complaints from listeners about a broadcast station's programming when it evaluates the licensee's renewal application, but listeners' complaints also may be filed and considered at any time. Stations also must follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification, the broadcast of contests and lotteries and technical operation (including limits on human exposure to radio frequency radiation). From time to time, complaints may be filed against the Company's radio stations alleging violations of these or other rules. One complaint is pending against the Company alleging indecent and obscene broadcasts on radio station WOL-AM during 1993. The Company believes that this complaint will not result in either monetary forfeitures of a material nature or any other regulatory action which might have a materially adverse effect on the Company's radio stations or FCC licenses.

     In addition, licensees must develop and implement programs designed to promote equal employment opportunities and must submit reports to the FCC on these matters annually and in connection with the licensee's renewal application. The FCC rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another radio station in the same broadcast service (that is, AM/AM or FM/FM). The simulcasting restriction applies if the licensee owns both radio broadcast stations or owns one and programs the other through a local marketing agreement, provided that the contours of the radio stations overlap in a certain manner. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including fines or conditions, the grant of "short" (less than the maximum eight year) renewal terms or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.

     Local Marketing Agreements. Often radio stations enter into LMAs or time brokerage agreements. These agreements take various forms. Separately owned and licensed radio stations may agree to function cooperatively in programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each radio station maintain independent control over the programming and other operations of its own radio station. One type of time brokerage agreement is a programming agreement between two separately owned radio stations that serve a common service area whereby the licensee of one radio station programs substantial portions of the broadcast day of the other licensee's radio station (subject to ultimate editorial and other controls being exercised by the radio station licensee) and sells advertising time during these program segments. The FCC has held that such agreements do not violate the Communications Act as long as the licensee of the radio broadcast station that is being substantially programmed by another entity (i) remains completely responsible for, and maintains control over, the operation of its radio station, and (ii) otherwise ensures the radio station's compliance with applicable FCC rules and policies.

     A radio broadcast station that brokers time on another radio broadcast station or engages in a time brokerage agreement with a radio broadcast station in the same market will be considered to have an attributable ownership interest in the brokered radio station for purposes of the FCC's local ownership rules, if the time brokerage arrangement covers more than 15% of the brokered weekly broadcast hours. As a result, a radio broadcast station may not enter into a time brokerage agreement that allows it to program more than 15% of the broadcast time, on a weekly basis, of another local radio broadcast station that it could not own under the FCC's local multiple ownership rules. The FCC is considering whether it should treat as attributable multiple business arrangements among local radio stations such as joint sales accompanied by debt financing. Also, as described above, FCC rules prohibit a radio broadcast licensee from simulcasting more than 25% of its programming on another radio broadcast station in the same broadcast service (that is, AM/AM or FM/FM) where the two radio stations serve substantially the same geographic area, whether the licensee owns both radio stations or owns one radio station and programs the other through a time brokerage agreement. Thus far, the FCC has not considered what relevance, if any, a time brokerage agreement may have upon its evaluation of a licensee's performance at renewal time. On February 8, 1997, the Company entered into an LMA with the then-owner of WPHI-FM in Philadelphia. The LMA allowed the Company to program WPHI-FM 24 hours a day, seven days a week, and continued in effect until the consummation of the Philadelphia Acquisition on May 19, 1997. Radio One may enter into additional LMAs in the future.

     In 1985, the FCC adopted rules regarding human exposure to levels of radio frequency ("RF") radiation. These rules require applicants for renewal of broadcast licenses or modification of existing licenses to inform the FCC at the time of filing such applications whether an existing broadcast facility would expose people to RF radiation in excess of certain guidelines. The FCC adopted more restrictive radiation limits which are to become effective September 1, 1997.

     Digital Audio Broadcasting. The FCC recently has allocated spectrum to a new technology, digital audio broadcasting, to deliver satellite-based audio programming to a national or regional audience and issued regulations for a DAB service on March 3, 1997. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats with compact disc quality sound to local and national audiences. It is not known at this time whether this technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. In addition, applicants who applied to the FCC for authority to offer multiple channels of digital, satellite-delivered S-Band aural services that could compete with conventional terrestrial radio broadcasting participated in an auction of the spectrum reserved for DAB held in April 1997. Two licenses were awarded through the auction pursuant to which the licensees will be permitted to sell advertising and lease channels. The FCC's rules require that the service begin by 2001 and be fully operational by 2003. These satellite radio services use technology that may permit higher sound quality than is possible with conventional AM and FM terrestrial radio broadcasting. Recently, the FCC proposed to establish a new Wireless Communications Service ("WCS") in the 2305-2320 and 2345-2360 MHZ bands (the "WCS Spectrum"). The FCC also proposed to award one or more licenses for the WCS Spectrum by competitive bidding using multiple round electronic auction procedures which occurred in April 1997. Licensees would be permitted to provide any fixed, mobile, radio location services, or digital satellite radio service using the WCS Spectrum. Implementation of DAB would provide an additional audio programming service that could compete with the Company's radio stations for listeners, but the effect upon the Company cannot be predicted.

SUBSIDIARIES AND RELATED ENTITIES

     The FCC licenses for each of the radio stations operated by Radio One are held by Radio One Licenses, Inc. a Delaware corporation and a wholly-owned subsidiary of the Company ("License Company"). License Company holds no other material assets. The Company does not have any subsidiaries other than License Company but it may have other subsidiaries in the future.

TRADEMARKS AND PATENTS

     Radio One owns numerous domestic trademark registrations, a few pending trademark applications and a registered copyright related to the business of the Company's radio stations. Radio One does not own any patents or patent applications. The Company's management does not believe that any of Radio One's trademarks, or its copyright, are material to the Company's business or operations.

PROPERTIES AND FACILITIES

     In addition to Radio One's principal executive offices, the types of properties required to support each of the Company's radio stations include offices, studios, transmitter sites and antenna sites. The Company owns and leases transmitter and antenna sites in the Baltimore market, and owns and leases transmitter and antenna sites for its radio stations in the Washington, D.C. market and for WPHI-FM.

     Radio One leases its current principal executive offices which are located in the office building located at 5900 Princess Garden Parkway, Lanham, Maryland (the "Lanham Offices"). The Company expects to move the studios for the Company's Washington, D.C. radio stations within such offices later this year. The Lanham Offices are leased from National Life Insurance Company, a Vermont corporation, pursuant to a lease agreement (the "Lanham Lease"). The Lanham Lease has a term of fifteen years with lease payments of approximated $198,000 per annum at lease commencement, increasing to approximately $390,000 per annum by lease expiration, payable in equal monthly installments. It is anticipated the Company will spend an estimated $1.3 million in tenant improvements and new equipment in connection with taking possession of the Lanham Offices in May 1997 in order to adequately equip the space with office and studio amenities to be used by the Company. The Company has an option, which has been exercised, to purchase the office building located at 5900 Princess Garden Parkway, Lanham, Maryland (the "Lanham Building") in which the Lanham Offices are located. If the average monthly building rents for the Lanham Building for July and August 1997 equal or exceed a stated minimum gross rent amount, the closing of the Company's purchase of the Lanham Building will occur on September 30, 1997. If the minimum gross rent amount is not met for such period, the Company may waive the minimum gross rent condition and proceed to close the purchase of the Lanham Building or elect to postpone the closing, on a month-to-month basis, until the average monthly building rents for a two-month period equal or exceed the minimum gross rent amount. If the minimum gross rent condition has not been met and therefore the closing has not occurred on or prior to July 31, 1998, or if, prior to receipt of notice that the gross rent condition has been met, the Company delivers written notice that it shall not proceed to closing on or before such date, the Company shall have no further obligation to purchase the Lanham Building and the seller shall pay to the Company an amount, not to exceed $240,000, equal to the Company's expenditures for tenant improvements to the Lanham Building. The Company may assign its right to purchase the Lanham Building to Mr. Liggins or an entity controlled by Mr. Liggins and has agreed to provide to the holders of the Senior Preferred Stock an opportunity to purchase an interest in the Lanham Building in the event the Company or its assignee consummates the purchase of the Lanham Building. See "Certain Transactions-Office Leases."

     Radio One leases office space and studio facilities for its Baltimore, Maryland radio stations, which are located at 100 St. Paul Street, Baltimore, Maryland (the "Baltimore Lease") from Chalrep Limited Partnership, a Maryland limited partnership controlled by Ms. Hughes and Mr. Liggins ("Chalrep"). The Baltimore Lease has a term of ten years expiring October 31, 2003, with an option to extend the term an additional five years under certain conditions. The Baltimore Lease provides for lease payments of $96,000 per annum during the first five years and $120,000 per annum during years six through ten. The lease payments under the Baltimore Lease are payable in equal monthly installments. Under the Baltimore Lease, the Company is also responsible for a share of the real estate taxes, operating costs and administrative expenses allocable to the Company pursuant to a formula contained in the Baltimore Lease. See "Certain Transactions-Office Leases."

     The Company owns substantially all of its other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and office equipment. The towers, antennae and other transmission equipment used by the Company's radio stations are generally in good condition, although opportunities to upgrade facilities are periodically reviewed.

     The  Company  believes  that  its  facilities  for its  radio  stations  in
Washington,  D.C.,  Baltimore,  Maryland  and  Philadelphia,   Pennsylvania  are
suitable and of adequate size for its current and intended purposes.

LEGAL PROCEEDINGS

     There are no legal proceedings pending or threatened to which the Company is a party or to which any of its properties are subject, other than routine litigation incidental to its business which either is covered by insurance or is not expected to have a material adverse effect on the Company.

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of the Company, as well as additional information with respect to those persons, are set forth in the table below. All directors serve for the term for which they are elected or until their successors are duly elected and qualified or until death, retirement, resignation or removal. The Company anticipates entering into employment agreements with each of the executive officers of the Company as described below. The executive officers and directors of Radio One are:






             NAME                   AGE     POSITION
---------------------------------   -----   -----------------------------------------------------
Catherine L. Hughes(a)  .........    50     Chairperson of the Board and Director
Alfred C. Liggins, III(a)  ......    32     Chief Executive Officer, President and Director
Scott R. Royster  ...............    33     Executive Vice President and Chief Financial Officer
Terry L. Jones(b) ...............    50     Director
Brian W. McNeill(b)  ............    41     Director
P. Richard Zitelman(b)  .........    42     Director


----------

(a)  Mr. Alfred C. Liggins, III is the son of Ms. Catherine L. Hughes.

(b)  Member of the Compensation Committee.


     Ms. Hughes has been Chairperson of the Board, Secretary and a Director of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997. She was one of the founders of Radio One's predecessor in 1980. Since 1980, Ms. Hughes has worked in various capacities for the Company including President, General Manager, General Sales Manager and talk show host. She began her career in radio as the General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station.

     Mr. Liggins has been Chief Executive Officer since 1997, and President, Treasurer and a Director of Radio One since 1989. Mr. Liggins joined the Company in 1985 as an Account Manager at WOL-AM. In 1987 he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing the Company's Washington, D.C. operations. In 1989, Mr. Liggins became
President  of  Radio  One  and  engineered  the  Company's  expansion into other markets. Mr. Liggins is a 1995 graduate of the Wharton School of Business/Executive M.B.A. Program.

     Mr. Royster has been Executive Vice President of the Company since 1997 and Chief Financial Officer of the Company since 1996. Prior to joining the Company, he served as an independent consultant to Radio One. From 1995 to 1996, Mr. Royster was a principal at TSG Capital Group, LLC, a private equity investment firm located in Stamford, Connecticut, which has been an investor in the Company since 1987. Mr. Royster has also served as an associate and later a principal at Capital Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts, and as an analyst at Chemical Banking Corporation (now Chase Banking Corporation) and a Senior Analyst at Chemical Venture Partners (now Chase Venture Partners) from 1987 to 1990. Mr. Royster is a 1987 graduate of Duke University and a 1992 graduate of Harvard Business School.

     Mr. Jones has been a director of Radio One since 1995. Since 1990, Mr. Jones has been President of Syndicated Communications, Inc. ("Syncom I"), a communications venture capital investment company, and its wholly owned subsidiary, Syncom. He joined Syncom I in 1978 as a Vice President. Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syncom I. He also serves on the board of directors of the National Association of Investment Companies, Delta Capital Corporation, Sun Delta Capital Access Center and the Southern African Enterprise Development Fund. Mr. Jones earned his B.S. degree from Trinity College, his M.S. from George Washington University and his M.B.A. from Harvard Business School.

     Mr. McNeill has been a director of Radio One since 1995. Since 1986, Mr. McNeill has been a General Partner of Burr, Egan, Deleage & Co., a major private equity firm which specializes in investments in the communications and technology industries. He has served as a director in many private radio and television broadcasting companies such as Tichenor Media Systems, OmniAmerica Group, Panache Broadcasting and Shockley Communications. From 1979 to 1986, he worked at the Bank of Boston where he started and managed that institution's broadcast lending group. Mr. McNeill is a graduate of Holy Cross College and has earned an M.B.A. from the Amos Tuck School at Dartmouth College.

     Mr. Zitelman has been a director of Radio One since 1995. Since 1985, Mr. Zitelman has been the President and sole principal of the Zitelman Group, Inc., a consulting firm. Since 1984, Mr. Zitelman has been involved in the ownership and financial oversight of various radio stations. Mr. Zitelman is currently a principal and Chief Financial Officer of Spring Broadcasting, L.L.C. which owns and operates nine radio stations in four markets. From 1985 to 1994, Mr. Zitelman was a principal of Media Capital, Inc., which invested in, operated and later sold various radio stations. Mr. Zitelman is a certified public accountant and earned his B.S. from the Wharton School of Business at the University of Pennsylvania.


COMMITTEES OF THE BOARD OF DIRECTORS


     The Company has formed an Audit Committee of the board of directors of Radio One, and all of the directors serving on such Audit Committee are directors who are not employees of the Company.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


     Compensation of Directors

     Non-officer directors of the Company are reimbursed for all out-of-pocket expenses related to meetings attended. Non-officer directors receive no additional compensation for their services as directors of the Company, except for Mr. Zitelman, whose consulting firm bills the Company for the time he spends attending board meetings at his standard hourly consulting rate. Mr. Zitelman, through his consulting firm, received a fee for consulting services rendered in connection with the Philadelphia Acquisition. See "Certain Transactions-Other Affiliated Transactions." Officers of the Company who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of the Company.


     Executive Compensation

     The following information relates to compensation of the Company's Chief Executive Officer and each of its other executive officers (the "Named Executives") during the fiscal year ended December 31, 1996. The following information does not reflect any compensation awarded to, earned by or paid to the Named Executives subsequent to December 31, 1996, except as may otherwise be indicated.

                           SUMMARY COMPENSATION TABLE





                                              ANNUAL COMPENSATION
                                      ------------------------------------
                                                                                OTHER
   NAME AND PRINCIPAL POSITION        YEAR        SALARY          BONUS      COMPENSATION
-----------------------------------   ------   ---------------   ---------   -------------
Catherine L. Hughes ...............   1996     $  150,000        $  31,447   $   18,321
 Chairperson of the Board
 and Secretary
Alfred C. Liggins, III ............   1996        150,000                -       19,486
 Chief Executive Officer,
 President and Treasurer
Scott R. Royster ..................   1996         55,577(a)             -            -
 Executive Vice President and Chief
 Financial Officer

(a) Mr. Royster provided consulting services for the Company in July 1996 and joined the Company as an employee in August 1996. Disclosed compensation represents consulting fees received by Mr. Royster and the portion of his $125,000 annual salary paid during 1996.


EMPLOYMENT AGREEMENTS


     Ms. Catherine L. Hughes is the Company's Chairperson of the Board. For the fiscal year ended December 31, 1996, the Company paid Ms. Hughes an annual salary of $150,000 and a bonus of $31,447 and reimbursed her in the aggregate amount of $18,321 for various expenses incurred by Ms. Hughes, which represents additional compensation. The Company anticipates entering into an employment agreement with Ms. Hughes the terms of which would provide for Ms. Hughes to serve as the Company's Chairperson of the Board with an annual base compensation of $225,000, subject to an annual increase and an annual bonus at the discretion of the Company's board of directors. The Company currently compensates Ms. Hughes in accordance with such terms.

     Mr. Alfred C. Liggins, III is the Company's Chief Executive Officer and President. For the fiscal year ended December 31, 1996, the Company paid Mr. Liggins an annual salary of $150,000 and reimbursed him in the aggregate amount of $19,486 for various expenses incurred by Mr. Liggins, which represents additional compensation. The Company anticipates entering into an employment agreement with Mr. Liggins the terms of which would provide for Mr. Liggins to serve as the Company's Chief Executive Officer and President with an annual base compensation of $225,000, subject to an annual increase and an annual bonus at the discretion of the Company's board of directors. The Company currently compensates Mr. Liggins in accordance with such terms. The Company and Mr. Liggins are currently negotiating the terms of an equity incentive plan for Mr. Liggins based upon certain performance criteria.


     Mr. Scott R. Royster is the Company's Executive Vice President and Chief Financial Officer. For the fiscal year ended December 31, 1996, the Company paid Mr. Royster $48,077 of his annual salary of $125,000 and $7,500 in consulting fees. The Company anticipates entering into a three-year employment agreement with Mr. Royster pursuant to which Mr. Royster will continue to serve as the Company's Chief Financial Officer and will receive an annual base compensation of $165,000, subject to an annual increase and an annual bonus at the discretion of the Company's board of directors. The Company currently compensates Mr. Royster in accordance with the terms of such anticipated employment agreement.


401(K) PLAN

     The Company has adopted and maintains a defined contribution plan that is qualified pursuant to Sections 401(a) and 401(k) of the Code. All regular employees who have been employed by the Company for at least 90 days are eligible to participate in the plan. For each employee who elects to participate in the plan and makes a contribution thereto, the Company may make a discretionary matching contribution and/or a discretionary profit sharing contribution on an annual basis.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information immediately following consummation of the Transactions which occurred on May 19, 1997 regarding the Company's capital stock, including (a) the beneficial ownership of the Common Stock and the Senior Preferred Stock and (b) the beneficial ownership of the Common Stock and Senior Preferred Stock by (i) each person beneficially owning more than 5% of the outstanding shares of Common Stock or the Senior Preferred Stock, (ii) each of Radio One's directors, (iii) each of the Named Executives in the table under "Management-Compensation of Directors and Executive Officers-Summary Compensation Table," and (iv) all of Radio One's directors and executive officers as a group. See "Description of Capital Stock."

                                            SHARES OF COMMON STOCK                                 SHARES OF SENIOR
                                              BENEFICIALLY OWNED,                                     PREFERRED
                                                    WITHOUT           SHARES OF COMMON STOCK   STOCK BENEFICIALLY OWNED
                                           GIVING EFFECT TO EXERCISE    BENEFICIALLY OWNED,    AFTER THE NOTES OFFERING
                                                    OF THE           GIVING EFFECT TO EXERCISE         AND THE
                                                  WARRANTS(A)           OF THE WARRANTS(A)     EXISTING NOTES EXCHANGE
                                           ------------------------- ------------------------- ------------------------
                                                        PERCENT OF                PERCENT OF                PERCENT OF
                                            NUMBER OF     SHARES      NUMBER OF     SHARES      NUMBER OF     SHARES
                                            SHARES(B)   OUTSTANDING   SHARES(B)   OUTSTANDING    SHARES     OUTSTANDING
                                           ----------- ------------- ----------- ------------- ----------- ------------

Catherine L. Hughes(c)(d)  ...............    75.00         54.2%       75.00         26.3%              -        -
Alfred C. Liggins, III(c)(d)  ............    62.45         45.1%       62.45         21.9%              -        -
Terry L. Jones(e)(f) .....................        -            -        36.12         12.7%      13,595.69      6.5%
Brian W. McNeill(g)(f)  ..................        -            -        29.52         10.3%      72,139.57     34.5
ALTA Subordinated Debt Partners III,
 L.P(h)(i)  ..............................        -            -        29.52         10.3%      72,139.57     34.5
Alliance Enterprise Corporation(h)(j)  ...        -            -        18.70          6.6%       9,126.55      4.4
BancBoston Investments Inc.(h)(k)   ......        -            -        20.15          7.1%      49,249.44     23.5
Capital Dimensions Venture Fund,
 Inc.(h)(l) ..............................        -            -        15.24          5.3%      37,258.14     17.8
Fulcrum Venture Capital Corporation(h)(m)         -            -        15.61          5.5%       9,650.09      4.6
Syncom Capital Corporation(h)(n) .........        -            -        36.12         12.7%      13,595.69      6.5
All Directors and Executive Officers of
 Radio One as a group(o)   ...............   137.45         99.3%      137.45         48.1%              -        -


----------

(a)  The  "Warrants"  refer to the  amended  and  restated  warrants to purchase
     147.04 shares of Common Stock issued by the Company on May 19, 1997. The information as to beneficial ownership is based on statements furnished to Radio One by the beneficial owners. As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or direct the disposition of, a security). Other than with respect to the Warrants, a person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days of such date. For purposes of computing the percentage of outstanding shares held by each person named above, other than with respect to the Warrants, any security that such person has the right to acquire within 60 days of the date of the calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person. The Company and Mr. Liggins are currently negotiating the terms of an equity incentive plan for Mr. Liggins based upon certain performance criteria.

(b) The shares of Common Stock are subject to a voting agreement with respect to the election of Radio One's directors (which is included in the Warrantholders' Agreement). See "Description of Capital Stock."

(c) The business address for such persons is c/o Radio One, 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706.

(d) Ms. Hughes and Mr. Liggins may be deemed to share beneficial ownership of shares of capital stock owned by each other by virtue of the fact that Ms. Hughes is Mr. Liggins' mother. Each of Ms. Hughes and Mr. Liggins disclaims such beneficial ownership.

(e) Represents immediately exercisable Warrants to purchase 36.12 shares of Common Stock held by Syncom. Mr. Jones is the President of Syncom and his address is c/o Syncom Capital Corporation, 8401 Colesville Road, Suite 300, Silver Spring, MD 20910. Mr. Jones may be deemed to share beneficial ownership of shares of Common Stock issuable to Syncom upon exercise of the Warrants by virtue of his affiliation with Syncom. Mr. Jones disclaims beneficial ownership in such shares.

(f) Mr. Jones may be deemed to share beneficial ownership of shares of Senior Preferred Stock to be owned of record by Syncom by virtue of his affiliation with Syncom. Mr. Jones disclaims any beneficial ownership of such shares of Senior Preferred Stock. Mr. McNeill may be deemed to share beneficial ownership of Senior Preferred Stock to be owned of record by Alta subsequent to the consummation of the Existing Notes Exchange by virtue of his affiliation with Alta. Mr. McNeill disclaims any beneficial ownership of such shares.

(g) Represents immediately exercisable Warrants to purchase 29.52 shares of Common Stock held by Alta Subordinated Debt Partners III, L.P. Mr. McNeill is a general partner of Alta Subordinated Debt Partners III, L.P. and his address is c/o Alta Subordinated Debt Partners III, L.P., c/o Burr, Egan, Deleage & Co., One Post Office Square, Boston, MA 02109. Mr. McNeill may be deemed to share beneficial ownership of shares of Common Stock issuable to Alta Subordinated Debt Partners III, L.P. upon exercise of the Warrants by virtue of his affiliation with Alta Subordinated Debt Partners III, L.P. Mr. McNeill disclaims any beneficial ownership of such shares.

(h) The Warrants are subject to the terms of a Standstill Agreement dated as of May 19, 1997 among Radio One, the subsidiaries of Radio One, NationsBank of Texas, N.A., the Trustee, and the other parties named therein (the "Standstill Agreement") which provides, among other things, that for so long as the New Credit Facility, if any, or the Exchange Notes are outstanding, the Warrants are collectively only exercisable for up to (but not including) 50% of the Common Stock. Although the Warrants are currently exercisable, the holders of a majority of the outstanding shares of Senior Preferred Stock must exercise their Warrants if any are to be exercised prior to the eighth anniversary of the Issue Date.

(i) Represents immediately exercisable Warrants to acquire 29.52 shares of Common Stock. The principal address of Alta Subordinated Debt Partners III, L.P. is c/o Burr, Egan, Deleage & Co., One Post Office Square, Boston, MA 02109.

(j) Represents immediately exercisable Warrants to acquire 18.70 shares of Common Stock. The principal address of Alliance Enterprise Corporation is 12655 N. Central Expressway, Suite 700, Dallas, TX 75243.

(k) Represents immediately exercisable Warrants to acquire 20.15 shares of Common Stock. The principal address of BancBoston Investments, Inc. is 100 Federal Street, 32nd Floor, Boston, MA 02110.

(l) Represents immediately exercisable Warrants to acquire 15.24 shares of Common Stock. The principal address of Capital Dimensions Venture Fund, Inc. is 2 Appletree Square, Suite 335-T, Minneapolis, MN 55425.

(m) Represents immediately exercisable Warrants to acquire 15.61 shares of Common Stock. The principal address of Fulcrum Venture Capital Corporation is 300 Corporate Point, Suite 380, Culver City, CA 90230.

(n) Represents immediately exercisable Warrants to acquire 36.12 shares of Common Stock. The principal address of Syncom Capital Corporation is 8401 Colesville Road, Suite 300, Silver Spring, MD 20910.

(o) The shares of Common Stock set forth on this line do not include any shares of Common Stock or Senior Preferred Stock which Mr. Jones and Mr. McNeill may be deemed to beneficially own. See footnotes (e), (f) and (g), above.

                             CERTAIN TRANSACTIONS


RADIO ONE OF ATLANTA, INC.

     Mr. Liggins, who is the Chief Executive Officer and President of the Company, is also the President of Radio One of Atlanta, Inc., which owns and operates one radio station in Atlanta and owns a minority interest in Dogwood. Dogwood holds an FCC construction permit to establish another radio station in the Atlanta area. Mr. Liggins has voting control of ROA, subject to certain conditions, and owns approximately 47% of the outstanding capital stock of ROA. See "Risk Factors-Potential Conflicts of Interest."

     The Company has entered into a management agreement with ROA whereby the Company provides accounting, financial and strategic planning, other general management services and general programming support services to ROA and Dogwood. In exchange for such corporate services, the Company is paid an annual retainer of approximately $100,000 and is reimbursed for all of its out-of-pocket expenses incurred in connection with the performance of such corporate services. The Company believes that the compensation paid to the Company under such management agreement and the other material terms thereof are not materially different than if the agreement were with an unaffiliated third party.

     In addition, Mr. Liggins received a lump sum fee of $50,000 from ROA in April 1997 as compensation for services he personally provided to ROA. Mr. Liggins has not previously received any compensation from ROA or Dogwood. The Company's Vice President of Programming, Steve Hegwood, is also employed by ROA and is paid a salary for programming ROA's radio station in addition to the salary he receives from the Company. Mr. Hegwood utilized certain resources and the services of certain employees of the Company in performance of his services for ROA.


OFFICE LEASES


     Lanham, Maryland

     The Company's principal executive offices for its Washington, D.C. radio stations are located in the office building located at 5900 Princess Garden Parkway, Lanham, Maryland, and the studios for the Company's Washington, D.C. radio stations will be moved within such offices later this year. The Company leases these offices from National Life Insurance Company, a Vermont corporation (the "Landlord"). The Landlord has granted the Company, and the Company has exercised, an option to purchase the Lanham Building for $3.75 million, less a credit of up to $288,000 (related to the tenant improvements the Company is making to the Lanham Offices, and the rent payments the Company is making for the Lanham Offices) and subject to an increase attributable to the Company's pro rata share of the costs paid by the Landlord in connection with entering into each lease of a portion of the Lanham Building. If the average monthly building rents for the Lanham Building for July and August 1997 equal or exceed a stated minimum gross rent amount, the closing of the Company's purchase of the Lanham Building will occur on September 30, 1997. If the minimum gross rent amount is not met for such period, the Company may waive the minimum gross rent condition and proceed to close the purchase of the Lanham Building or elect to postpone the closing, on a month-to-month basis, until average monthly building rents for a two-month period equal or exceed the minimum gross rent amount. If the minimum gross rent condition has not been met and therefore the closing has not occurred on or prior to July 31, 1998, or if, prior to receipt of notice that the gross rent condition has been met, the Company delivers written notice that it shall not proceed to closing on or before such date, the Company shall have no further obligation to purchase the Lanham Building and the seller shall pay to the Company an amount, not to exceed $240,000, equal to the Company's expenditures for tenant improvements to the Lanham Building. The Company expects to assign its right to purchase the Lanham Building to Mr. Liggins in order to preserve the Company's borrowing capacity. The holders of the Senior Preferred Stock will be provided with an opportunity to purchase an interest in the Lanham Building at the closing, if any, of the purchase of the Lanham Building. Mr. Liggins will be assigned the Lanham Lease by the Landlord at the closing, if any, of the purchase of the Lanham Building and the Company shall continue to make lease payments to Mr. Liggins (or such assignee). In addition, if the closing of the purchase of the Lanham Building occurs, Mr. Liggins (or his assignee) will be required to pay the Company consideration, in some form, in an amount equal to an aggregate of $288,000. Such consideration could take the form of a reduction in the Company's lease payment obligations in respect of the Lanham Offices, the transfer of an interest in the Lanham Building to the Company or some other form. The Company's management believes that the terms of the Lanham Lease are not materially different than if the agreement were with an unaffiliated third party with no option to purchase the underlying property. See "Business-Properties."


     Baltimore, Maryland

     Radio One leases office space located at 100 St. Paul Street, Baltimore, Maryland from Chalrep, a limited partnership controlled by Ms. Hughes and Mr. Liggins. The Company's management believes that the terms of this lease are not materially different than if the agreement were with an unaffiliated third party. See "Business-Properties."



NEWCO II ACQUISITION


     In August of 1997, a new corporation ("Newco II") which was formed at the direction of Mr. Liggins, entered into a binding letter of intent with respect to the acquisition of certain radio stations in the State of Michigan (the "Newco II Acquisition"). Under the letter of intent, Newco II agreed to pay $34,000,000 in cash, $2,000,000 of which will be deposited in escrow upon the execution of a definitive acquisition agreement and will be available to the sellers as liquidated damages if Newco II breaches its obligations thereunder. The Newco II Acquisition is contingent upon certain matters, including the execution of a definitive agreement and the receipt of final approval from the FCC for the transfer of the FCC licenses. Although Mr. Liggins may cause Newco II to become a wholly owned subsidiary of the Company or assign its rights under such letter of intent to the Company, there can be no assurance that Newco II will assign its rights under such letter of intent to the Company, or that Newco II will become a subsidiary of the Company, and if Newco II does become a subsidiary of the Company, there can be no assurance that Newco II would not be designated as an Unrestricted Subsidiary.




OTHER AFFILIATED TRANSACTIONS

     The Zitelman Group, Inc. received a fee of $50,000 for consulting services rendered in connection with the Philadelphia Acquisition. The Zitelman Group, Inc. is wholly owned by Mr. Zitelman, who serves as a member of the Company's board of directors and is a member of the Company's Compensation Committee. The Zitelman Group, Inc. also receives consulting fees for the time Mr. Zitelman spends attending the Company's board meetings and providing other consulting services to the Company, at his standard hourly consulting rate.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes offered hereby will be issued as a separate series of Notes pursuant to the Indenture dated as of May 15, 1997, among the Company, Radio One Licenses, Inc. and United States Trust Company of New York, as trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and the Exchange Notes, a copy of which Indenture and the form of Exchange Notes may be obtained from the Company The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Definitions of certain capitalized terms used in the following summary are set forth under "-Certain Definitions."


GENERAL

     The Notes are and the Exchange Notes will be, senior subordinated, unsecured obligations of the Company, limited to $85,478,000 aggregate principal amount, and will mature on May 15, 2004. The Senior Subordinated Notes will bear cash interest from May 19, 1997 to and including May 15, 2000 at a rate per annum of 7% on the aggregate principal amount of the Senior Subordinated Notes, and after May 15, 2000 until maturity at a rate per annum of 12% on the aggregate principal amount of the Senior Subordinated Notes. Interest will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1997, to the holders of record at the close of business on the preceding May 1 or November 1, as the case may be. The Senior Subordinated Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this Prospectus plus 2%. Interest on the Senior Subordinated Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Exchange Notes will not be redeemable at the option of the Company prior to May 15, 2001. Thereafter, the Exchange Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time and from time to time upon not less than 30 nor more than 60 days' notice mailed to each Holder's registered address. The Exchange Notes will be subject to redemption in amounts of $1,000 or an integral multiple of $1,000 at the following Redemption Prices (expressed as percentages of principal amount) plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on May 15 of each of the years indicated below:





                         YEAR          REDEMPTION PRICE
                         ------------ -----------------
                         2001  ......       106%
                         2002  ......       104%
                         2003  ......       100%

     In addition, the Company may redeem in the aggregate up to 25% of the original principal amount of Senior Subordinated Notes at any time and from time to time prior to May 15, 2000 at a Redemption Price equal to 112% of the Accreted Value of the Senior Subordinated Notes plus accrued and unpaid interest to the Redemption Date out of the net proceeds of one or more Public Equity Offerings; provided, that at least $64,109,000 in aggregate principal amount of Senior Subordinated Notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 180 days following the closing of each such Public Equity Offering.

     In the case of any partial redemption, selection of the Senior Subordinated Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Senior Subordinated Note of $1,000 in original principal amount or less shall be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the Redemption Date, interest will cease to accrue on Exchange Notes or portions of Exchange Notes called for redemption.


GUARANTEES


     The obligations of the Company pursuant to the Exchange Notes, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, by the License Subsidiary and each of the other Subsidiary Guarantors pursuant to the Subsidiary Guarantees. Notwithstanding the foregoing, each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its
Subsidiary Guarantee could be reduced to zero. See "Risk Factors-Fraudulent Transfer Statutes."

     Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "-Limitation on Merger, Consolidation and Sale of Assets;" provided, however, that if such other Person is not the Company, such Subsidiary Guarantor's obligations under its Subsidiary Guarantee must be expressly assumed by such other Person. However, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to an Affiliate of the Company) permitted by the Indenture, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee. See "-Limitation on Merger, Consolidation and Sale of Assets."


SUBORDINATION

     The Exchange Notes will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt will first be entitled to receive payment in full of such Senior Debt in cash or Cash Equivalents before the Holders of the Exchange Notes will be entitled to receive any payment in respect of the principal of (and premium, if any) or interest on the Exchange Notes. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Exchange Note receives any payment or distribution of assets of the Company of any kind or character before all the Senior Debt is paid in full in cash or Cash Equivalents, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full in cash or Cash Equivalents.

     In the event that any of the Exchange Notes are declared due and payable prior to their stated maturity, the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Debt before the holders of the Exchange Notes shall be entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Exchange Notes or on account of the purchase or redemption or other acquisition of the Exchange Notes.

     The Company may not make any payments on account of the Exchange Notes or on account of the purchase, redemption or other acquisition of Exchange Notes following the maturity (on the due date, upon acceleration or otherwise) of any Senior Debt until such Senior Debt is paid in full in cash or Cash Equivalents. The Company also may not make any payments on the account of the Exchange Notes or on account of the purchase or redemption or other acquisition of Exchange Notes if there shall have occurred and be continuing a default in the payment of Senior Debt (a "Payment Default"). In addition, if any default (other than a Payment Default) with respect to any Designated Senior Debt permitting the holders thereof (or a percentage thereof or a trustee on behalf thereof) to accelerate the maturity thereof (a "Nonmonetary Default") has occurred and is continuing and the Company and the Trustee have received written notice thereof from the representatives of holders of such Designated Senior Debt, then the Company may not make any payments (other than payments previously made pursuant to the provisions described under "-Defeasance") on account of the Exchange Notes or on account of the purchase or redemption or other acquisition of Exchange Notes for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of
(x) 179 days after such date and (y) the date, if any, on which the Designated Senior Debt to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. No Nonmonetary Default that existed or was continuing on the date of the commencement of any blockage period with respect to the Designated Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured or waived for a period of not less then 180 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment to the Trustee or the Holder of any Exchange Note prohibited by these subordination provisions, then such payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full in cash or cash equivalents all the Senior Debt.

     Each Subsidiary Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt of such Subsidiary Guarantor and will be subject to the rights of holders of Designated Senior Debt of such Subsidiary Guarantor to initiate blockage periods upon terms substantially comparable to the subordination of the Exchange Notes to all Senior Debt of the Company. Consistent with the subordination of the Subsidiary Guarantees, the Indenture will provide that for purposes of any applicable fraudulent transfer or similar laws, indebtedness under the Credit Agreement will be deemed to have been incurred prior to the incurrence by any Subsidiary Guarantor of its liabilities under its Subsidiary Guarantee. See "Risk Factors-Fraudulent Transfer Statutes."

     By reason of such subordination, in the event of insolvency, certain creditors of the Company or a Subsidiary Guarantor who are not holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the Holders of the Exchange Notes.

     The subordination provisions described above will cease to be applicable to the Exchange Notes and the Subsidiary Guarantees upon any defeasance or covenant defeasance of the Exchange Notes as described under "-Defeasance".

     The Company and the Subsidiary Guarantors expect to incur additional Indebtedness constituting Senior Debt. The Indenture does not prohibit or limit the incurrence of additional Senior Debt, provided that the incurrence of such Senior Debt is otherwise permitted thereunder including under the limitations described under "Certain Covenants-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock".


     The Company may from time to time create Unrestricted Subsidiaries (as defined), the indebtedness of which would be effectively senior to the Exchange Notes. The Indenture does not prohibit or limit the incurrence of indebtedness of an Unrestricted Subsidiary provided that such indebtedness constitutes Unrestricted Subsidiary Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM


     The Exchange Notes will initially be issued in the form of one Global Note, except as described below. The Global Note will be deposited promptly after the Expiration Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., a nominee of the Depositary. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the Global Note directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

     The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depositary was created to hold securities of institutions that have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Note, the Depositary will credit, on its book-entry registration and transfer system, the principal amount of the Exchange Notes represented by such Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depositary, or its nominee, is the registered holder and owner of the Global Note, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Exchange Notes for all purposes of such Exchange Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the Exchange Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Exchange Notes in definitive form and will not be considered to be the owners of any Exchange Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depositary, as the holder of the Global Note, is to take, the Depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Exchange Notes represented by the Global Note registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     The Company expects that the Depositary or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficials interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The

Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Exchange Notes in definitive form, the Global Note may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

     Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


     Certificated Securities

     The Exchange Notes represented by the Global Note are exchangeable for certificated Exchange Notes in definitive form of like tenor as such Exchange Notes ("Certificated Securities") in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Exchange Notes evidenced by the Global Note or (iii) a default entitling the holders of the Exchange Notes to accelerate the maturity thereof has occurred and is continuing. Any Exchange Note that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depositary or its its nominee.

     Neither the Company nor the Trustee shall be liable for any delay by the Depositary or any participant or indirect participant in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and their respective principal amounts, of the Exchange Notes to be issued).

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from such sources that the Company believes to be reliable. The Company will have no responsibility for the performance by the Depositary or its participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.


SAME-DAY PAYMENT


     The Indenture will require that payments in respect of Exchange Notes (including principal, premium and interest) be made by mailing a check to each holder's registered address; provided, however, that payments shall be made, upon request, by wire transfer of immediately available funds to U.S. dollar accounts in a bank in the United States specified by holders of Exchange Notes in an aggregate principal amount of $1 million or more and payments to the Depositary shall be made by wire transfer of immediately available funds.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Certain Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to:

          (i) sell, lease, transfer, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business, or

          (ii) issue or sell Equity Interests of any of its Restricted Subsidiaries,

     in each case, whether in a single transaction or a series of related transactions, to any Person (other than (x) an issuance, sale, lease, conveyance or disposal by a Restricted Subsidiary to the Company or one of its Wholly Owned Restricted Subsidiaries, (y) an Asset Swap permitted by the covenant described under "-Limitation on Asset Swaps" or (z) the sale of the Equity Interests of any Unrestricted Subsidiary) (each of the foregoing, an "Asset Sale"), unless:

          (x) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or otherwise disposed of;

          (y) at least 80% of such consideration is in the form of cash and Cash Equivalents; and

          (z) if such Asset Sale includes Equity Interests of any Restricted Subsidiary, 100% of the Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary are sold or otherwise disposed of in such Asset Sale.

     Following any Asset Sale, the Company may elect to apply all or a portion of the Net Proceeds from such Asset Sale, within 360 days of such Asset Sale,
(a) to permanently reduce or satisfy any Senior Debt (and, in the event that such Senior Debt is extended under a revolving credit or similar facility, to permanently reduce the aggregate commitments thereunder as then in effect) or
(b) to acquire Broadcast Assets. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or invest such Net Proceeds in Permitted Investments or to reduce loans outstanding under any revolving credit facility of the Company or any Restricted Subsidiary. Any Net Proceeds from an Asset Sale not applied to the reduction of Senior Debt or to the acquisition of Broadcast Assets as provided in the first sentence of this paragraph, upon expiration of such 360-day period will be deemed to constitute "Excess Proceeds."

     Whenever aggregate Excess Proceeds realized since the Issue Date minus the aggregate purchase price of Notes which have been the subject of any previous Offer to Purchase ("Net Excess Proceeds") exceeds $5.0 million the Company will commence an Offer to Purchase within 30 days after the date on which the Net Excess Proceeds exceeded $5.0 million. Such Offer to Purchase shall be for a principal amount of Senior Subordinated Notes then outstanding having an aggregate purchase price equal to such Net Excess Proceeds in accordance with the procedures set forth in the Indenture.

     Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Proceeds in accordance with this covenant except to the extent that the aggregate Net Proceeds from all Asset Sales which are not applied in accordance with this covenant exceeds $1.0 million.

     For the purpose of this covenant, the following are deemed to be cash: (x) the assumption of Senior Debt of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Debt in connection with such Asset Sale (other than customary indemnification provisions relating thereto which do not involve the repayment of funded indebtedness) and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     Limitation on Asset Swaps. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

          (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing;


          (ii) at the time of entering into the agreement to swap assets and after giving pro forma effect to the proposed Asset Swap as if such Asset Swap had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness under the Debt to EBITDA Ratio test described below under "-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock";


          (iii) after giving pro forma effect to the proposed Asset Swap as if such Asset Swap had occurred at the beginning of the four most recent full fiscal quarters ending immediately prior to the date of the proposed Asset Swap, the ratio of (A) EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for such four-quarter period to (B) the Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for such four-quarter period exceeds 1.2 to 1.0; and


          (iv) the respective Fair Market Values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap assets.


     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would not be permitted to incur at least $1.00 of additional Indebtedness under the Debt to EBITDA Ratio test described below under "-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock", or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:


          (A) an amount equal to the Company's EBITDA cumulated from April 1, 1997 to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period, minus 1.4 times the sum of (i) the Company's Consolidated Interest Expense from April 1, 1997 to the end of the Company's most recently ended full fiscal quarter, taken as a single accounting period, plus (ii) all dividends or other distributions paid or made by the Company or any Restricted Subsidiary on any Disqualified Stock of the Company or any of its Subsidiaries during such period;


          (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);


          (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any property distributed by the Company upon such conversion or exchange other than Equity Interests not constituting Disqualified Stock); and


          (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.


     (b) Notwithstanding the provisions of the foregoing paragraph (a), the foregoing paragraph (a) shall not prohibit:


          (i) any Restricted Payment made out of the proceeds of the substantially concurrent sale of, and any acquisition of any Equity Interest of the Company made by exchange for, Equity Interests of the Company (other than Disqualified Stock and Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;


          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;


          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, that (A) at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom), and (B) such dividend shall be included in the calculation of the amount of Restricted Payments from and after such time;


          (iv) loans to members of management of the Company or any Restricted Subsidiary the proceeds of which are used for a concurrent purchase of Equity Interests of the Company or a capital contribution to the Company (provided that the proceeds from such purchase of Equity Interests or capital contribution shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above); provided, that such loans shall be included in the calculation of the amount of Restricted Payments from and after such time;


          (v) any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness that is subordinated by its terms to the Senior Subordinated Notes out of Excess Proceeds available for general corporate purposes after consummation of all required purchases of Senior Subordinated Notes pursuant to an Offer to Purchase, provided, that the amount of such payments shall be excluded in the calculation of the amount of Restricted Payments from and after such time; and


          (vi) repurchases of Equity Interests of the Company from any employee of the Company (other than a Principal Shareholder) whose employment with the Company has ceased; provided, that the aggregate amount of such repurchases shall not exceed $500,000 in any year; provided further, that the amount of such payments shall be included in the calculation of the amount of Restricted Payments from and after such time.


     Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Debt) or issue any preferred stock, except that the Company may:


          (i) issue preferred stock that is not Disqualified Stock at any time, and


          (ii) Incur Indebtedness or issue Disqualified Stock if the Debt to EBITDA Ratio of the Company and its Restricted Subsidiaries at the time of Incurrence of such Indebtedness or issuance of such Disqualified Stock, after giving pro forma effect thereto, does not exceed 7.0 to 1.0; provided that any such Indebtedness (other than Senior Debt) Incurred by the Company shall, at the time of Incurrence, have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

The foregoing limitations will not apply to the Incurrence of any of the following:

     (a) Indebtedness consisting of Senior Bank Debt; provided, that the aggregate principal amount outstanding at any time under this clause (a) does not exceed $10 million;

     (b) Existing Indebtedness;

     (c) Indebtedness represented by the Senior Subordinated Notes and the Subsidiary Guarantees;

     (d) Refinancing Indebtedness, provided, that

               (1) the principal amount of such Refinancing  Indebtedness  shall not exceed the principal amount of Indebtedness or amount of Disqualified Stock so extended, refinanced, renewed, replaced, substituted, defeased or refunded (plus the amount of expenses incurred and premiums paid in connection therewith),

               (2) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt or Disqualified Stock, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted, defeased or refunded, and

               (3) with  respect to  Refinancing  Indebtedness  of  Indebtedness other than Senior Debt or any Disqualified Stock incurred by: (i) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Senior Subordinated Notes as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded; and (ii) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor as the Indebtedness being extended, refinanced, replaced, renewed, substituted, defeased or refunded;

     (e) intercompany Indebtedness between the Company and any of its Wholly Owned Restricted Subsidiaries;

     (f) Hedging Obligations, including interest rate swap obligations, that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness which Indebtedness is permitted by the terms of the Indenture to be outstanding;

     (g) guarantees by the Company and the Subsidiary Guarantors of any Indebtedness of the Company or any Restricted Subsidiary permitted under this covenant;

     (h) Indebtedness of the Company or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary; and

     (i) Indebtedness of the Company or any of its Restricted Subsidiaries (in addition to Indebtedness permitted by clauses (b) - (h) of this section) in an aggregate principal amount at any time outstanding that, together with any Indebtedness incurred pursuant to clause (a) of this section, does not exceed $5 million.

     Limitation on Restricted Subsidiary Equity Interests. The Company will not permit any Restricted Subsidiary to issue any Equity Interests, except for (i) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A),
(B) or (C).

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary (1) on its Equity Interests or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

          (ii) make loans or advances to the Company or any other Restricted Subsidiary, or

          (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (A) any Existing Indebtedness;

          (B) applicable law;

          (C) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), provided that (1) such restriction is not applicable to any other Person or the properties or assets of any other Person, and (2) the consolidated net income (loss) of such acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

          (D) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (E) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;

          (F) Refinancing Indebtedness permitted under the Indenture, provided that the restrictions contained in the agreements governing such
     Refinancing  Indebtedness  are no more  restrictive  in the aggregate  than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

          (G) the Credit Agreement;

          (H) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture, provided, that such encumbrance or restriction relates only to the property which is acquired and, in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien; or

          (I) any restriction or encumbrance contained in contracts for sale of assets in respect of the assets being sold pursuant to such contract.

     Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person;

          (ii) such Affiliate Transaction is approved by a majority of the disinterested members of the Company's Board of Directors; and

          (iii) the Company delivers to the Trustee:

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

     (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (i) and (ii) above; and

     (b) with respect to any Affiliate Transaction (or series of related transactions) with an aggregate value in excess of $5.0 million, an opinion from a nationally recognized investment bank to the effect that the transaction is fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view; provided that none of the following shall constitute an Affiliate Transaction:

          (A) employment arrangements (including customary benefits thereunder) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (B) transactions solely between or among the Company and its Wholly Owned Restricted Subsidiaries or solely between or among Wholly Owned Restricted Subsidiaries;

          (C)  transactions   permitted  by  the  provisions  of  the  Indenture
     described above under "-Limitation on Restricted Payments;"

          (D) any agreement as in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of Senior Subordinated Notes in any material respect than the original agreement as in effect on the Issue Date;

          (E) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date;

          (F) services provided to any Unrestricted Subsidiary of the Company for fees approved by the Board of Directors; and

          (G) the issuance, sale or other disposition of any Equity Interest (other than Disqualified Stock) of the Company, including any equity-related agreements relating thereto such as registration rights and voting agreements so long as such agreements do not result in such Equity Interests being Disqualified Stock.

     Limitation on Senior Subordinated Debt. The Company will not Incur (i) any Indebtedness that is subordinate or junior in ranking in right of payment by its terms to any Senior Debt of the Company and senior in right of payment by its terms to the Senior Subordinated Notes or (ii) any Secured Debt that is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Senior Subordinated Notes equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

     The Company will not permit any Subsidiary Guarantor to Incur (i) any Indebtedness that is subordinated or junior in ranking in right of payment to its Senior Debt and senior in right of payment to its Subsidiary Guarantee or
(ii) any Secured Debt that is not Senior Debt unless contemporaneously therewith effective provision is made to secure its Subsidiary Guarantee equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     Ratings for Senior Subordinated Notes. The Company shall use its reasonable best efforts to obtain by June 30, 1998 the publication of ratings for the Senior Subordinated Notes from Moody's Investors

Service, Inc. and from Standard and Poor's Ratings Group (or any successor to either of them) or, in the event that either of such entities at such time no longer publishes ratings for long-term debt securities, then any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act).

     Change of Control. Upon the occurrence of a Change of Control, the Company will be required to commence an Offer to Purchase all Senior Subordinated Notes then outstanding in accordance with the procedures set forth in the Indenture. The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with an Offer to Purchase Senior Subordinated Notes pursuant to this covenant. To the extent the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the ability of the Company to incur additional Indebtedness are contained in the covenants described under "-Certain Covenants-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock."

     Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Senior Subordinated Notes protection in the event of a highly leveraged transaction.

     Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to commence an Offer to Purchase the Senior Subordinated Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such Offer to Purchase on the Company. Finally, the Company's ability to pay cash to the holders of Senior Subordinated Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make an Offer to Purchase the Senior Subordinated Notes. The provisions under the Indenture relative to the Company's obligation to make an Offer to Purchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes.

     Future Subsidiary Guarantors. The Company will (i) cause each Person which, after the Issue Date, becomes a Wholly Owned Restricted Subsidiary of the Company to execute and deliver a supplemental indenture and thereby become a Subsidiary Guarantor bound by the Subsidiary Guarantee of the Senior Subordinated Notes in the form set forth in the Indenture (without such Subsidiary Guarantor being required to execute and deliver its Subsidiary Guarantee endorsed on the Senior Subordinated Notes) and (ii) deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, that the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and legally binding obligation of such Subsidiary Guarantor.

     The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Senior Subordinated Notes on an unsecured senior subordinated basis pursuant to the Subsidiary Guarantees as described under "-Subordination". See "Risk Factors-Fraudulent Transfer Statutes." All Subsidiary Guarantors may be released from their obligations under the Subsidiary Guarantees as described under "-Defeasance", and any Subsidiary Guarantor may be released from its obligations under its Subsidiary Guarantee as described under "-Limitation on Merger, Consolidation and Sale of Assets."

LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS

     (a) The Company may not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

          (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) at the time of and immediately after such Disposition, no Default shall have occurred and be continuing;

          (iv) the Surviving Person will, at the time of such Disposition and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test described under "-Certain Covenants-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (v) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     (b) In the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Equity Interests of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Equity Interests are sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if:


                    (1) the Person  surviving  such merger or  consolidation  or acquiring the Equity Interests of such Subsidiary Guarantor is not a Restricted Subsidiary of the Company;

                    (2) the Net Proceeds from such sale are applied as described under "-Certain Covenants-Limitation on Certain Asset Sales"; and

                    (3)  such   Subsidiary   Guarantor  is  released   from  its
               guarantees of other Indebtedness of the Company or any Restricted Subsidiary.

     (c) Except as provided in the preceding sentence, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Person is Affiliated with such Subsidiary Guarantor and whether or not the Guarantor is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions, to another Person unless:

                    (1) the Surviving Person is the Company or one of its Wholly
               Owned Restricted Subsidiaries;

                    (2) the  Surviving  Person  is a  corporation  organized  or existing under the laws of the United States, any state thereof or the District of Columbia;

                    (3) the  Surviving  Person  (if  other  than the  Subsidiary
               Guarantor) assumes all the obligations of the Subsidiary Guarantor under the Senior Subordinated Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

                    (4) at the time of and immediately  after such  Disposition, no Default shall have occurred and be continuing.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other Terms used in the Indenture.


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

     "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount of Senior Subordinated Notes:

     (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:





                      SEMI-ANNUAL ACCRUAL DATE    ACCRETED VALUE
                      -------------------------   ---------------
                      November 15, 1997  ......      $  894.69
                      May 15, 1998 ............         913.37
                      November 15, 1998  ......         933.17
                      May 15, 1999 ............         954.17
                      November 15, 1999  ......         976.42
                      May 15, 2000 ............       1,000.00

          (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price for each $1,000 principal amount of Senior Subordinated Notes and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price, multiplied by (2) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control of" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Swap" means the execution of a definitive agreement, subject only to FCC approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Broadcast Assets between the Company or any of its Wholly Owned Restricted Subsidiaries and another Person or group of Affiliated Persons; provided that any amendment to or waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

     "Broadcast Assets" means assets used or useful in the ownership or operation of an AM or FM radio station.

     "Broadcast License" means an authorization issued by the FCC for the operation of an AM or FM radio station.

     "Capital Lease Obligation" means, at any time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of less than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of less than one year from the date of acquisition, bankers' acceptances with maturities of less than one year and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) immediately above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within nine months after the date of acquisition and (vi) interests in money market mutual funds which invest solely in assets or securities of the type described in clauses (i)-(v) immediately above.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act) (other than any or all of the Principal Shareholders or their Related Parties);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) prior to the first Public Equity Offering of the Company, either
     (x) the Principal Shareholders and their Related Parties cease to be the beneficial owner of at least 35% of the voting power of the voting stock of the Company or (y) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Warrantholders acquires, directly or indirectly, 35% or more of the voting power of the voting stock of the Company by way of merger, consolidation or otherwise;

          (iv) following the first Public Equity Offering of the Company, any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act) (other than one or more of the Principal Shareholders and their Related Parties) acquires, directly or indirectly, 35% or more of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise; provided that such acquisition will not constitute a "Change of Control" (x) in the case of a Person or group consisting of the Warrantholders, if and for so long as the Principal Shareholders and Related Parties, individually or collectively, own at least 30% of the voting power of the voting stock of the Company and have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, or (y) in the case of any Person or group not including any Warrantholder, unless or until such Person or group owns, directly or indirectly, more of the voting power of the voting stock of the Company than the Principal Shareholders and their Related Parties; or

          (v) the Continuing Directors cease for any reason (other than as a result and during the continuance of a default under the Warrant Agreement entitling the Warrantholders to appoint directors) to constitute a majority of the directors of the Company then in office.


     For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company shall be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.


     "Consolidated Cash Interest Expense" means, with respect to any period, the amount of Consolidated Interest Expense for such period to the extent it represents cash disbursements for such purpose by the Company and its Restricted Subsidiaries during such period.

     "Consolidated Interest Expense" means, without duplication, with respect to any period, the sum of (a) the interest expense and all capitalized interest of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of debt discount), (iii) the interest portion of any deferred payment obligation and
(iv) accrued interest, plus (b) the interest component of any Capital Lease Obligation paid or accrued or scheduled to be paid or accrued by the Company during such period, determined on a consolidated basis in accordance with GAAP provided, however, that any dividends with respect to the Senior Preferred Stock shall not be considered for purposes of this definition.


     "Continuing Director" means any member of the Board of Directors of the Company who (i) is a member of that Board of Directors on the Issue Date or (ii) was nominated for election by either (a) one or more of the Principal Shareholders (or a Related Party thereof) or (b) the Board of Directors a majority of whom were directors at the Issue Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or such directors.


     "Credit Agreement" means the credit agreement to be entered into by the Company as described in this Prospectus, as such agreement may be amended from time to time.


     "Debt to EBITDA Ratio" means, with respect to any date, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company (excluding Hedging Obligations, including interest rate swap obligations, that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness which Indebtedness is permitted by the terms of the Indenture to be outstanding) and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries as of such date (excluding any such Disqualified Stock held by the Company of a Wholly Owned Restricted Subsidiary), to (b) EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis after giving effect to each acquisition or disposition of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through such date as if such acquisition or disposition had occurred at the beginning of such four-quarter period.


     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.


     "Designated Senior Debt" means (i) the Senior Bank Debt and (ii) any Senior Debt of the Company and the Subsidiary Guarantors permitted under the Indenture, the principal amount (or accreted value in the case of Indebtedness issued at a discount) of which is $10 million or more at the time of designation by the Company (or otherwise available under a committed facility) or a Subsidiary Guarantor, as the case may be, in a written instrument delivered to the Trustee.


     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of such Person's assets.


     "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the holders of the Senior Subordinated Notes would have similar rights), in whole or in part on or prior to one year after the stated maturity of the Senior Subordinated Notes. The amount of Disqualified Stock shall be the greater of the liquidation preference or mandatory or optional redemption price thereof.


     "EBITDA" of a specified Person means, for any period, the consolidated net income of such specified Person and its Restricted Subsidiaries for such period:

          (i) plus (without duplication and to the extent involved in computing such consolidated net income) (a) interest expense, (b) provision for taxes on income or profits and (c) depreciation and amortization and other non-cash items (including amortization of goodwill and other intangibles and barter expenses); and

          (ii) minus (without duplication and to the extent involved in computing such consolidated net income) (a) any gains (or plus losses), together with any related provision for taxes on such gains or losses, realized in connection with any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions), (b) any non-cash or extraordinary gains (or plus losses), together with any related provision for taxes on such extraordinary gains or losses, (c) the amount of any cash payments related to non-cash charges that were added back in determining EBITDA in any prior period and (d) barter revenues;

provided, however, that:

          (i) the net income of any other Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof;

          (ii) the net income of any other Person that is a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) or is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to such specified Person whose EBITDA is being determined or a Wholly Owned Restricted Subsidiary thereof; provided, that for purposes of the covenant described under "Certain Covenants-Limitation on Restricted Payments" only, any such dividend or distribution shall be excluded to the extent it has already been included under clause (a)(3)(D) thereof;

          (iii) the net income (loss) of any other Person acquired after the Issue Date in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (to the extent otherwise included); and

          (iv) gains or losses from sales of assets other than sales of assets acquired and held for resale in the ordinary course of business shall be excluded (to the extent otherwise included).

All of the foregoing will be determined in accordance with GAAP.

     "Equity Interests" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity, and including, in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Existing Indebtedness" means any outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the Issue Date, including the Senior Subordinated Notes.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. All determinations in the covenants of Fair Market Value shall be made by the Board of Directors of the Company and shall be evidenced by a resolution of such Board set forth in an Officers' Certificate delivered to the Trustee, upon which the Trustee may conclusively rely.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the
American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Persons against fluctuations in interest rates.

     "Immediate Family Member" means, with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness"   means,  with  respect  to  any  Person,   whether  or  not
contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Hedging Obligations of such Person, (v) all liabilities of the type referred to in clause (i), (ii) or (iii) immediately above which are secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, and (vi) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (v) above; provided, however, in no event shall Senior Preferred Stock (including any and all accrued dividends thereon) be considered "Indebtedness."

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-Certain Covenants-Limitation on Restricted Payments",
(i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date of initial issuance of the Senior Subordinated Notes pursuant to the Indenture.

     "License Subsidiary" means Radio One Licenses, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Cash Proceeds," with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person in respect of such Asset Sale, which amount is equal to the excess, if any, of:

          (i) the cash received by such Person (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over

          (ii) the sum of

               (a) the amount of any Indebtedness including any premium thereon and fees and expenses associated therewith which is required to be repaid by such Person in connection with such Asset Sale, plus

               (b) the out-of-pocket expenses (1) incurred by such Person in connection with such Asset Sale, and (2) if such Person is a Restricted Subsidiary, incurred in connection with the transfer of such amount to the parent company or entity of such Person, plus

               (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus

               (d) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser in respect of such Asset Sale undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale.

     "Obligations"   means   any   principal,    interest,    penalties,   fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer to Purchase" means a written offer (an "Offer") sent by the Company to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase in cash up to the principal amount of Senior Subordinated Notes specified in such Offer at a purchase price equal to 101% of the Accreted Value of the Senior Subordinated Notes plus accrued and unpaid interest, if any. Unless otherwise required by applicable law, the Offer shall specify an expiration date ("Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date ("Purchase Date") for purchase of Senior Subordinated Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be sent by first class mail by the Company or, at the Company's request and expense, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to the Offer to Purchase. The Offer shall also state:

               (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

               (2) the Expiration Date and the Purchase Date;

               (3) the aggregate Accreted Value of the outstanding Senior Subordinated Notes offered to be purchased by the Company (the "Purchase Amount") and the aggregate principal amount of the outstanding Senior Subordinated Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100% of the principal amount, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase);

               (4) the purchase price to be paid by the Company (the "Purchase Price") for each $1,000 aggregate principal amount of Senior Subordinated Notes accepted for payment (as specified pursuant to the Indenture);

               (5) that the Holder may tender all or any portion of the Senior Subordinated Notes registered in the name of such Holder and that any portion of a Senior Subordinated Note tendered must be tendered in an integral multiple of $1,000 principal amount;

              (6) the place or places where Senior Subordinated Notes are to be surrendered for tender pursuant to the Offer to Purchase;

               (7) that interest on any Senior Subordinated Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

               (8) that on the Purchase Date the Purchase Price will become due and payable upon each Senior Subordinated Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

               (9) that each Holder electing to tender a Senior Subordinated Note pursuant to the Offer to Purchase will be required to surrender such Senior Subordinated Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Senior Subordinated Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

               (10) that Holders will be entitled to withdraw all or any portion of Senior Subordinated Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note that the Holder tendered, the certificate number of the Senior Subordinated Note that the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

               (11)  that  (a) if  Senior  Subordinated  Notes  in an  aggregate
          Accreted Value less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Senior Subordinated Notes and (b) if

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          Senior  Subordinated Notes in an aggregate Accreted Value in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Senior Subordinated Notes having an aggregate Accreted Value equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Senior Subordinated Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and


               (12) that in the case of any  Holder  whose  Senior  Subordinated
          Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Subordinated Note without service charge, a new Senior Subordinated Note or Senior Subordinated Notes, of any authorized denomination as requested by such Holder, in an aggregate amount equal to and in exchange for the unpurchased portion of the Senior Subordinated Note so tendered.


     Any Offer to Purchase will be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Permitted Investment" means:

          (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary;

          (ii) any Investment in Cash Equivalents;

          (iii) any  Investment in a Person if, as a result of such  Investment,
     (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person or the Surviving Person becomes a Wholly Owned Restricted Subsidiary, or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries;

          (iv) any Investment in accounts and notes receivable acquired in the ordinary course of business;

          (v) notes from employees issued to the Company representing payment of the exercise price of options to purchase capital stock of the Company; and

          (vi) Investments in Unrestricted Subsidiaries represented by Equity Interests (other than Disqualified Stock) or assets and property acquired in exchange for Equity Interests (other than Disqualified Stock) of the Company.

     Any Investment in an Unrestricted Subsidiary shall not be a Permitted Investment unless permitted pursuant to any of clauses (i) through (vi) above.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Principal Shareholders" means Catherine L. Hughes and Alfred C. Liggins, III and their respective estates, executors and heirs.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

     "Purchase Money Lien" means any Lien securing solely Purchase Money Indebtedness.

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

     "Refinancing Indebtedness" means (i) Indebtedness of the Company or any Restricted Subsidiary incurred or given in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute, defease or refund, any other Indebtedness or Disqualified Stock permitted by the terms of the Indenture, and (ii) Indebtedness of any Restricted Subsidiary incurred or given in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute, defease or refund, any other Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary in accordance with the terms of the Indenture.

     "Related Party" with respect to any Principal Shareholder means (i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Principal Shareholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal Shareholder or an Immediate Family Member, or (iii) any Person employed by the Company in a management capacity as of the Issue Date.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than distributions payable solely in its Equity Interests (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any Person or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Equity Interests (other than its Equity Interests of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Debt (other than the purchase, repurchase or other acquisition of Subordinated Debt purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Secured Debt" means any Indebtedness of the Company secured by a Lien.

     "Senior Bank Debt" means the Indebtedness Incurred pursuant to the Credit Agreement and any other agreement that replaces the Credit Agreement or otherwise refunds or refinances any or all of the indebtedness thereunder.

     "Senior Debt" means:

          (i) with respect to the Company, the principal of and interest (including post-petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of Indebtedness permitted to be incurred by the Company under the terms of the Indenture, including the Credit Agreement, (including but not limited to reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), whether presently outstanding or hereafter created, incurred or assumed, unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Senior Subordinated Notes; and

          (ii) with respect to any Subsidiary Guarantor, the principal of and interest (including post- petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of Indebtedness permitted to be incurred by such Subsidiary Guarantor under the terms of the Indenture, including the Credit Agreement, (including but not limited to reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), whether presently outstanding or hereafter created, incurred or assumed, unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

     Notwithstanding the foregoing, Senior Debt shall not include (A) any Indebtedness consisting of Disqualified Stock, (B) any liability for federal, state, local, or other taxes, (C) any Indebtedness among or between the Company, any Restricted Subsidiary or any of their Affiliates, (D) any trade payables and any Indebtedness to trade creditors (other than amounts accrued thereon) incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Obligations to trade creditors in respect of any such Indebtedness, or (E) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Subordinated Debt" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (i) if incurred by the Company, subordinated in right of payment to the Senior Subordinated Notes, or (ii) if incurred by a Subsidiary Guarantor, subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of all Voting Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body thereof is at the time owned or controlled by such Person (regardless of whether such Equity Interests are owned directly or through one or more other Subsidiaries of such Person or a combination thereof).

     "Subsidiary Guarantees" means the guarantees of the Senior Subordinated Notes by the Subsidiary Guarantors.

     "Subsidiary Guarantors" means License Subsidiary and each other Subsidiary of the Company that executes and delivers the Indenture as contemplated by the covenant described under "-Certain Covenants-Future Subsidiary Guarantors."

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any direct or indirect Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) other than capital contributions or other Restricted Payments permitted under the covenant "Limitation on Restricted Payments," (b) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary of the Company except for transactions with affiliates permitted by the terms of the Indenture unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company (the "Third Party Value") or, in the event such condition is not satisfied, an amount equal to the value of the portion of such agreement, contract, arrangement or understanding to such Subsidiary in excess of the Third Party Value shall be deemed a Restricted Payment, and (d) such Unrestricted Subsidiary does not own any Equity Interest in or In-


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

debtedness of any Subsidiary of the Company that has not theretofore been and is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee of a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided, however, that (i) immediately after giving effect to such designation, the
Company could incur $1.00 of additional Indebtedness pursuant to the restrictions under the "-Certain Covenants-Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" covenant and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Subsidiary is designated a Restricted Subsidiary.

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (other than a guarantee of Indebtedness of the Company or any Restricted Subsidiary which is non-recourse to the Company and its Restricted Subsidiaries) (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Equity Interest" of a Person means all classes of Equity Interest or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Warrant Agreement" means the Warrantholders' Agreement dated as of June 6,
1995,  as  amended  from  time  to  time,  among  the  Company,   the  Principal
Shareholders, Jerry Moore and the Warrantholders.

     "Warrantholders" means the holders of warrants issued pursuant to the Warrant Agreement and, in the case of any such holders, shares of Common Stock issued in exchange therefor.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.


EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture: (a) failure to pay (whether or not prohibited by the subordination provisions of the Indenture) principal of (or premium, if any, on) any Senior Subordinated Note when due; (b) failure to pay (whether or not prohibited by the subordination provisions of the Indenture) any interest on any Senior Subordinated Note when due, continued for 30 days; (c) failure to redeem or purchase (whether or not prohibited by the subordination provisions of the Indenture) any Senior Subordinated Note when required pursuant to the Indenture, including in connection with any Offer to
Purchase as described under "-Certain Covenants-Change of Control" and "-Limitation on Certain Asset Sales;" (d) failure to comply with the provisions described under

"--Limitation on Merger, Consolidation and Sale of Assets;" (e) failure to perform any other covenant or agreement of the Company or the Subsidiary Guarantors under the Indenture, the Senior Subordinated Notes or the Subsidiary Guarantees continued for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Senior Subordinated Notes then outstanding; (f) default under the terms of any instrument evidencing or securing Indebtedness for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of $5.0 million individually or in the aggregate which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due at final maturity and such non-payment shall have continued for 30 days; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $5.0 million which remains undischarged or unstayed for a period of 60 days after the later of (A) entry of such final judgment or decree and (B) the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary and (i) a Subsidiary Guarantee of a significant Subsidiary of the Company ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligation under its Subsidiary Guarantee.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes may declare the Accreted Value of and accrued but unpaid interest, if any, on all the Senior Subordinated Notes to be due and payable (collectively, the "Default Amount"). Upon such a declaration, the Default Amount shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the Default Amount on all the Senior Subordinated Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Senior Subordinated Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Senior Subordinated Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Senior Subordinated Note may pursue any remedy with respect to the Indenture or the Senior Subordinated Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Senior Subordinated Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Senior Subordinated Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Senior Subordinated Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal or interest on any Senior Subordinated Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Senior Subordinated Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30


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days after the  occurrence  thereof,  written  notice of any event  which  would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.


GOVERNING LAW

     The Indenture, the Senior Subordinated Notes and the Subsidiary Guarantees are governed by the laws of the State of New York.


DEFEASANCE

     The Company at any time may terminate all its obligations under the Senior Subordinated Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Subordinated Notes, to replace mutilated, destroyed, lost or stolen Senior Subordinated Notes and to maintain a registrar and paying agent in respect of the Senior Subordinated Notes. The Company at any time may terminate its obligations under the covenants described under "-Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Restricted Subsidiaries, the judgment default provision and the Subsidiary Guarantee provisions described under Events of Default and the limitations contained in clause (a) (iv) and (c) under "Limitation on Merger, Consolidation and Sale of Assets" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in clause
(c), (f), (g), (h) (with respect only to Restricted Subsidiaries) or (i) under "Events of Default" above or because of the failure of the Company to comply with clause (a) (iv) or (c) under "Limitation on Merger, Consolidation and Sale of Assets" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty and the Security Agreements.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Senior Subordinated Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).


MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each Senior Subordinated Note then outstanding affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Subordinated Note, (b) reduce the principal amount of (or the premium), or interest on, any Senior Subordinated Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Senior Subordinated Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Subordinated Note, (e) reduce the above-stated percentage of Senior Subordinated Notes then outstanding necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Senior Subordinated Notes then outstanding necessary for waiver of compliance  with certain  provisions  of the  Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) modify any of the provisions of the Indenture relating to the subordination of the Senior Subordinated Notes or the Subsidiary Guarantees in a manner materially adverse to the holders, (i) modify any provisions of the Indenture relating to the guarantee by the Company or any Subsidiary Guarantor of the Indebtedness of any Unrestricted Subsidiaries or (j) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Senior Subordinated Notes required under covenants described under "Certain Covenants-Limitation on Certain Asset Sales" and "-Change of Control" in a manner materially adverse to the holders thereof.

     The holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Notes, on behalf of all holders of Senior Subordinated Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, on behalf of all holders of Senior Subordinated Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest, a default arising from failure to purchase any Senior Subordinated Note tendered pursuant to an Offer to Purchase or a default in respect of a provision that cannot be amended without the consent of each Noteholder affected.


THE TRUSTEE

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate; provided, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

                               THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Notes were originally sold by the Company on May 19, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company has agreed, for the benefit of the holders of the Notes, at the Company's cost, to use its best efforts to (i) file the Exchange Offer Registration Statement within 45 days after the date of the original issue of the Notes with the Commission with respect to the Exchange Offer for the Exchange Notes, and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the date of original issuance of the Notes. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Notes. The Company will keep the Exchange Offer open for not less than 30 calendar days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Notes. For each Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the date of its original issue.

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes would in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Notes (other than certain specified holders) who wishes to exchange the Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

     In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the original issue date of the Notes, or if any holder of the Notes (other than an "affiliate" of the Company or the Initial Purchaser) is not eligible to participate in the Exchange Offer, or upon the request of the Initial Purchaser under certain circumstances, the Company will, at its cost,
(a) as promptly as practicable, file the Shelf Registration Statement covering resales of the Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration

Statement until the earlier of three years after its effective date and such time as all of the applicable Notes have been sold thereunder. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

     If (i) by July 3, 1997, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC; (ii) by November 17, 1997, neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional cash interest will accrue on the Notes and the Exchange Notes, in each case at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Such interest is payable in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.


     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Notes who were eligible to participate in the Exchange Offer but who did not tender their Notes will not have any further registration rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.



     As of the date of this Prospectus, $85,478,000 aggregate principal amount of Notes were outstanding. The Company has fixed the close of business on October 6, 1997 as the record date for the

Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS



     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on November 10, 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.



     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.


INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on November 15, 1997. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 1997.


PROCEDURES FOR TENDERING

     For a holder of Notes to tender Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Notes must be received by the Exchange Agent at such address or (b) such Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal).


     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

     By tendering Notes pursuant to the procedures set forth above, each holder will make to the Company the representations set forth above in the third paragraph under the heading "- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.


     THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

     Signatures on a Letter of  Transmittal  or a notice of  withdrawal,  as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Notes by causing such Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends, to notify holders of defects or irregularities with respect to tenders of Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.


GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

       (a) the tender is made through an Eligible Institution;

       (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

       (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.


WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"),
(ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-Procedures for Tendering" at any time prior to the Expiration Date.


CONDITIONS


     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Notes for, any Exchange Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

       (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

       (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

       (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer,


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


subject, however, to the rights of holders to withdraw such Notes (see "-Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn.


EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     United States Trust Company of New York
     114 West 47th Street
     New York, New York 10036-1532

     Delivery to an address other than as set forth above will not constitute a valid delivery.


FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.


ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.


CONSEQUENCES OF FAILURE TO EXCHANGE

     The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.


RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an

"affiliate"  of the Company  within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.



     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."


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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY


     The Company will either (i) amend and restate the Existing Credit Facility pursuant to a commitment letter with the Bank that expires on September 26, 1997, or (ii) terminate the Existing Credit Facility. The Company is currently exploring alternative financing sources from other senior lenders that may be willing to provide the Company with a revolving credit facility on terms more favorable to the Company.

     If the Company enters into the New Credit Facility, the New Credit Facility would provide a revolving credit facility in a combined amount of $7.5 million consisting of a $5.0 million tranche (the "Tranche A Facility") which would be available until a maturity date three years from the closing under the New Credit Facility and a $2.5 million tranche (the "Tranche B Facility") which would be available at such time the Tranche A Facility has been fully funded and the Company is making an escrow deposit for an acquisition to be made pursuant to an acquisition agreement previously approved by the Bank. The proceeds of the Tranche A Facility and, once funded, the Tranche B Facility may be borrowed, prepaid and reborrowed and letters of credit may be issued thereunder, subject to a limit of $1.0 million with respect to the Tranche A Facility and $2.5 million with respect to the Tranche B Facility, provided that borrowings under the Tranche B Facility must be repaid at such time as the related acquisition is consummated. The New Credit Facility would terminate on the third anniversary of its closing, at which time any outstanding principal balance together with all accrued and unpaid interest thereon would become due and payable. All amounts borrowed under the New Credit Facility would be guaranteed by each of the Company's direct and indirect Restricted Subsidiaries.

     The New Credit Facility would be secured by a first priority perfected security interest in: (i) all of the Common Stock of the Company and its direct and indirect Restricted Subsidiaries, including all warrants or options and other similar securities to purchase such securities and (ii) substantially all of the assets of the Company and its direct and indirect Restricted Subsidiaries (except for certain unrestricted subsidiaries) including, without limitation, any and all FCC licenses to the maximum extent permitted by law.

     Generally, the Company would have the option to select the interest rate and interest payment dates on borrowings under the New Credit Facility as either
(i) 1.375% plus the greater of (a) the Federal Funds Rate (to be defined in the new credit agreement governing the New Credit Facility) plus 0.5%, and (b) the prime rate of the Bank, with interest payable on the last day of each calendar quarter, or (ii) subject to legality and availability, the Eurodollar Rate (to be defined in the credit agreement) during interest periods of 1, 2, 3 or 6 months, with interest payable on the last day of each such interest period and at the end of each 3-month period during each such interest period. Following the occurrence of and during the continuation of an event of default (to be defined in the credit agreement), interest will accrue at the then applicable rates, plus 2% to the end of any then existing interest period, and thereafter at the prime rate of the Bank plus 1.375% plus 2%. The Company will pay the Bank a facility fee equal to approximately $75,000 at the closing of the New Credit Facility and $9,375 will be payable on the date of the initial extension of credit under the Tranche B Facility. Additionally, commencing at the closing, the Company would pay a commitment fee of (i) 1/2% per annum of the unused portion of the Tranche A Facility and (ii) 1/4% per annum of the total amount of the Tranche B Facility until the date borrowings under the Tranche B Facility are available, then 1/2% per annum of the unused portion of the Tranche B Facility. In addition, the Company would pay the Bank a letter of credit fee equal to the greater of $500 and 1% of the face amount of each letter of credit.

     The outstanding principal balance of the New Credit Facility would automatically be reduced in an amount equal to 100% of the net proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of (i) assets the net proceeds of which exceed $50,000 singularly or in the aggregate in any fiscal year and which are not reinvested in broadcast assets within 270 days of such sale, provided that whenever the aggregate net proceeds realized since the Issue Date equals or exceeds $4,750,000, then all net proceeds from such asset sales thereafter which are not reinvested as aforesaid, shall be used to prepay advances and to permanently reduce the applicable Commitment (as defined in the New

Credit Facility), (ii) the public or private issuance of indebtedness (other than indebtedness permitted under the New Credit Facility) after closing, or
(iii) the public or private issuance of equity securities after closing except to the extent that such proceeds are used to make permitted investments in Unrestricted Subsidiaries. Notwithstanding the foregoing, if an event of default under the New Credit Facility exists, all such net proceeds described above will also reduce the applicable Commitment.

     The New Credit Facility would restrict the incurrence of indebtedness in excess of that permitted by the Senior Subordinated Notes; certain liens; loans, investments and certain transactions with affiliates of the Company; certain restricted payments; dividends, distributions or stock repurchases; redemption of any Senior Preferred Stock; amendments to certain agreements between stockholders; the payment of management fees; mergers and acquisitions; sales of assets; changes in the business of the Company; and changes of control of the Company. Notwithstanding anything to the contrary, the New Credit Facility would not restrict the payment of interest payable on the Senior Subordinated Notes.

     All of the terms described herein with respect to the New Credit Facility are based on draft documents existing as of the date hereof, and the commitment letter with the Bank. If the Company enters into the New Credit Facility, certain of such terms may change and there can be no assurance that such would not be material or adverse to the Company.


                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of (i) 2,000 authorized shares of Common Stock, $.01 par value per share (the "Common Stock"), which consist of (a) 1,000 shares of Class A Common Stock (the "Class A Common Stock"), of which 138.45 shares are issued and outstanding, and (b) 1,000 shares of Class B Common Stock (the "Class B Common Stock"), of which no shares are issued and outstanding, and (ii) 250,000 authorized shares of Senior Preferred Stock, par value $.01 per share, which consist of (a) 100,000 shares of Series A 15% Cumulative Redeemable Preferred Stock (the "Series A Senior Preferred Stock"), of which 84,843.03 shares are issued and outstanding, and (b) 150,000 shares of Series B 15% Cumulative Redeemable Preferred Stock (the "Series B Senior Preferred Stock"), of which 124,467.10 shares are issued and outstanding. There is no established trading market for the Common Stock or the Senior Preferred Stock.


COMMON STOCK

     Dividends. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for such purpose. The payment of dividends is currently restricted by the Indenture governing the Senior Subordinated Notes and the Preferred Stockholders' Agreement (as defined) and will be restricted by the New Credit Facility, if it is entered into by the Company. See "Description of Exchange Notes-Certain Covenants-Limitation on Restricted Payments" and "Description of Certain Indebtedness-New Credit Facility."

     Voting Rights. Holders of shares of Class A Common Stock vote as a single class on all matters submitted to a vote of the stockholders except as otherwise required by law. Except to the extent required by applicable law, holders of shares of Class B Common Stock have no right to vote on any matter submitted to a vote of the stockholders. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of the Common Stock voting as a separate class is required to approve, among other things, a change in the designations, preferences and limitations of the shares of such class of Common Stock. Certain extraordinary transactions (such as a merger or a sale of substantially all of the assets of the Company) require the affirmative vote of at least two-thirds of the outstanding shares of Class A Common Stock.

     Liquidation Rights. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share ratably in all assets available for distribution after payment in full of all obligations to creditors of the Company and to the holders of Senior Preferred Stock.

     Other Provisions. The holders of Common Stock are not entitled to preemptive or subscription rights under the Company's Amended and Restated Certificate of Incorporation. The shares of Common Stock presently outstanding are validly issued, fully paid and nonassessable.

     Conversion. Holders of shares of either Class A Common Stock or Class B Common Stock have the right at any time to convert all or a portion of the shares of the class of Common Stock so held into the same number of shares of the other class of Common Stock.

     Ownership Restrictions. The Amended and Restated Certificate of Incorporation of the Company restricts the ownership, voting and transfer of the Company's capital stock in accordance with the Communications Act and the rules of the FCC, to prohibit ownership of the Company's outstanding capital stock (or the voting rights it represents) by or for the account of aliens or corporations otherwise subject to domination or control by aliens.


SENIOR PREFERRED STOCK

     Dividends. Dividends on the outstanding shares of Senior Preferred Stock will accumulate at the rate of 15% per annum and will compound annually. The Company may, at its option, pay dividends either in cash or by accumulating such dividends. In the event that the Company breaches one of the covenants contained in the Preferred Stockholders' Agreement (and fails to cure such breach during the applicable cure period), the holders of a majority of the outstanding shares of Senior Preferred Stock may elect, by notifying the Company in writing, to have the accrual rate for dividends on the Senior Preferred Stock increased to 18% per annum until such breach has been waived or cured; provided, however, in the event the Company fails to meet certain minimum cash flow, revenue or EBITDA targets relating exclusively to the operations of WPHI-FM, the dividend rate on the outstanding shares of Senior Preferred Stock shall be retroactively increased to 17% per annum from the date of issuance until such time as such default is cured or waived by the holders of a majority of the outstanding shares of Senior Preferred Stock. The payment of dividends are restricted by the Indenture governing the Senior Subordinated Notes and will be restricted by the New Credit Facility, if it is entered into by the Company. In addition, the payment of dividends may be restricted by any other agreement governing indebtedness for borrowed money permitted by the Preferred Stockholders' Agreement together with the Indenture and the New Credit Facility,, the "Debt Agreements"). See "Description of Exchange Notes-Certain Covenants-Limitation on Restricted Payments."

     Voting Rights. The Senior Preferred Stock will be non-voting, except with respect to certain amendments to the Company's Amended and Restated Certificate of Incorporation and as otherwise required by law. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Senior Preferred Stock voting as a separate class is required to approve, among other things, a change in the designations, preferences and limitations of the shares of Senior Preferred Stock.


     Liquidation Rights. Upon the liquidation, winding up or dissolution of the Company, holders of the Senior Preferred Stock shall be entitled to receive $100 per share, plus accumulated but unpaid dividends thereon, if any, before any payments shall be made to holders of the Common Stock. The Senior Preferred Stock shall rank senior to all other outstanding classes of equity securities. The Company shall not be permitted to authorize any new class of equity security without the approval of at least a majority of the shares of the Senior Preferred Stock then outstanding, voting or consenting, as the case may be, as one class.

     Redemption Rights. The shares of Senior Preferred Stock shall be redeemed on May 29, 2005 (the "Mandatory Redemption Date"). The redemption of Senior Preferred Stock will be restricted by applicable law and by the terms of the Debt Agreements. See "Description of Exchange Notes-Certain Covenants-Limitation on Restricted Payments."


     Subject to applicable law and the terms of the Debt Agreements, the Company, at its sole option, may redeem then outstanding shares of Senior Preferred Stock at a redemption price equal to 100% of the Senior Preferred Stock's liquidation value (plus any accumulated and accrued but unpaid dividends thereon) as follows:

o The Company may redeem all or a portion of the outstanding shares of Series A Senior Preferred Stock; provided, however, that any holder of Series B Senior Preferred Stock shall have the right to have its shares redeemed as well (such redemptions will take place on a pro rata basis so that the Company will not be required to (although it may elect to) redeem more shares of Senior Preferred Stock than it originally called for redemption from the holders of Series A Senior Preferred Stock).

o So long as the Company has paid in full all accumulated and accrued but unpaid dividends on the outstanding shares of Senior Preferred Stock, the Company may redeem shares of Senior Preferred Stock having an aggregate liquidation value of $2.0 million, which redemption shall be on a pro rata basis among all holders of shares of Senior Preferred Stock.


o At any time and from time to time on or after June 6, 1999, the Company may redeem all or a portion of the outstanding shares of Senior Preferred Stock (such redemptions to take place on a pro rata basis).


     Subject to applicable law and the terms of the Debt Agreements, the holders of Senior Preferred Stock may require the Company to redeem the outstanding shares of Senior Preferred Stock at a redemption price equal to 100% of the Senior Preferred Stock's liquidation value (plus any accumulated and accrued but unpaid dividends thereon) as follows:

o The holders of shares of Series B Senior Preferred Stock shall have the right to require the Company to redeem their shares of Series B Preferred in the event that the Company exercises its option to redeem shares of Series A Senior Preferred Stock (such redemptions will take place on a pro rata basis so that the Company will not be required to (although it may elect to) redeem more shares of Senior Preferred Stock than it originally called for redemption from the holders of Series A Senior Preferred Stock).

o Upon the occurrence of the Company's initial public offering of Common Stock (other than an offering made in connection with a business acquisition or combination or an employee benefit plan), the holders of a majority of the outstanding shares of Senior Preferred Stock shall have the right to require the Company to redeem all or a portion of the outstanding shares of Senior Preferred Stock including any and all accumulated and accrued but unpaid dividends thereon but only to the extent of the net proceeds to the Company from the public sale of such Common Stock.

o Once all of the Company's outstanding indebtedness for money borrowed has been finally and indefeasibly paid in full in cash (including, without limitation, the Senior Indebtedness (as defined in the Standstill Agreement)), and any commitment to fund related thereto shall have been terminated, if any covenant under the Preferred Stockholders' Agreement discussed below is then in breach and such breach has not been cured during the applicable cure period, then, following the expiration of such cure period and continuing until such time as the breach is cured, the holders of a majority of the outstanding shares of Senior Preferred Stock shall have the right to require the Company to redeem all or a portion of the outstanding shares of Senior Preferred Stock (such redemptions to take place on a pro rata basis among all holders of shares of Senior Preferred Stock).


     Preferred Stockholders' Agreement. The Company is subject to certain restrictions, and the holders of Senior Preferred Stock are entitled to certain rights, under the terms of a Preferred Stockholders' Agreement dated as of May 14, 1997 entered into by the Company, Radio One Licenses, Inc., the holders of the Senior Preferred Stock, Alfred C. Liggins, III, Catherine L. Hughes and Jerry A. Moore (as the same may be amended from time to time, the "Preferred Stockholders' Agreement"). Under the Preferred Stockholders' Agreement, for so long as the Senior Preferred Stock is outstanding, the Company is obligated to satisfy certain financial tests in respect of broadcast cash flow for the Company as a whole, corporate overhead expense and capital expenditures. In addition, for so long as any Senior Preferred Stock or Warrants are outstanding, the Company is required to comply with certain financial statement delivery requirements as well as covenants that restrict the Company's ability to incur indebtedness for borrowed money or liens, sell a material portion of its assets, merge with or acquire additional businesses, make loans to or investments in others, enter into sale-leaseback transactions, amend its certificate of incorporation or bylaws, change its accounting policies, engage in affiliated transactions, or declare or pay dividends or sell or issue capital stock. Generally, compliance with the terms of the Preferred Stockholders' Agreement may be waived by the holders of a majority of the outstanding shares of Senior Preferred Stock. However, any amendments to the covenants regarding the prohibition on mergers and acquisitions of additional businesses or the distribution, redemption or issuance of capital stock will require the consent of the holders of at least eighty percent of the outstanding shares of Senior Preferred Stock. Additionally, the Company shall be obligated to indemnify the holders of the

Senior Preferred Stock against certain tax obligations which may adversely affect such holders as a result of the Existing Notes Exchange. The Company's failure to comply with any covenants or financial tests set forth in the Preferred Stockholders' Agreement shall give rise to the rights set forth below.

     In addition, the Preferred Stockholders' Agreement provides that at the election of the holders of a majority of the outstanding shares of Senior Preferred Stock the Company will, subject to the terms of the Standstill Agreement (as defined), within four months of the occurrence of any of the following events, enter into a signed agreement for the sale of the Company or the assets thereof or a signed financing commitment letter with an institutional lender, providing for sufficient funds to repay all of the outstanding indebtedness under the Debt Agreements, the liquidation value of the outstanding shares of the Senior Preferred Stock (including all accrued and unpaid dividends thereon) and the value of the Warrants, and close such transaction upon FCC approval but in any event within four months of such signed agreement: (1) the Company fails to redeem any Senior Preferred Stock and such failure continues for five days after such redemption is required; (2) the Company, without the prior written consent of a majority of the outstanding shares of Senior Preferred Stock, breaches and does not cure within the applicable periods, (x) the corporate overhead expense covenant or the distributions, redemptions or issuances of capital stock covenant by more than $250,000, (y) the indebtedness covenant, the lien covenant, the sale of assets covenant or the guaranties covenant, in each case by more than a specified amount, or (z) the no merger or acquisition of additional businesses covenant in any material manner; or (3) the Company fails to meet certain minimum trailing twelve month broadcast cash flow hurdles for two consecutive quarter end dates. In connection with the foregoing, the holders of a majority of the outstanding Senior Preferred Stock have the right to expand the Company's board of directors to nine members, thereby giving them the right to control the board, subject to FCC approval. However, the right to cause a sale or refinancing of the Company pursuant to the foregoing is subject to the Standstill Agreement which was entered into with the Trustee, on behalf of the holders of the Senior Subordinated Notes, and the Bank as of May 19, 1997 (the "Standstill Agreement"). Under the Standstill Agreement, if either the Trustee or, if the Company enters into the New Credit Facility, the Bank, is actively pursuing its rights under the Indenture or the New Credit Facility, as the case may be, the holders of Senior Preferred Stock may not cause the sale or refinancing of the Company.

     Forced Sale Rights. Holders of a majority of the outstanding shares of Senior Preferred Stock have the option to cause the sale or refinancing of the entire business of, or all of the equity interests in, the Company upon the first to occur of the following: (1) a breach of the Company's put/call obligations under the Warrantholders' Agreement which has not been cured within 30 days after written notice thereof; (2) a breach by the Company of the forced sale or refinancing covenant contained in the Preferred Stockholders' Agreement (see "Description of Capital Stock-General"); or (3) a breach of the Company's demand registration obligations under the Warrantholders' Agreement. In connection with the foregoing, the holders of a majority of the outstanding Senior Preferred Stock have the right to expand the Company's board of directors to nine members, thereby giving them the right to control the board, subject to FCC approval. Prior to or upon the consummation of the sale or refinancing, the Company must repay in full all outstanding indebtedness for money borrowed (including without limitation the Senior Indebtedness). However, the right to cause a sale or refinancing of the Company pursuant to the foregoing is subject to the Standstill Agreement, which provides that if any or all of the holders of Senior Indebtedness are actively pursuing their rights under the Debt Agreements, the holders of Senior Preferred Stock may not cause the sale or refinancing of the Company.


WARRANTS TO PURCHASE COMMON STOCK

     General. The Company has outstanding warrants (the "Warrants") to purchase an aggregate of 147.04 shares (or approximately 51.5%) of the Company's outstanding Common Stock on a fully diluted basis, subject to adjustment pursuant to the provisions of the amended and restated warrant certificates dated as of May 19, 1997, issued by the Company (the "Warrant Certificates"), subject to FCC approval. Each registered holder of Warrants is referred to herein as a "Warrant Holder." The Warrants were originally issued pursuant to the Securities Purchase Agreement, dated as of June 6, 1995, among Radio One, the investors named therein and the management stockholders named therein (the "Securities Purchase Agreement") and were amended and restated in connection with the Existing Notes Ex-change. The Warrants are subject to the Warrantholders' Agreement, dated as of June 6, 1995, among Radio One, the stockholders named therein and the investors named therein, as amended by the First Amendment to the Warrantholders' Agreement dated as of May 19, 1997 (the "Warrantholders' Agreement") and are entitled to certain benefits under the Preferred Stockholders' Agreement. A copy of each of the Warrant Certificates, the Preferred Stockholders' Agreement and the Warrantholders' Agreement (collectively, the "Warrant Documents") can be obtained, upon request, from the Company. The Securities Purchase Agreement was substantially terminated upon the consummation of the Existing Notes Exchange. The following is a summary of certain provisions of the Warrant Documents.


     Terms of Exercise. Each Warrant entitles the Warrant Holder, subject to and upon compliance with the provisions of the Warrant Documents, to purchase one share of the Company's Common Stock, or such other number of shares of Common Stock as may be determined in accordance with the adjustment terms of the Warrant Certificate, at a price per share of $100, subject to adjustment in accordance with the terms of the Warrant Certificate (the "Warrant Price"). The Warrant Certificate provides that the number of shares of Common Stock purchasable upon exercise of the Warrants and the Warrant Price shall be adjusted upon the occurrence of any subdivision or combination of the Company's Common Stock, or upon the payment of a dividend or distribution on the Common Stock consisting of shares of Common Stock.

     Each Warrant is exercisable (i) by Warrant Holders holding a majority of the outstanding shares of Senior Preferred Stock or (ii) at any time after the redemption of all of the outstanding shares of Senior Preferred Stock, by the Warrant Holder of such Warrant, except that if a Warrant Holder is a Specialized Small Business Investment Company (as defined in the Warrant Certificate), the Warrant held by such Warrant Holder may not be exercised after the sixth anniversary of the redemption in full of all Senior Preferred Stock held by such Warrant Holder.

     Each Warrant is exercisable upon the completion of certain procedures specified in the Warrant Certificate including surrender to the Company of the underlying Warrant Certificate together with the payment to the Company of (a) cash in an amount equal to the then applicable Warrant Price or (b) that number of shares of Common Stock of the Company having a fair market value (as defined in the Warrant Certificate) equal to the then applicable Warrant Price. In the alternative, the Warrant Holder may exercise each of its Warrants, on a net basis, such that, without the exchange of any funds, the Warrant Holder will receive that number of shares of Common Stock issuable upon exercise of such Warrant less that number of shares of Common Stock having an aggregate fair market value (as defined in the Warrant Certificate) at the time of exercise equal to the applicable Warrant Price.

     Put and Call Rights. Following the consummation of the Existing Notes Exchange, the holders of Senior Preferred Stock representing a majority of the outstanding shares of Senior Preferred Stock may, subject to the terms of the Standstill Agreement, elect to require the Company to purchase all outstanding Warrants (and other equity securities identified in the Warrantholders' Agreement) held by all of the holders of the Senior Preferred Stock and all of the holders of the Warrants (collectively, the "Put/Call Securities") at any time on or after: (i) the redemption in full of the Senior Preferred Stock, (ii) the merger or consolidation of the Company (subject to certain exceptions contained in the Warrantholders' Agreement and the Preferred Stockholders' Agreement), or (iii) the sale of all or substantially all of the capital stock or assets of the Company or any subsidiary (subject to certain exceptions contained in the Warrantholders' Agreement and the Preferred Stockholders' Agreement); provided, however, that the Company's obligation to repurchase such Put/Call Securities shall arise only to the extent permitted by the terms of the Debt Agreements and the Standstill Agreement.

     Subject to the terms of the Standstill Agreement, each holder of the outstanding shares of Senior Preferred Stock may also require the Company to purchase all outstanding Put/Call Securities held by such holder on the Mandatory Redemption Date upon 120 days prior written notice to the Company.

     At the election of the Company, the Company may repurchase all, but not less than all, of the Put/Call Securities then outstanding at any time after the Mandatory Redemption Date, so long as: (i) there is no outstanding request for demand registration pursuant to the Warrantholders' Agreement, and (ii) all of the outstanding shares of Senior Preferred Stock have been redeemed in full (including all accrued but unpaid dividends) on or prior to the closing of such repurchase.

     The purchase price of the Put/Call Securities to be purchased by the Company (whether at the option of the Company or at the option of one or more holders of the Put/Call Securities) is the aggregate Per Share Net Equity Value (as defined in the Warrantholders' Agreement) of such purchased Put/Call Securities. The Per Share Net Equity Value, for purposes of the Warrantholders' Agreement, means the result obtained by dividing (a) the fair market value of the Company plus all accounts receivable, cash and cash equivalents held by the Company plus the aggregate exercise price for all outstanding Warrants less all indebtedness for money borrowed and current liabilities of the Company by (b) the number of shares of Common Stock outstanding on a fully diluted basis.


     Registration Rights. Subject to certain conditions and exceptions, if at any time or times, the Company shall determine to, or be required to, register any shares of its Common Stock for sale under the Securities Act, the Company shall use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities (as defined in the Warrantholders' Agreement) that holders of such Registrable Securities request to be registered. Generally, if on any two occasions after the earlier of (a) 180 days after the initial public offering of the Company, and (b) June 6, 1998, holders of at least 66 2/3% of the outstanding shares of Senior Preferred Stock notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities, the Company shall notify all holders of Registrable Securities and either (i) elect to make a primary offering of its Common Stock or (ii) use its best efforts to cause the registration under the Securities Act of all Registrable Securities requested to be registered.

     Rights to Participate in Sales of Securities. Subject to certain conditions and exceptions, the Company can not sell or issue any shares of capital stock of the Company or any subsidiary, or any bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of the Company or any subsidiary, or options, warrants or rights carrying any rights to purchase capital stock or convertible or exchangeable securities of the Company or any subsidiary or any other equity interests in the Company or any subsidiary, other than in connection with an initial public offering of the Company's Common Stock, unless (i) the Company shall have received a bona fide arms' length offer to purchase such securities from a third party and (ii) the Company first submits a written offer to holders of the Senior Preferred Stock and/or the Warrants identifying such third party and the terms of the offer, and the Company offers such holders of the Senior Preferred Stock and/or the Warrants the opportunity to purchase their proportionate share of such securities on terms and conditions not less favorable than those that the Company proposes to sell such securities to such third party.

     No Rights in Corporate Governance. Warrant Holders are not entitled, by virtue of being Warrant Holders, to receive dividends, vote, receive notice of any meetings of the stockholders of the Company or otherwise have any rights of stockholders of the Company.


LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

     The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law, which specifies that a director of a company adopting such a provision will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for the liability (i) for any breach of the director's duty of loyalty to the company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.


     The Company's Amended and Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers and authorizes indemnification for employees and agents in such manner, under such circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company. The Company believes that these provisions are necessary or useful to attract and retain qualified persons as directors.

     There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


CONSEQUENCES OF THE EXCHANGE


     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     Kirkland & Ellis, special counsel to the Company, has advised the Company that in its opinion, the exchange of the Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Notes for Exchange Notes pursuant to the Exchange Offer.



OTHER MATTERS

     The following general discussion summarizes certain of the material U.S. federal income and estate tax aspects of the purchase, ownership and disposition of the Senior Subordinated Notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the Senior Subordinated Notes by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of Senior Subordinated Notes not held as capital assets within the meaning of Section 1221 of the Code, or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Senior Subordinated Notes as part of a "straddle", a "hedge" against currency risk or a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, and investors in pass through entities. In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders that purchase the Senior Subordinated Notes at their issue price (as defined below). It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.


     This discussion is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. Kirkland & Ellis, special counsel to the Company, has advised the Company that in its opinion, this discussion is correct in all material respects. However, persons considering the purchase of Senior Subordinated Notes should consult their own advisors concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Senior Subordinated Note that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or therein, or (iii) an estate or trust described in Section 7701(a)(30) of the Code (a "U.S. Holder"). Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.

     Interest and Original Issue Discount. The Notes were, and the Exchange Notes will be, issued with original issue discount ("OID"). OID is the excess of
(i) the stated  redemption price at maturity of a Senior  Subordinated Note over
(ii) its issue price.

     The "stated redemption price at maturity" of a Senior Subordinated Note is the sum of all payments provided by the instrument other than payments of qualified stated interest. "Qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of the interval between stated interest payments. With respect to the Senior Subordinated Notes, qualified stated interest includes all semiannual stated interest payments to the extent that such stated interest payments do not exceed 7%. Payments attributable to qualified stated interest will generally be taxable to a U.S. Holder as ordinary income at the time such payments accrue or are received in accordance with each such U.S. Holder's method of accounting.

     The "issue price" of a Senior Subordinated Note is the first price at which a substantial amount of the Senior Subordinated Notes is sold to the public for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers).

     A U.S. Holder is required to include OID in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of accounting. In general, the amount of OID included in income by the initial Holder of a Senior Subordinated Note is the sum of the daily portions of OID for each day during the taxable year (or portion of the taxable year) on which such Holder held such Senior Subordinated Note. The "daily portion" is determined by allocating the OID for an accrual period equally to each day in that accrual period. The "accrual period" for a Senior Subordinated Note may be of any length and may vary in length over the term of a Senior Subordinated Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period.

     The amount of OID for an accrual period is generally equal to the excess of
(i) the product of the Senior Subordinated Note's adjusted issue price at the beginning of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Senior Subordinated Note at the beginning of any accrual period is the sum of the issue price of the Senior Subordinated Note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the Senior Subordinated Note that were not qualified stated interest payments. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

     In determining the yield and maturity of the Senior Subordinated Notes, the Company will be deemed to exercise the call option in a manner that minimizes the yield on the Senior Subordinated Notes. If the Senior Subordinated Notes are not in fact called on a presumed exercise date, then, for purposes of the accrual of original issue discount, the yield and maturity of the Senior Subordinated Notes are redetermined by treating the Senior Subordinated Notes as retired and reissued on that date for an amount equal to their adjusted issue price on that date.

     Applicable High Yield Discount Obligation Rules. The original issue discount on any obligation that constitutes an "applicable high yield discount obligation" is not deductible until paid. An "applicable high yield discount obligation" is any debt instrument that (i) has a maturity date which is more than five years from the date of issue, (ii) has a yield to maturity which equals or exceeds five percentage points over the "applicable federal rate" for the calendar month in which the obligation is issued and (iii) has "significant original issue discount." The applicable federal rate is an interest rate, announced monthly by the IRS, that is based on the yield of debt obligations issued by the U.S. Treasury. A debt instrument generally has "significant original issue discount" if, as of the close of any accrual period ending more than five years after the date of issue, the excess of the interest (including original issue discount) that has accrued on the obligation over the interest (including original issue discount) that is required to be paid thereunder exceeds the product of the issue price of the instrument and its yield to maturity. Moreover, if a Senior Subordinated Note's yield to maturity exceeds the applicable federal rate plus six percentage points, a ratable portion of the Company's deduction for original issue discount (the "Disqualified OID") (based on the portion of the yield to maturity that exceeds the applicable federal rate plus six percentage points) will be denied. For purposes of the dividends-received deduction under Section 243 of the Code, the Disqualified OID will be treated as a dividend to the extent it would have been so treated if it had been distributed by the Company with respect to its stock.

     The Company expects that, based on the terms of the instrument and its projected yield to maturity, the Senior Subordinated Notes will constitute applicable high yield discount obligations. As a result, the Company will not be allowed a deduction for the accrual of original issue discount on the Senior Subordinated Notes until such interest is actually paid.

     Sale, Exchange or Redemption of the Notes. Upon the sale, exchange, retirement or other disposition of a Senior Subordinated Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between
(i) the amount realized on the disposition (other than amounts attributable to accrued and unpaid interest) and (ii) the U.S. Holder's adjusted tax basis in the Senior Subordinated Note. A U.S. Holder's adjusted tax basis in a Senior Subordinated Note generally will equal the cost of the Senior Subordinated Note (net of accrued interest) to the U.S. Holder increased by any OID included in income through the date of disposition. Assuming the Senior Subordinated Note is held as a capital asset, such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such Senior Subordinated Note for longer than one year. Moreover, if the U.S. Holder has held such Senior Subordinated Note for a period in excess of eighteen months, gain from the sale or other disposition generally will be eligible for a further-reduced rate of tax. In addition, a U.S. Holder will be required to recognize ordinary income equal to the amount of accrued interest on the Senior Subordinated Note that such U.S. Holder has not previously included in income under such U.S. Holder's method of accounting.


NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Senior Subordinated Note that is not a U.S. Holder (a "Non-U.S. Holder").

     Subject to the discussion of backup withholding below, payments of interest (including original issue discount) on a Senior Subordinated Note to any Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that (1) the holder is not (i) a direct or indirect owner of 10 percent or more of the total voting power of all voting stock of the Company, (ii) a controlled foreign corporation related to the Company through stock ownership or (iii) a foreign tax-exempt organization or a foreign private foundation for U.S. federal income tax purposes, (2) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (3) the Company or its paying agent receives (i) from the Non-U.S. Holder, a properly completed Form W-8 (or substitute Form W-8) under penalties of perjury which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder of the Senior Subordinated Note is a Non-U.S. Holder or (ii) from a security clearing organization, bank or other financial institution that holds the Senior Subordinated Notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder, certification under penalties of perjury that such a Form W-8 (or substitute Form W-8) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8 (or substitute Form W-8) is furnished to the payor. Recently proposed Treasury Regulations would provide alternative methods for satisfying these certification requirements, and are proposed to be effective for payments made after December 31, 1997. A

Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest (including original issue discount) on the Senior Subordinated Notes. If the payments of interest (including original issue discount) on a Senior Subordinated Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30 percent branch profits tax). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as the holder provides the Company or its paying agent with a properly executed Form 4224. Recently proposed Treasury Regulations would provide alternative methods for satisfying this certification requirement, and are proposed to be effective for payments made after December 31, 1997.

     Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

     Sale, Exchange or Redemption of Senior Subordinated Notes. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of a Senior Subordinated Note generally will not be subject to U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States,
(ii) the Non-U.S. Holder is an individual who holds the Senior Subordinated Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S.
expatriates.

     Federal Estate Tax. Senior Subordinated Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and (ii) income on the Senior Subordinated Notes was not effectively connected with the conduct by such Non-U.S. Holder of a trade of business within the United States.

     Information Reporting and Backup Withholding. The Company must report annually to the Service and to each Non-U.S. Holder any interest including OID that is subject to withholding or that is exempt from U.S. withholding tax. Copies of those information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

     The regulations provide that backup withholding (which generally is a withholding tax imposed at the rate of 31 percent on payments to persons that fail to furnish certain required information) and information reporting will not apply to payments made in respect of the Senior Subordinated Notes by the Company to a Non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Senior Subordinated Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Senior Subordinated Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

     In the case of the payment of proceeds from the disposition of Senior Subordinated Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.


                             PLAN OF DISTRIBUTION


     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.


     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incidental to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Securities hereby offered will be passed upon for the Company by Kirkland & Ellis, Washington, D.C.

                                    EXPERTS

     The audited financial statements of the Company as of December 31, 1996, and 1995 and for each of the years in the three-year period ended December 31, 1996, included in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report thereon appearing elsewhere herein, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The audited financial statements of the Jarad Broadcasting Company of Pennsylvania, Inc. as of December 31, 1996, and 1995 and for each of the years in the three-year period ended December 31, 1996, included in this Prospectus and the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereon appearing elsewhere herein, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The balance sheet of WKYS-FM, Inc. as of December 31, 1994 and the statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1993 and 1994, included in this Prospectus and the Registration Statement, have been included herein in reliance on the report of Coopers and Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                           MARKET AND INDUSTRY DATA

     Audience shares and audience share ranks are as reported by the Arbitron Company ("Arbitron") in its Radio Market Report (the "Arbitron Market Report") for the period indicated. Audience share data is expressed as the "local" average quarter hour share for each indicated radio station, which is derived by comparing the radio station's average quarter hour share to the total average quarter hour share for all radio stations in a particular Metro Survey Area ("MSA") that are reported in the Arbitron Market Report. Average quarter hour share is a percentage of the estimated number of persons who listened to a given radio station for a minimum of five minutes within a quarter hour compared to the total number of persons who listened to radio within such quarter hour. Data relating to the number of hours African-Americans and non-African-Americans spend listening to the radio are derived from the Arbitron Market Report for the period indicated.

     MSA population, African-American population as a percentage of overall population in a market and market ranking by MSA population are as reported by BIA Publications, Inc. ("BIA") in its Investing in Radio 1997 (First Edition) (the "BIA Market Report, 1997 (First Edition)"), or derived from data contained therein.

     Unless otherwise indicated herein, data relating to radio advertising revenue by market, revenue shares and revenue ranks for radio stations in the Washington, D.C. and Baltimore markets are as reported by Hungerford, Aldrin, Nichols & Carter, P.C., CPAs and Consultants ("Hungerford") in their Radio Revenue Report (December 1996) (the "Hungerford Report (Dec. 1996)"). All revenue data included in the Hungerford Report (Dec. 1996) is based on gross revenues and limited to a compilation of data with respect to radio stations which report to Hungerford. Radio station WYCB-AM, which the Company intends to acquire pursuant to the DC Acquisition, does not report to Hungerford.

     Unless otherwise indicated herein, radio advertising revenue by market, revenue shares and revenue ranks for the radio station in the Philadelphia market are as reported by Miller, Kaplan, Arase & Co., Certified Public Accountants ("Miller Kaplan") in their market revenue report for Philadelphia (the "Miller Kaplan Report (Dec. 1996)"). The Miller Kaplan Report (Dec. 1996) reports net revenues and excludes barter transactions from its reported figure.


     Unless otherwise indicated herein, data regarding household income, population growth rates and population projections are based upon data compiled by the U.S. Department of Commerce, Bureau of the Census (the "Census Bureau"). The calculation of the percentage of the African-American population located in the top-30 African-American markets is based upon the total 1995 African-American population in such markets as compiled from the BIA Market Report, 1997 (First Edition) as a percentage of the total 1995 African-American population according to the Census Bureau.

     The number of viable radio stations in Baltimore is as reported by Duncan's American Radio, Inc. ("Duncan") in its Duncan's Radio Market Guide (1996 Edition) ("Duncan's Radio Market Guide").

     Each of Arbitron, BIA, Hungerford, Miller Kaplan, the Census Bureau and Duncan's compile their audience share, revenue share and other statistical data, as the case may be, under procedures and methodologies which have the limitations provided in their respective reports or guides. All such information provided herein is subject to those limitations.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                             PAGE
                                                                                             -----
RADIO ONE, INC.
 Report of Independent Public Accountants ................................................   F-2

 Consolidated Balance Sheets as of December 31, 1995 and 1996  ...........................   F-3

 Consolidated Statements of Operations for the years ended December 25, 1994, December
   31, 1995 and 1996    ..................................................................   F-4

 Consolidated Statements of Changes in Stockholders' Deficit for the years ended December
   25, 1994, December 31, 1995 and 1996   ................................................   F-5

 Consolidated Statements of Cash Flows for the years ended December 25, 1994, December
   31, 1995 and 1996    ..................................................................   F-6

 Notes to Consolidated Financial Statements  .............................................   F-7

 Consolidated Balance Sheets as of December 31, 1996 and June 29, 1997 (unaudited)  ......   F-16

 Consolidated Statements of Operations for the three months and six months ended June 30,
   1996 and June 29, 1997 (unaudited)  ...................................................   F-17

 Consolidated Statements of Stockholders' Deficit for the six months ended June 29, 1997
   (unaudited) ...........................................................................   F-18

 Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and June 29,
   1997 (unaudited)  .....................................................................   F-19

 Notes to Unaudited Consolidated Financial Statements ....................................   F-20


JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.
 Report of Independent Public Accountants ................................................   F-22

 Balance Sheets as of December 31, 1995 and 1996, and March 30, 1997 (unaudited) .........   F-23

 Statements of Operations for the years ended December 31, 1994, 1995 and 1996, and for
  the three months ended March 30, 1996 and 1997 (unaudited) .............................   F-24

 Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31,
   1994, 1995 and 1996, and for the three months ended March 30, 1997 (unaudited)   ......   F-25

 Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996, and for
   the three months ended March 30, 1996 and 1997 (unaudited)   ..........................   F-26

 Notes to Financial Statements   .........................................................   F-27

WKYS-FM, INC.
 Report of Independent Accountants  ......................................................   F-31

 Balance Sheet as of December 31, 1994    ................................................   F-32

 Statements of Operations for the years ended December 31, 1993 and 1994   ...............   F-33

 Statements of Changes in Stockholders' Deficit for years ended December 31, 1993 and 1994   F-34

 Statements of Cash Flows for the years ended December 31, 1993 and 1994   ...............   F-35

 Notes to Financial Statements   .........................................................   F-36

 Unaudited Statement of Operations for the five months ended May 31, 1995  ...............   F-43

 Unaudited Statement of Changes in Stockholders' Deficit for the five months ended May 31,
   1995  .................................................................................   F-44

 Unaudited Statement of Cash Flows for the five months ended May 31, 1995  ...............   F-45

 Notes to Unaudited Financial Statements  ................................................   F-46

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Radio One, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of Radio One, Inc. (a Delaware corporation during 1996) and subsidiary as of December 31, 1995 (as restated-see Note 1) and 1996, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1996 (December 31, 1995, as restated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Radio One, Inc. and subsidiary as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                            ARTHUR ANDERSEN LLP


Baltimore, Maryland,
 February 13, 1997

                        RADIO ONE, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                AS OF DECEMBER 31, 1995 (AS RESTATED) AND 1996



                                                                          DECEMBER
                                                             -----------------------------------
                                                                  1995               1996
                                                             ----------------   ----------------
                                    ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  ..............................    $   2,702,868      $   1,708,295
 Trade accounts receivable, net of allowance for doubtful
   accounts of $669,400 and $765,200, respectively  ......        5,763,686          6,419,468
 Prepaid expenses and other ..............................          230,787            117,025
                                                              -------------      -------------
      Total current assets  ..............................        8,697,341          8,244,788
PROPERTY AND EQUIPMENT, net ..............................        3,627,431          3,007,004
INTANGIBLE ASSETS, net   .................................       43,454,898         39,358,127
OTHER ASSETS .............................................          113,902          1,166,861
                                                              -------------      -------------
      Total assets .......................................    $  55,893,572      $  51,776,780
                                                              =============      =============
                         LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Accounts payable  .......................................    $   1,483,428      $     388,581
 Accrued expenses  .......................................        1,218,393          1,452,444
 Current portion of long-term debt   .....................        2,103,264          5,633,286
                                                              -------------      -------------
      Total current liabilities   ........................        4,805,085          7,474,311
LONG-TERM DEBT AND DEFERRED INTEREST, net
 of current portion   ....................................       62,482,000         59,305,225
                                                              -------------      -------------
      Total liabilities  .................................       67,287,085         66,779,536
                                                              -------------      -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
 Preferred stock, $9,490 par value, 100 shares authorized,
   no shares issued and outstanding for 1996  ............                -                  -
 Common stock-Class A, $.01 par value, 1,000 shares au-
   thorized, 138.45 shares issued, and outstanding                        1                  1
 Common stock-Class B, $.01 par value, 1,000 shares au-
   thorized, no shares issued and outstanding                             -                  -
 Additional paid-in capital ..............................        1,205,189          1,205,189
 Accumulated deficit  ....................................      (12,598,703)       (16,207,946)
                                                              -------------      -------------
      Total stockholders' deficit ........................      (11,393,513)       (15,002,756)
                                                              -------------      -------------
      Total liabilities and stockholders' deficit   ......    $  55,893,572      $  51,776,780
                                                              =============      =============


        The accompanying notes are an integral part of these consolidated balance sheets.

                        RADIO ONE, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE
                         YEARS ENDED DECEMBER 25, 1994,

                   DECEMBER 31, 1995 (AS RESTATED) AND 1996



                                                                          DECEMBER
                                                     --------------------------------------------------
                                                        1994              1995              1996
                                                     -------------   ----------------   ---------------
REVENUES:
 Broadcast revenues, including barter revenues
   of $562,832, $920,914 and $1,121,559, respec-
   tively                                            $17,856,242      $ 24,625,834       $ 27,026,888
 Less: Agency commission  ........................    2,314,825          3,171,059          3,325,063
                                                     -----------      ------------       ------------
   Net broadcast revenues ........................   15,541,417         21,454,775         23,701,825
                                                     -----------      ------------       ------------
OPERATING EXPENSES:
 Program and technical ...........................    2,773,187          3,642,081          4,157,554
 Selling, general and administrative  ............    5,733,169          8,093,217          9,770,127
 Corporate expenses    ...........................    1,128,484          1,995,252          1,792,665
 Depreciation and amortization  ..................    2,026,945          3,911,788          4,261,690
                                                     -----------      ------------       ------------
   Total operating expenses  .....................   11,661,785         17,642,338         19,982,036
                                                     -----------      ------------       ------------
   Operating income ..............................    3,879,632          3,812,437          3,719,789
INTEREST EXPENSE, including amortization
 of deferred financing costs .....................    2,664,873          5,289,054          7,252,377
OTHER (INCOME) EXPENSE, NET  .....................      (38,375)           (89,247)            76,655
                                                     -----------      ------------       ------------
   Income (loss) before provision for income
    taxes and extraordinary item   ...............    1,253,134         (1,387,370)        (3,609,243)
PROVISION FOR INCOME TAXES   .....................       30,500                  -                  -
                                                     -----------      ------------       ------------
   Income (loss) before extraordinary item  ......    1,222,634         (1,387,370)        (3,609,243)
EXTRAORDINARY ITEM:
 Loss on early retirement of debt  ...............            -            468,233                  -
                                                     -----------      ------------       ------------
   Net income (loss)   ...........................   $1,222,634       $ (1,855,603)      $ (3,609,243)
                                                     ===========      ============       ============


The accompanying notes are an integral part of these consolidated statements.

                        RADIO ONE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                   STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED
          DECEMBER 25, 1994, DECEMBER 31, 1995 (AS RESTATED) AND 1996



                                          COMMON    COMMON    ADDITIONAL                                        TOTAL
                              PREFERRED    STOCK     STOCK     PAID-IN      ACCUMULATED       TREASURY      STOCKHOLDERS'
                                STOCK     CLASS A   CLASS B    CAPITAL        DEFICIT          STOCK           DEFICIT
                             ----------- --------- --------- ------------ ---------------- -------------- -----------------
BALANCE, as of
 December 26, 1993 .........  $  1,100    $  940      $-     $       -     $  (5,234,938)   $ (264,850)    $  (5,497,748)
 Net income  ...............         -         -       -             -         1,222,634             -         1,222,634
 Purchase of stock war-
   rants                             -         -       -             -           (91,789)            -           (91,789)
                              --------    ------      ---    ----------    -------------    ----------     -------------
BALANCE, as of
 December 25, 1994 .........     1,100       940       -             -        (4,104,093)     (264,850)       (4,366,903)
 Net loss ..................         -         -       -             -        (1,855,603)            -        (1,855,603)
 Purchase of stock war-
   rants                             -         -       -             -        (6,639,007)            -        (6,639,007)
 Issuance of stock options           -         -       -       778,000                 -             -           778,000
 Allocation of detachable
   stock warrants  .........         -         -       -       690,000                 -             -           690,000
 Cancellation and issuance
   of stock  ...............    (1,100)     (939)      -      (262,811)                -       264,850                 -
                              --------    ------      ---    ----------    -------------    ----------     -------------
BALANCE, as of
 December 31, 1995 .........         -         1       -     1,205,189       (12,598,703)            -       (11,393,513)
 Net loss ..................         -         -       -             -        (3,609,243)            -        (3,609,243)
                              --------    ------      ---    ----------    -------------    ----------     -------------
BALANCE, as of
 December 31, 1996 .........  $      -    $    1      $-     $1,205,189    $ (16,207,946)   $        -     $ (15,002,756)
                              ========    ======      ===    ==========    =============    ==========     =============


 The accompanying notes are an integral part of these consolidated statements.

                        RADIO ONE, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 25, 1994,
                    DECEMBER 31, 1995 (AS RESTATED) AND 1996


                                                                                     DECEMBER
                                                               -----------------------------------------------------
                                                                   1994               1995               1996
                                                               ---------------   ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)   .......................................    $  1,222,634      $  (1,855,603)     $ (3,609,243)
 Adjustments to reconcile net income (loss) to net cash
   from operating activities:
   Depreciation and amortization ...........................       2,026,945          3,911,788         4,261,690
   Amortization of debt financing costs and unamortized
    discount   .............................................               -            207,885           366,189
   Issuance of stock options  ..............................               -            778,000                 -
   Loss on disposals .......................................               -                  -           152,468
   Deferred interest .......................................               -            235,264         2,639,389
   Effect of change in operating assets and
    liabilities-
    (Increase) decrease in trade accounts receivable  ......        (398,441)        (2,064,861)         (655,782)
    Increase (decrease) in prepaid expenses and other ......         (55,334)           (84,654)          113,762
    Decrease (increase) in other assets   ..................          36,739            (23,880)          (71,026)
    Increase (decrease) in accounts payable  ...............         376,623            604,303          (817,671)
    Increase in accrued expenses ...........................          58,635            213,706           234,051
    Decrease in prepaid loan financing fees  ...............          35,160                  -                 -
                                                                ------------      -------------      ------------
     Net cash flows from operating activities   ............       3,302,961          1,921,948         2,613,827
                                                                ------------      -------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ........................        (636,444)          (224,883)         (251,469)
 Proceeds from disposal of property and equipment  .........          32,104             61,615                 -
 Deposits and payments for station purchases ...............        (639,881)       (33,769,789)       (1,000,000)
                                                                ------------      -------------      ------------
     Net cash flows from investing activities   ............      (1,244,221)       (33,933,057)       (1,251,469)
                                                                ------------      -------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of debt   .......................................      (1,659,817)       (23,049,114)       (2,407,933)
 Proceeds from new debt ....................................               -         65,000,000            51,002
 Deferred debt financing cost ..............................               -         (2,014,624)                -
 Purchase of stock and stock warrants  .....................         (91,789)        (6,639,007)                -
                                                                ------------      -------------      ------------
     Net cash flows from financing activities   ............      (1,751,606)        33,297,255        (2,356,931)
                                                                ------------      -------------      ------------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS   .............................................         307,134          1,286,146          (994,573)
CASH AND CASH EQUIVALENTS, beginning of year  ..............       1,109,588          1,416,722         2,702,868
                                                                ------------      -------------      ------------
CASH AND CASH EQUIVALENTS, end of year .....................    $  1,416,722      $   2,702,868      $  1,708,295
                                                                ============      =============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for-
   Interest ................................................    $  2,356,069      $   5,103,337      $  4,815,486
                                                                ============      =============      ============
   Income taxes   ..........................................    $     15,600      $      34,800      $     50,000
                                                                ============      =============      ============

The accompanying notes are an integral part of these consolidated statements.

                    RADIO ONE, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     Organization and Business

     Radio One, Inc. (a Delaware Corporation) and its subsidiary, Radio One License LLC (a Delaware limited liability Company) (collectively referred to as the Company) were organized to acquire, operate and maintain radio broadcasting stations. The Company owns and operates three radio stations in Washington, D.C.; WOL-AM, WMMJ-FM and WKYS-FM and four radio stations in Maryland; WWIN-AM, WWIN-FM, WOLB-AM and WERQ-FM. The four Maryland radio stations were formerly owned by Radio One of Maryland, Inc., a former wholly owned subsidiary of Radio One, Inc. Effective January 1, 1996, in connection with Radio One, Inc. converting to an S corporation, Radio One of Maryland, Inc. was dissolved and its operations were merged into Radio One, Inc. In May 1996, Radio One, Inc. formed Radio One License LLC, to hold the stations' FCC licenses. Prior to the reorganization, Radio One, Inc. was a District of Columbia Corporation. In connection with the Company's reorganization, all of the then existing preferred and common stock was canceled, and newly authorized shares were issued.

     An evaluation of the Company's operations should include consideration of the "Risk Factors" described in the Registration Statement related to the Company's contemplated debt offering, including the Company's highly leveraged financial position, which will require substantial semi-annual interest payments and may impair the Company's ability to obtain additional working capital financing.



     Basis of Presentation


     The accompanying consolidated financial statements include the accounts of Radio One, Inc. and its wholly owned subsidiary, Radio One License LLC. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying consolidated financial statements.


     Reporting Periods

     Prior to the year ended December 31, 1996, the Company's financial reporting period was based on a fifty-two/fifty-three week period ending on the last Sunday of the calendar year. During 1996, the Company elected to end its year on December 31 of each year the effect of which was not material. For 1996, this included a 52 week financial reporting period.


     Acquisition of WKYS-FM


     On June 6, 1995, the Company purchased WKYS-FM for approximately $34,410,000. The Company accounted for the acquisition by allocating the purchase price paid to the assets acquired based upon the appraised value of the assets. The excess purchase price over the appraised value of assets acquired of approximately $3,846,000 was allocated to goodwill. The financial activities of WKYS-FM for the periods prior to June 6, 1995, are not included in the accompanying consolidated statements of operations.

                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     The unaudited pro forma summary consolidated results of operations for the years ended December 25, 1994, and December 31, 1995, assuming the acquisition of WKYS-FM had occurred in the beginning of each of those fiscal years, is as follows:

                                                                   1994           1995
                                                              -------------- ---------------
     Net broadcast revenues    .............................. $ 23,089,000    $ 23,926,000
     Operating expenses, excluding depreciation and amortiza-
       tion                                                    14,647,000       15,524,000
     Depreciation and amortization   ........................   4,418,000        5,107,000
     Interest expense .......................................   5,535,000        6,724,000
     Other (income) expense, net  ...........................     (38,000)         (89,000)
     Provision for income taxes   ...........................      30,000                -
     Extraordinary loss  ....................................           -          468,000
                                                              ------------    ------------
     Net (loss) income   .................................... $(1,503,000)    $ (3,808,000)
                                                              ============    ============

     Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and money market accounts at various commercial banks. All cash equivalents have original maturities of 90 days or less. For cash and cash equivalents, cost approximates market value.


     Property and Equipment

     Property and equipment are recorded at original cost and are being depreciated on a straight-line basis over various periods. The components of the Company's property and equipment as of December 31, 1995 and 1996 are as follows:



                                                                              PERIOD OF
                                             1995              1996          DEPRECIATION
                                         ---------------   ---------------   --------------
PROPERTY AND EQUIPMENT:
 Land   ..............................    $    117,105      $    117,105          -
 Building and improvements   .........         147,677           147,677          31 years
 Transmitter towers ..................       2,100,425         2,141,462     7 or 15 years
 Equipment ...........................       2,454,632         2,615,179      5 to 7 years
 Leasehold improvements   ............         815,765           626,408     Life of Lease
                                          ------------      ------------
                                             5,635,604         5,647,831
 Less-Accumulated depreciation  ......      (2,008,173)       (2,640,827)
                                          ------------      ------------
   Property and equipment, net  ......    $  3,627,431      $  3,007,004
                                          ============      ============


     Depreciation expense for the fiscal years ended December 25, 1994, December 31, 1995 and 1996, were $538,135, $741,528 and $705,784, respectively.




     Revenue Recognition

     In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.


     Barter Arrangements

     Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights.

                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.


     Financial Instruments

     Financial instruments as of December 31, 1995 and 1996, consist of cash and cash equivalents, trade accounts receivables, accounts payable, accrued expenses and long-term debt, as to all of which the carrying amounts approximate fair value.


     Stock Warrants

     During 1995, the Company purchased outstanding stock warrants for $6,639,007. The cost of these warrants purchased increased the accumulated deficit. Also during 1995, the Company issued detachable stock warrants that had an allocated value of $690,000 with certain subordinated notes (see Note 3).


     New Accounting Standards

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995. The adoption of SFAS No. 121 on January 1, 1996, had no impact on the Company's financial position or results of operations.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation." With respect to stock options granted to employees, SFAS No. 123 permits companies to continue using the accounting method promulgated by the Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", to measure compensation expense or to adopt the fair value based method prescribed by SFAS No. 123. If APB No. 25's method is continued, pro forma disclosures are required as if SFAS No. 123 accounting provisions were followed.

     Management elected to continue to measure compensation expense under APB No. 25. The adoption of SFAS No. 123 did not require pro forma disclosures as all stock options granted in 1995 were granted at a significant discount below market value and, thus, the Company recorded compensation expense of $778,000 in accordance with ABP No.25. Compensation expense was equal to the difference between the fair value of stock that could be purchased with the options as of the grant date and the exercise price of the options. Additional paid-in capital was increased by the compensation expense recognized. There were no stock options granted to employees during 1996 or for the three months ended March 30, 1997.


     Reclassifications and 1995 Restatement

     Certain reclassifications have been made to the 1994 and 1995 consolidated financial statements in order to conform with the 1996 presentation.


     The 1995 consolidated financial statements have been restated to give effect to the recognition of compensation expense for the stock options vested which were omitted in the financial statements as previously presented and to adjust the value allocated to detachable stock warrants issued during 1995 with certain subordinated notes, as discussed above, because of a correction in the value of the warrants issued. Those two changes were made to properly account and value the effect of the transactions and resulted in an increase in the 1995 operating expenses and net loss of $786,000.

                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

2. INTANGIBLE ASSETS:

     Intangible assets are being amortized on a straight-line basis over various periods. The intangible asset balances and periods of amortization as of December 31, 1995 and 1996 are as follows:





                                                                                PERIOD OF
                                               1995              1996          AMORTIZATION
                                          --------------   ----------------   -------------
FCC broadcast license   ...............   $40,206,783       $  40,206,783        7-15 Years
Goodwill ..............................     7,812,373           7,553,267          15 Years
Debt financing ........................     2,014,624           2,014,624      Life of Debt
Favorable transmitter site and other
 intangibles   ........................     1,922,378           1,922,378        6-17 Years
Noncompete agreement ..................       900,000             900,000           3 Years
                                          ------------      -------------
 Total   ..............................    52,856,158          52,597,052
 Less: Accumulated amortization  ......    (9,401,260)        (13,238,925)
                                          ------------      -------------
 Net intangible assets  ...............   $43,454,898       $  39,358,127
                                          ============      =============

     Amortization expense for the fiscal years ended December 25, 1994, December 31, 1995 and 1996, was $1,488,810, $3,170,260 and $3,555,906, respectively. The amortization of the deferred financing cost was charged to interest expense.

3. LONG-TERM DEBT:

     As of December 31, 1995, and 1996, the Company is obligated under a credit agreement and subordinated notes, as follows:





                                                                1995             1996
                                                           --------------   ---------------
NationsBank Credit Agreement ...........................    $ 48,000,000     $ 45,596,736
Subordinated Notes (net of $650,000 and $579,211 of
 unamortized discount allocated to detachable stock war-
 rants, respectively)                                         16,350,000       16,420,789
Deferred interest on subordinated notes  ...............         235,264        2,874,653
Notes payable ..........................................               -           46,333
                                                            ------------     ------------
 Total  ................................................      64,585,264       64,938,511
 Less: Current portion .................................      (2,103,264)      (5,633,286)
                                                            ------------     ------------
 Total  ................................................    $ 62,482,000     $ 59,305,225
                                                            ============     ============

     NationsBank Credit Agreement

     The purchase of WKYS in June 1995 was financed through a revolving credit agreement (the NationsBank Credit Agreement) with NationsBank of Texas, N.A. and the other lenders who are parties thereto of $53,000,000, which matures on March 31, 2002. The terms require scheduled quarterly step-downs in the amount of the revolving credit commitment and annual principal payments based on a percentage of excess cash flow, as outlined in the NationsBank Credit Agreement, and monthly interest payments. The NationsBank Credit Agreement bears interest at the LIBOR 30-day rate, plus an applicable margin. The margin fluctuates based on the Company's ratio of senior debt to operating cash flow, as specified in the credit agreement. The credit agreement is secured by all property of the Company and interest and proceeds of real estate and Key Man life insurance policies. The proceeds from the NationsBank Credit Agreement were also used to refund certain existing debt.


     The Company entered into two interest rate swap agreements as a hedge against interest rate risk. These agreements fix the LIBOR rate on the credit agreement at 5.95% for $24,000,000 and 5.75% for $19,000,000 of the outstanding line of credit. The interest rate swaps were entered into in July, 1995 and

September, 1995. The Company has accounted for the swaps as hedges. The Company will not have to pay a termination fee upon termination of the swaps.


                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     The NationsBank Credit Agreement has certain restrictive covenants of which several were violated during 1996 and 1995. The Company violated the leverage and debt service ratios, among other restrictions. The Company received waivers for not meeting the above terms.


     Subordinated Notes


     The subordinated notes bear interest at 15%. Outstanding principal and interest is due on the maturity date, December 31, 2003. The Company made an interest payment during fiscal year 1995 of 13% on the outstanding principal balance on all subordinated notes, as permitted by the NationsBank Credit Agreement. All unpaid interest is deferred and compounds annually. These notes are subordinate to the NationsBank Credit Agreement.

     The  subordinated  notes  have  restrictive   covenants  of  which  certain
covenants were violated during 1996 and for which the Company received waivers.

     These subordinated notes include detachable stock warrants to purchase common stock at $100 per share.

     The following is a schedule of the subordinated notes, the number of common shares issuable with the stock warrants and the principal amount due as of December 31, 1996:


                                                                    NUMBER OF
                                                                     COMMON
                                                                     SHARES        PRINCIPAL
                            LENDER                                  ISSUABLE      AMOUNT DUE
-----------------------------------------------------------------   ----------   ---------------
   Alta Subordinated Debt Partners III, L.P.   ..................     29.52       $ 5,859,118
   BancBoston Investments, Inc. .................................     20.15         4,000,000
   Grant Wilson  ................................................      1.26           250,000
   Fulcrum Venture Capital Corporation   ........................     15.61           783,773
   Opportunity Capital Corporation ..............................      6.20           395,724
   Syncom Capital Corporation   .................................     36.12         1,104,231
   Greater Philadelphia Venture Capital Corporation, Inc.  ......       .97           191,650
   Capital Dimensions  ..........................................     15.24         3,026,076
   TSG Ventures, Inc.  ..........................................      3.27           648,177
   Alliance Enterprise Corporation ..............................     18.70           741,251
                                                                     -------      -----------
                                                                     147.04        17,000,000
                                                                     =======
     Less: Unamortized discount allocated to detachable stock
      warrants   ................................................                    (579,211)
                                                                                  -----------
                                                                                   16,420,789
     Plus: Deferred interest ....................................                   2,874,653
                                                                                  -----------
                                                                                  $19,295,442
                                                                                  ===========


     During 1995, the Company retired certain subordinated debt with outstanding detachable warrants. The Company purchased the outstanding detachable warrants, which allowed the subordinated debt holders to acquire 52.46% of the outstanding common stock, for $6,639,007. The Company issued new debt with detachable warrants that allow these same subordinated debt holders to acquire 33.66% of outstanding common stock. The acquisition of the warrants was accounted for by charging the $6,639,007 to accumulated deficit, and valued the new detachable warrants at the same value per share as the old warrants acquired. As part of the subordinated debt acquired in 1995, $10,109,118 was acquired from new lenders which received detachable warrants to acquire 17.84% of the outstanding common stock of the Company. The Company allocated the proceeds between debt and additional paid-in capital, based on the pro-rata value of the debt and detachable warrants issued. As such, $9,419,118 was assigned to


                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

debt and $690,000 was assigned to the value of the warrants. The value assigned to the warrants was recorded as an increase in additional paid-in capital. The value assigned to debt was discounted and will be amortized over the life of the related debt using the effective interest method.


     Notes Payable

     During 1996, the Company entered into two notes totaling $51,002 with NationsBank to purchase vehicles. These notes bear interest at 8.74% and 8.49%, require monthly principal and interest payments of $789 and $471 and mature on April 30, 2000, and December 2, 2000.


     Refinancing of Debt

     During 1995, the Company retired $22,987,807 of outstanding debt with the remaining proceeds from the NationsBank credit agreement and the proceeds from the $17,000,000 in subordinated debt issued in 1995. Associated with the retirement of the debt, the Company incurred certain early repayment penalties and legal fees, and had to write-off certain deferred financing costs associated with the debt retired. These costs amounted to $468,233 and were recorded as an extraordinary item in the accompanying statements of operations.



4. COMMITMENTS AND CONTINGENCIES:

     Leases

     The Company entered into an operating lease for Baltimore office space with a partnership in which two of the partners are stockholders of the Company (see
Note 7). The lease expires October 2003.

     The Company leases Washington, D.C. office space, under an operating lease which expires in December 2000. Subsequent to year-end, the Company plans to exit this lease without penalty and enter into a new lease for space to expire in December 2011.

     The Company leases, under operating lease agreements, a broadcast tower and transmitter facilities in Maryland and Washington, D.C. The lease for the Maryland facility expires in November 1999, with an option to renew for an additional five-year period. The lease for the Washington, D.C., broadcast tower and transmitter facilities expires in November 2001. In addition, the Company leases equipment under various leases, which expire over the next five years.

     The following is a schedule of the future minimum rental payments required under the operating leases, including the lease entered into subsequent to year-end, that have an initial or remaining noncancelable lease term in excess of one year as of December 31, 1996.



                      FOR THE YEAR
                    ENDING DECEMBER 31,     TOTAL
                    -------------------   -----------
                    1997   ............   $  593,294
                    1998   ............      521,491
                    1999   ............      525,468
                    2000   ............      549,718
                    2001   ............      529,338
                    Thereafter   ......    3,485,826
                                          -----------
                    Total  ............   $6,205,135
                                          ===========


     Total rent expense for the years ended December 25, 1994, December 31, 1995 and 1996, was $326,607, $570,214 and $777,075, respectively.

                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     FCC Broadcast Licenses

     Each of the Company's radio stations operates pursuant to one or more licenses issued by the Federal Communications Commission (FCC) that have a maximum term of eight years prior to renewal. The Company's radio operating licenses expire at various times from August 1, 1998 to October 1, 2003, except that the license for WOL-AM expired on October 1, 1995. The Company's timely filing of a license renewal application has automatically extended the license term of WOL-AM until the FCC takes action on the Company's renewal application. Although the Company may apply to renew its FCC licenses, third parties may challenge the Company's renewal applications. Except for a complaint filed against WOL-AM, the Company is not aware of any facts or circumstances that would prevent the Company from having its current licenses renewed. Furthermore, the Company believes that the complaint filed against WOL-AM will be resolved satisfactorily and the license of that radio station renewed. However, there can be no assurance that the licenses will be renewed.


     Litigation

     The Company has been named as a defendant in several legal actions occurring in the ordinary course of business. It is management's opinion, after consultation with its legal counsel, that the outcome of these claims will not have a material adverse effect on the Company's financial position or results of operations.


5. STOCK OPTION PLAN:

     The Company has an Incentive Stock Option Plan (the Plan) which provides for the issuance of qualified and nonqualified stock options to all full-time key employees. The Plan allows the issuance of up to 25% of the authorized common stock provided certain performance benchmarks are achieved by the Company.

     Exercise prices range from $1.00 for all nonqualified options to 100% of the fair market value of the common stock for all qualified options. During 1995, options were granted to aquire 63.16 shares of common stock at $1 per share. Of the options granted in 1995, options to acquire 57.45 shares vested and were exercised during 1995. As the options were granted significantly below their market value, the Company recognized compensation expense of $778,000 related to the vested portion of this grant. As of December 31, 1995 and 1996 and March 30, 1997 there were options outstanding to acquire 5.71 shares of common stock at an exercise price of $1 per share, none of which were vested.


6. INCOME TAXES:

     Effective January 1, 1996, the Company converted from a C Corporation to an S Corporation under Subchapter S of the Internal Revenue Code. As an S Corporation, the stockholders separately account for their pro-rata share of the Company's income, deductions, losses and credits.

     Prior to January 1, 1996, the Company accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred income taxes reflect the impact of temporary differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. Deferred taxes are based on tax laws as currently enacted.

     As a result of the Company's January 1, 1996, Subchapter S election, the accompanying statement of operations for the year ended December 31, 1996, and for the three months ended March 30, 1997, do not include an income tax provision (benefit) for federal and state income taxes.

                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     A reconciliation of the statutory federal income taxes to the recorded income tax provision for the years ended December 25, 1994, and December 31, 1995 and 1996, is as follows:

                                                              1994             1995              1996
                                                           -------------   --------------   ----------------
Statutory tax (@ 34% rate)   ...........................    $  426,000      $ (630,000)      $ (1,227,000)
Effect of state income taxes, net of federal   .........        85,000        (111,000)          (217,000)
Effect of stock option compensation expense ............             -         275,000                  -
Effect of S corporation loss to its stockholders  ......             -               -          1,444,000
Change in valuation reserve  ...........................      (480,500)        466,000                  -
                                                            ----------      ----------       ------------
 Provision for income taxes  ...........................    $   30,500      $        -       $          -
                                                            ==========      ==========       ============

     The components of the provision for income taxes for the years ended December 25, 1994 and December 31, 1995, are as follows:


                                                                   1994           1995
                                                              -------------   -----------
Current, includes state provision of $92,000 in
 1994  ..........................................              $  517,500       $        -
Deferred, includes state provision of $1,200 and
r$88,000,  espectively...........................                  (6,500)       (466,000)
Change in valuation reserve .....................                (480,500)        466,000
                                                               ----------      ----------
 Provision for income taxes .....................              $   30,500      $        -
                                                               ==========      ==========

     Deferred income taxes reflect the net tax effect of temporary differences between the financial statement and tax basis of assets and liabilities. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1995, are as follows:


                                                                    1995
                                                                 --------------
Deferred tax assets-
 FCC and other intangibles amortization  ......                  $    748,000
 Reserve for bad debts ........................                       261,000
 Goodwill  ....................................                       246,000
 NOL carryforward   ...........................                        20,000
 Other  .......................................                        16,000
                                                                 ------------
   Total deferred tax assets ..................                     1,291,000
                                                                 ------------
Deferred tax liabilities-
 Depreciation .................................                      (214,000)
 Other  .......................................                       (10,000)
                                                                 ------------
   Total deferred tax liabilities  ............                      (224,000)
                                                                 ------------
 Net deferred tax asset   .....................                     1,067,000
 Less: Valuation reserve  .....................                    (1,067,000)
                                                                 ------------
 Deferred taxes included in the accompanying
   consolidated balance sheets  ...............                  $          -
                                                                 ============

     A 100% valuation reserve has been applied against the net deferred tax asset as its realization was not more likely than not to be realized.


     Prior  to  the Company's conversion from a C Corporation as of December 31,
1995,   there   was  approximately  $60,000  of  available  net  operating  loss carryforwards.

                        RADIO ONE, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


     During the period the Company was an S Corporation, January, 1996 to May, 1997, the Company incurred pretax losses. No pro forma income tax benefit has been disclosed in pro forma disclosures because a 100% valuation reserve would have been applied against the net deferred tax assets that would have been created from the net operating loss as its realization was more likely to not be realized than to be realized.


7. RELATED PARTY TRANSACTIONS:

     In September 1990, the Company purchased a building in the name of the majority stockholder for $72,500. All rental income generated from the office building was received and used by the Company. The building was sold during fiscal year 1995. This transaction resulted in no gain or loss to the Company. In addition, the Company leases office space for $8,000 per month from a partnership in which two of the partners are stockholders of the Company (see
Note 4). Total rent paid to the stockholders for fiscal year 1994, 1995 and 1996, was $134,091, $133,596, and $96,000, respectively. The Company also has a receivable as of December 31, 1995 and 1996, of $47,043, and $78,122 respectively, due from Radio One of Atlanta, Inc., of which an executive officer and stockholder of the Company holds voting control of the capital stock in ROA. The Company also charges ROA a management fee of approximately $100,000 per year which fee approximates the actual cost to the Company of providing accounting, financial services, strategic planning, other general management and programming services to ROA.


8. PROFIT SHARING:

     The Company has a 401K profit sharing plan for its employees. The Company can contribute to the plan at the discretion of its Board of Directors. The Company made no contribution to the plan during fiscal year 1994, 1995 or 1996.




9. SUBSEQUENT EVENTS:

     In December 1996, the Company signed an agreement to purchase certain assets of Jarad Broadcasting Company of Pennsylvania, Inc., owner of radio station WDRE-FM, located in Jenkintown, Pennsylvania, for $16,000,000. The purchase agreement also includes three-year noncompete agreements totaling $4,000,000. The Company expects to finalize the purchase in May 1997. The Company has made a $1,000,000 non-refundable deposit in an escrow account to be applied to the purchase price of WDRE-FM. This deposit is included in other assets in the accompanying consolidated balance sheet as of December 31, 1996.

     Subsequent to year end, the Company was negotiating an agreement to purchase all of the outstanding capital stock of Broadcast Holdings, Inc. owner of radio station WYCB-AM, located in Washington, D.C., for approximately $4,000,000.

     The Company intends to issue bonds in May 1997 to raise approximately $75,000,000 in gross proceeds. A portion of the proceeds will be used to acquire radio stations WPHI-FM and WYCB-AM. The Company also intends to use the proceeds to repay all indebtedness under the NationsBank Credit Agreement. Concurrent with the bond offering, the Company intends to convert its subordinated notes into senior cumulative exchangeable redeemable preferred stock.

     In connection with the contemplated debt offering, the Company plans to either terminate the NationsBank Credit Agreement with its repayment and enter into a new credit facility with NationsBank or amend and restate the terms of the NationsBank Credit Agreement pursuant to the terms of a new commitment for a revolving credit facility with a maximum borrowing capacity of $7,500,000.

                        RADIO ONE, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                   AS OF DECEMBER 31, 1996 AND JUNE 29, 1997


                                                                       DECEMBER 31,        JUNE 29,
                                                                          1996               1997
                                                                      ---------------   ----------------
                                                                                          (UNAUDITED)
                             ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  .......................................   $  1,708,295       $   8,782,042
Trade accounts receivable, net of allowance for doubtful accounts
 of $765,200 and $953,042, respectively ...........................      6,419,468           7,474,895
Prepaid expenses and other  .......................................        117,025             331,280
                                                                      -------------      -------------
   Total Current Assets  ..........................................      8,244,788          16,588,217
PROPERTY AND EQUIPMENT, net    ....................................      3,007,004           3,521,700
INTANGIBLE ASSETS, net   ..........................................     39,358,127          57,182,814
OTHER ASSETS    ...................................................      1,166,861               3,556
                                                                      -------------      -------------
   Total Assets    ................................................   $ 51,776,780       $  77,296,287
                                                                      =============      =============
                 LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Accounts payable  ................................................   $    388,581       $     955,657
 Accrued expenses  ................................................      1,452,444           2,035,210
 Current portion of long-term debt   ..............................      5,633,286                   -
                                                                      -------------      -------------
   Total Current Liabilities   ....................................      7,474,311           2,990,867
LONG-TERM DEBT AND DEFERRED INTEREST, net of
 current portion   ................................................     59,305,225          73,251,615
                                                                      -------------      -------------
   Total Liabilities  .............................................     66,779,536          76,242,482
COMMITMENTS AND CONTINGENCIES  ....................................              -                   -
SENIOR CUMULATIVE REDEEMABLE PREFERRED
 STOCK    .........................................................              -          20,931,013
                                                                      -------------      -------------
STOCKHOLDERS' DEFICIT:
Preferred stock, $9,490 par value, 100 shares authorized, no shares
 issued and outstanding  ..........................................              -                   -
Common stock - Class A, $.01 par value, 1,000 shares authorized,
 138.45 shares issued and outstanding   ...........................              1                   1
Common stock - Class B, $.01 par value, 1,000 shares authorized,
 no shares issued and outstanding    ..............................              -                   -
Additional paid-in capital  .......................................      1,205,189                   -
Accumulated deficit   .............................................    (16,207,946)        (19,877,209)
                                                                      -------------      -------------
   Total stockholders' deficit    .................................    (15,002,756)        (19,877,208)
                                                                      -------------      -------------
   Total Liabilities and Stockholders' Deficit   ..................   $ 51,776,780       $  77,296,287
                                                                      =============      =============

                        RADIO ONE, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                           THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                    ---------------------------------   -----------------------------------
                                                     JUNE 30,          JUNE 29,            JUNE 30,           JUNE 29,
                                                       1996              1997                1996               1997
                                                    -------------   -----------------   ----------------   ----------------
                                                    (UNAUDITED)       (UNAUDITED)        (UNAUDITED)        (UNAUDITED)
REVENUES:
Broadcast revenues, including barter revenues of
$$252,182,  262,721, $602,890 and $505,358, re-
 spectively                                         $ 7,084,742      $   8,827,680       $ 12,359,503       $  15,126,031
Less: Agency commissions    .....................      908,083           1,124,225          1,512,885           1,890,029
                                                    -----------      -------------       ------------       -------------
Net broadcast revenues   ........................    6,176,659           7,703,455         10,846,618          13,236,002
                                                    -----------      -------------       ------------       -------------
OPERATING EXPENSES:
Program and technical    ........................    1,052,952           1,537,031          1,904,021           2,733,242
Selling, general and administrative  ............    2,477,422           3,080,216          4,900,873           5,858,243
Corporate expenses    ...........................      274,003             385,168            619,960           1,080,281
Depreciation and amortization  ..................    1,041,437           1,286,610          2,224,697           2,365,888
                                                    -----------      -------------       ------------       -------------
   Total operating expenses    ..................    4,845,814           6,289,025          9,649,551          12,037,654
                                                    -----------      -------------       ------------       -------------
 Broadcast operating income    ..................    1,330,845           1,414,430          1,197,067           1,198,348
INTEREST EXPENSE,
 Including amortization of deferred financing
   costs  .......................................    1,822,038           2,429,628          3,613,872           4,194,956
INCOME, NET  ....................................      (53,726)            (87,021)           (53,726)           (107,385)
                                                    -----------      -------------       ------------       -------------
Loss before provision for income taxes and ex-
 traordinary item                                     (437,467)           (928,177)        (2,363,079)         (2,889,223)
PROVISION FOR INCOME TAXES  .....................            -                   -                  -                   -
                                                    -----------      -------------       ------------       -------------
Loss before extraordinary item    ...............     (437,467)           (928,177)        (2,363,079)         (2,889,223)
EXTRAORDINARY ITEM:   ...........................
 Loss on early retirement of debt    ............            -           1,985,229                  -           1,985,229
                                                    -----------      -------------       ------------       -------------
Net loss  .......................................   $ (437,467)      $  (2,913,406)      $ (2,363,079)      $  (4,874,452)
                                                    ===========      =============       ============       =============

                        RADIO ONE, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                    FOR THE SIX MONTHS ENDED JUNE 29, 1997

                                           COMMON    COMMON     ADDITIONAL                            TOTAL
                               PREFERRED    STOCK     STOCK      PAID-IN        ACCUMULATED       STOCKHOLDERS'
                                 STOCK     CLASS A   CLASS B     CAPITAL          DEFICIT            DEFICIT
                               ---------- --------- --------- -------------- ------------------ ------------------
BALANCE, as of December 31,
 1996    .....................    $ -        $ 1       $ -    $ 1,205,189     $  (16,207,946)    $  (15,002,756)
Net loss    ..................      -          -         -              -         (4,874,452)        (4,874,452)
Effect of Conversion to C Cor-
 poration                           -          -         -     (1,205,189)         1,205,189                  -
                                  ----       ----      ----   ------------    --------------     --------------
BALANCE, as of June 29 1997
 (unaudited)   ...............    $ -        $ 1       $ -    $         -     $  (19,877,209)    $  (19,877,208)
                                  ====       ====      ====   ============    ==============     ==============

                        RADIO ONE, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              SIX MONTHS ENDED
                                                                    -------------------------------------
                                                                       JUNE 30,            JUNE 29,
                                                                         1996                1997
                                                                    -----------------   -----------------
                                                                      (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss  ......................................................    $  (2,363,079)      $  (4,874,452)
 Adjustments to reconcile net loss to net cash from operating activities:
   Depreciation and amortization   ..............................        2,224,697           2,365,888
   Amortization of debt financing costs and unamortized dis-
    count                                                                  183,095             485,186
   Loss on extinguishment of debt  ..............................                -           1,985,229
   Deferred interest   ..........................................        1,125,751           1,087,148
   Effect of change in operating assets and liabilities:
    Decrease (increase) in trade accounts receivable    .........           24,993          (1,055,427)
    Decrease (increase) in prepaid expenses and other   .........           79,475            (214,255)
    (Increase) decrease in other assets  ........................         (115,617)            163,305
    (Decrease) increase in accounts payable    ..................         (405,972)            567,077
    Increase in accrued expenses   ..............................          347,161             582,766
                                                                     -------------       -------------
      Net cash flows from operating activities    ...............        1,100,504           1,092,465
                                                                     -------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment   ...........................         (107,625)           (664,129)
 Payments for station purchase  .................................                -         (19,107,084)
                                                                     -------------       -------------
      Net cash flows from investing activities    ...............         (107,625)        (19,771,213)
                                                                     -------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of debt  .............................................       (2,103,264)        (45,599,162)
                                                                     -------------       -------------
 Proceeds from new debt   .......................................                -          72,750,000
 Deferred debt financing cost   .................................                -          (1,398,343)
                                                                     -------------       -------------
      Net cash flows from financing activities    ...............       (2,103,264)         25,752,495
                                                                     -------------       -------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVA-
 LENTS                                                                  (1,110,385)          7,073,747
CASH AND CASH EQUIVALENTS, beginning of year   ..................        2,702,868           1,708,295
                                                                     -------------       -------------
CASH AND CASH EQUIVALENTS, end of year   ........................    $   1,592,483       $   8,782,042
                                                                     =============       =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFOR-
 MATION:
 Cash paid for:
    Interest  ...................................................    $   1,705,877       $   1,479,564
                                                                     =============       =============
    Income taxes    .............................................    $           -       $           -
                                                                     =============       =============

                    RADIO ONE, INC. AND SUBSIDIARY
             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 29, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     ORGANIZATION AND BUSINESS

     Radio One, Inc. (a Delaware corporation) and its subsidiary, Radio One Licenses, LLC (a Delaware limited liability company) (collectively referred to as the Company) were organized to acquire, operate and maintain radio broadcasting stations. The Company owns and operates three radio stations in Washington, D.C.; WOL-AM, WMMJ-FM and WKYS-FM, four radio stations in Baltimore, Maryland; WWIN-AM, WWIN-FM, WOLB-AM and WERQ-FM and one radio station in Philadelphia, Pennsylvania; WPHI-FM. Effective January 1, 1996, Radio One, Inc. converted to an S corporation until May, 1997, when it converted back to a C corporation.


     Basis of Presentation

     The accompanying consolidated financial statements include the accounts of Radio One, Inc. and its wholly owned subsidiary, Radio One Licenses, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying consolidated financial statements.


     Interim Financial Statements

     The consolidated financial statements for the six months ended June 30, 1996 and June 29, 1997 are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, and cash flows for these periods.


     As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited consolidated financial statements, and, accordingly, should be read in conjunction with the consolidated financial statements and notes thereto as of December 31, 1996 and 1995 and for the years then ended. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.


2. SENIOR SUBORDINATED NOTES OFFERING:

     On May 19, 1997, the Company purchased certain assets of Jarad Broadcasting Company of Pennsylvania, Inc., owner of radio station WDRE-FM, licensed to Jenkintown, Pennsylvania, for approximately $16.0 million. In connection with the purchase, the Company entered into a three-year noncompete agreement totaling $4.0 million with the former owners. Following this acquisition, the Company converted the call letters of radio station WDRE-FM to WPHI-FM.

     To finance the WDRE-FM acquisition and to refinance certain other debt, the Company issued approximately $85.5 million of 12% Senior Subordinated Notes due 2004. The notes were sold at a discount, with the net proceeds to the Company of approximately $72.8 million. The notes pay cash interest at 7% per annum through May 15, 2000, and at 12% thereafter. In connection with this debt offering, the Company retired approximately $45.7 million of debt outstanding with the proceeds from

                        RADIO ONE, INC. AND SUBSIDIARY
             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 29, 1997 -(CONTINUED)

the offering. The Company also exchanged approximately $20.9 million of 15% Senior Cumulative Redeemable Preferred Stock, which must be redeemed by May 24, 2005, for an equal amount of the Company's then outstanding subordinated notes. In connection with these refinancings, the Company recognized an extraordinary loss of approximately $2.0 million during the quarter ended June 29, 1997. Also in connection with the conversion of the subordinated debt to preferred stock, the Company was converted back to a C corporation for federal income tax purposes. In connection with the conversion to a C corporation, in accordance with SEC Staff Accounting Bulletin 4.B, the Company transferred the amount of the undistributed losses at the date of conversion, up to the amount of additional paid-in capital at that date, to additional paid-in capital. The Company recorded a 100% valuation allowance on the income tax benefit generated from the losses after the conversion, at the realization of the net operating loss carryforward it created is not assured.


3. ACQUISITIONS:

     On May 19, 1997, the Company acquired the broadcast assets of WDRE-FM licensed to Jenkintown, Pennsylvania, for approximately $20 million. The Company financed this purchase with a portion of the proceeds from the issuance of approximately $85.5 million of 12% Senior Subordinated Notes Due 2004. The Company assumed operational responsibility of WDRE-FM on February 8, 1997, under a local marketing agreement with Jarad Broadcasting Company of Pennsylvania, Inc. at which time the company changed the musical format of WDRE-FM from modern rock to urban.

     A portion of the proceeds from the 12% Senior Subordinated Notes discussed above was also used to repay all indebtedness under the NationsBank credit agreement. Concurrent with the issuance, the Company converted its subordinated notes, consisting of approximately $17 million in principal and approximately $3.9 million in accrued and unpaid interest, into Senior Cumulative Exchangeable Redeemable Preferred Stock.



4. LONG-TERM DEBT:

     On May 19, 1997, all amounts outstanding under the NationsBank Credit Agreement were paid in full.


5. SUBSEQUENT EVENTS:

     Subsequent to the debt offering, the Company intends to exchange such bonds for its Series B 12% Senior Subordinated Notes due 2004 (the "Exchange Notes"), which will have an aggregate original principal amount equal to the aggregate principal amount of such bonds, and will have the same terms as such bonds except that the Exchange Notes will not be subject to certain restrictions on transfer. Thus, interest on the Exchange Notes will accrue at a rate of 7% per annum on the principal amount of the Exchange Notes through and including May 15, 2000, and at a rate of 12% per annum on the principal amount of the Exchange Notes after such date. Cash interest will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1997. The Exchange Notes will be fully and unconditionally guaranteed to the maximum extent permitted by law, jointly and severally, and on an unsecured senior subordinated basis, by Radio One Licenses, Inc., a wholly owned and, as of the date hereof, the sole subsidiary of the Company. Separate financial statements of Radio One Licenses, Inc. are not presented because management has determined that such financial statements would not be material to investors.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Radio One, Inc. and Subsidiary:


We have audited the accompanying balance sheets of Jarad Broadcasting Company of Pennsylvania, Inc. (a Pennsylvania Corporation) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jarad Broadcasting Company of Pennsylvania, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                            ARTHUR ANDERSEN LLP


Baltimore, Maryland,
 February 24, 1997

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.

                                BALANCE SHEETS
              AS OF DECEMBER 31, 1995 AND 1996 AND MARCH 31, 1997

                                                                         DECEMBER
                                                               ----------------------------     MARCH
                                                                    1995          1996          1997
                                                               ------------- -------------- -------------
                                                                                             (UNAUDITED)
                                 ASSETS
CURRENT ASSETS:
 Cash   ......................................................  $   47,927    $   64,842     $        -
 Trade accounts receivable, net of allowance for doubtful ac-
   counts of $50,442, $48,849 and $20,913, respectively            580,611       533,946        195,434
 Prepaid expenses and other  .................................      39,067        18,666        219,522
                                                                ----------    ----------     ----------
   Total current assets   ....................................     667,605       617,454        414,956
                                                                ----------    ----------     ----------
PROPERTY AND EQUIPMENT:
 Equipment ...................................................     107,678       116,811        118,526
 Office furniture and equipment ..............................      77,746       111,562        122,380
                                                                ----------    ----------     ----------
                                                                   185,424       228,373        240,906
 Less: Accumulated depreciation ..............................     (67,384)     (103,893)      (113,452)
                                                                ----------    ----------     ----------
   Property and equipment, net  ..............................     118,040       124,480        127,454
                                                                ----------    ----------     ----------
INTANGIBLE ASSETS, net .......................................   2,422,607     2,188,871      2,130,173
                                                                ----------    ----------     ----------
   Total assets  .............................................  $3,208,252    $2,930,805     $2,672,583
                                                                ==========    ==========     ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Bank overdraft  .............................................  $        -    $        -     $   29,452
 Accounts payable   ..........................................      59,711       142,206         71,078
 Accrued expenses   ..........................................     261,600       311,623        286,954
 Current portion of due to affiliate  ........................     308,640     2,552,320      2,434,169
                                                                ----------    ----------     ----------
   Total current liabilities .................................     629,951     3,006,149      2,821,653
DUE TO AFFILIATE .............................................   2,561,837             -              -
                                                                ----------    ----------     ----------
   Total liabilities   .......................................   3,191,788     3,006,149      2,821,653
                                                                ----------    ----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' equity (deficit):
 Common stock, $1.00 par value, 1,000 shares authorized, 100
   shares issued and outstanding   ...........................         100           100            100
 Retained earnings (accumulated deficit) .....................      16,364       (75,444)      (149,170)
                                                                ----------    ----------     ----------
   Total stockholders' equity (deficit)  .....................      16,464       (75,344)      (149,070)
                                                                ----------    ----------     ----------
   Total liabilities and stockholders' equity  ...............  $3,208,252    $2,930,805     $2,672,583
                                                                ==========    ==========     ==========

     The accompanying notes are an integral part of these balance sheets.

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.

                           STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
            AND FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997

                                                                   DECEMBER 31,                           MARCH 31,
                                                    ------------------------------------------   ----------------------------
                                                       1994           1995           1996           1996            1997
                                                    ------------   ------------   ------------   -------------   ------------
                                                                                                         (UNAUDITED)
REVENUES:
 Broadcast revenues, including barter reve-
   nues of $334,365, $456,523, $374,291,
   $106,839 and $171,319, respectively  .........     $4,528,743     $4,405,282   $3,131,865      $  489,930     $ 441,637
 Less: Agency commissions   .....................        480,893        531,714     276,294           31,095        23,630
                                                     -----------    -----------   ----------      ----------     ----------
   Net broadcast revenues   .....................      4,047,850      3,873,568   2,855,571          458,835       418,007
                                                     -----------    -----------   ----------      ----------     ----------
OPERATING EXPENSES:
 Programming and production .....................        278,306        219,142     229,785           69,073         4,889
 Selling, general and administrative ............      1,851,702      1,835,340   2,193,269          470,629       382,127
 Parent Company allocations .....................        768,121        926,091      13,500            3,375             -
 Depreciation and amortization    ...............        310,464        264,010     270,245           66,439        68,257
                                                     -----------    -----------   ----------      ----------     ----------
   Total operating expenses .....................      3,208,593      3,244,583   2,706,799          609,516       455,273
                                                     -----------    -----------   ----------      ----------     ----------
   Operating income (loss)  .....................        839,257        628,985     148,772         (150,681)      (37,266)
AFFILIATED INTEREST EXPENSE, in-
 cluding amortization of deferred financing
 costs ..........................................        360,677        422,228     339,176           95,022        85,460
                                                     -----------    -----------   ----------      ----------     ----------
   Income (loss) before allocation for in-
    come taxes and extraordinary item                    478,580        206,757    (190,404)        (245,703)     (122,726)
ALLOCATION FOR INCOME TAXES .....................        214,829        108,728     (98,596)        (123,400)      (49,000)
                                                     -----------    -----------   ----------      ----------     ----------
   Income (loss) before extraordinary item       .       263,751         98,029     (91,808)        (122,303)      (73,726)
EXTRAORDINARY ITEM:
 Loss on early retirement of debt ...............         57,163              -           -                -             -
                                                     -----------    -----------   ----------      ----------     ----------
   Net income (loss)  ...........................     $  206,588     $   98,029   $ (91,808)      $ (122,303)    $ (73,726)
                                                     ===========    ===========   ==========      ==========     ==========

       The accompanying notes are an integral part of these statements.

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 AND FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                                              RETAINED          TOTAL
                                                             EARNINGS/       STOCKHOLDERS'
                                                 COMMON     (ACCUMULATED        EQUITY
                                                  STOCK       DEFICIT)        (DEFICIT)
                                                 --------   --------------   --------------
   BALANCE, December 31, 1993  ...............     $100      $ (288,253)      $ (288,153)
     Net income ..............................        -         206,588          206,588
                                                   -----     ----------       ----------
   BALANCE, December 31, 1994  ...............      100         (81,665)         (81,565)
     Net income ..............................        -          98,029           98,029
                                                   -----     ----------       ----------
   BALANCE, December 31, 1995  ...............      100          16,364           16,464
     Net loss   ..............................        -         (91,808)         (91,808)
                                                   -----     ----------       ----------
   BALANCE, December 31, 1996  ...............      100         (75,444)         (75,344)
                                                   =====     ==========       ==========
     Net loss   ..............................        -         (73,726)         (73,726)
                                                   -----     ----------       ----------
   BALANCE, March 31, 1997 (unaudited)  ......     $100      $ (149,170)      $ (149,070)
                                                   =====     ==========       ==========

       The accompanying notes are an integral part of these statements.

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.

                           STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
            AND FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997



                                                                     DECEMBER 31,                        MARCH 31,
                                                       ---------------------------------------- ----------------------------
                                                           1994          1995         1996           1996          1997
                                                       ------------- ------------ ------------- -------------- -------------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)   .................................  $  206,588   $  98,029     $  (91,808)   $ (122,303)    $  (73,726)
 Adjustments to reconcile net income (loss) to net
   cash from operating activities:
   Depreciation and amortization .....................     310,464     264,010        270,245        66,439         68,257
   Effect of change in operating assets and
    liabilities-
    (Increase) decrease in trade accounts receivable      (309,120)    198,481         25,898       257,501        338,512
    Decrease (increase) in prepaid expenses and
     other  ..........................................      25,613     (32,935)        20,401        11,951       (200,856)
    (Decrease) increase in accounts payable  .........     (94,909)    (34,250)        82,495        29,178        (71,128)
    Increase (decrease) in accrued expenses  .........      25,336     (47,522)        50,023        (5,283)       (24,669)
    Net increase (decrease) in due to affiliate, for
     operating activities  ...........................     297,098    (150,759)         1,135      (123,400)       124,289
                                                        ----------   ----------    ----------    ----------     ----------
     Net cash flows from operating activities   ......     461,070     295,054        358,389       114,083        160,679
                                                        ----------   ----------    ----------    ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ..................     (42,596)    (42,799)       (32,834)      (19,475)       (12,533)
                                                        ----------   ----------    ----------    ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of affiliate outstanding indebtedness  ......    (369,728)   (279,840)      (308,640)     (104,245)      (242,440)
                                                        ----------   ----------    ----------    ----------     ----------
 Bank overdrafts  ....................................           -           -              -             -         29,452
                                                        ----------   ----------    ----------    ----------     ----------
   Net cash flows from financing activities  .........    (369,728)   (279,840)      (308,640)     (104,245)      (212,988)
NET INCREASE (DECREASE) IN CASH  .....................      48,746     (27,585)        16,915        (9,637)       (64,842)
CASH, beginning of year ..............................      28,766      75,512         47,927        47,927         64,842
                                                        ----------   ----------    ----------    ----------     ----------
CASH, end of year ....................................  $   77,512   $  47,927     $   64,842    $   38,290     $        -
                                                        ==========   ==========    ==========    ==========     ==========
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW
 INFORMATION:
 Cash paid for-
   Interest paid (including affiliate) ...............  $  360,677   $ 422,228     $  339,176    $   95,022     $   85,460
                                                        ==========   ==========    ==========    ==========     ==========
   Income taxes   ....................................  $   18,061   $ 112,540     $   18,000    $        -     $        -
                                                        ==========   ==========    ==========    ==========     ==========


        The accompanying notes are an integral part of these statements.

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.
                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     Organization and Business

     Jarad   Broadcasting  Company  of  Pennsylvania,  Inc.  (the  Company)  was
acquired in March 1993 by the Morey Organization (a New York corporation). The Company operates one radio station in Jenkintown, Pennsylvania-WDRE-FM.


     Interim Financial Statements

     The consolidated financial statements for the three months ended March 31, 1996 and March 30, 1997 are unaudited but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements for the year ended December 31, 1996 and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, and cash flows for these periods.


     Basis of Presentation

     The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management believes that actual results will not be materially different from amounts provided in the accompanying financial statements.


     Sale of Station

     In December 1996, the Company entered into a sale agreement with Radio One, Inc. to sell all tangible and intangible assets for approximately $16,000,000, subject to certain closing adjustments. The purchase agreement also includes two-year noncompete agreements totaling $4,000,000. The sale is expected to be finalized in April 1997, concurrently with the closing of a debt offering by Radio One, Inc.

     The Company has experienced a significant decline in its revenues, and subsequent to year-end, in connection with the sale to Radio One, Inc., the Company changed its programming format. In 1996, the Company incurred a loss of approximately $92,000 and has an accumulated deficit of approximately $75,000 as of December 31, 1996. In addition, the Company has significant negative net worth and debt due to an affiliate. These factors, along with others could negatively impact future operations of the Company.


     Programming

     During 1994 and 1995, the Company's programming was simulcast from the Morey Organization. In 1996, the Company performed its own station programming.


     On February 8, 1997, the Company entered into a Local  Marketing  Agreement
(LMA) which gives Radio One, Inc. the right to program the station 24 hours a day, seven days a week, and continue in effect until the consummation of the acquisition discussed above. For the three months ended March 30, 1997, the Company recognized LMA fee revenues of $107,000.

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

     Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed under the straight-line method over the following estimated useful lives.

          Broadcast equipment ..................   7 years
          Automobiles   ........................   5 years
          Office furniture and equipment  ......   5 years

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1996 and 1997, was $22,030, $29,071, $36,509, $7,741 and $9,559, respectively.


     Revenue Recognition

     Revenues for advertising is recognized when the commercial is broadcasted.


     Barter Arrangements

     Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights.

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.


     Financial Instruments

     Financial instruments as of December 31, 1995, 1996 and March 31, 1997, consist of cash, trade accounts receivables, accounts payable, accrued expenses and amounts due to affiliate, all of which the carrying amounts approximate fair value.


     Income Taxes

     The Company is included in the consolidated federal tax return of the Morey Organization. The Morey Organization allocates a current and deferred tax provision or benefit to the Company based on the consolidated groups total tax or benefit for the year and the estimate of the Company's share of the total tax liability or benefit, based upon a tax-sharing arrangement. The tax-sharing arrangement utilizes a systematic and rational method that is consistent with the broad principle established by Statement of Accounting Statements No. 109 (SFAS 109), "Accounting for Income Taxes."


     Employee Benefit Plan

     The Company participates in the 401(k) profit sharing plan (the Plan) of the Morey Organization. The Plan covers eligible employees of the Company. Employees may make voluntary contributions to the Plan, and the Company may make discretionary matching contributions. For the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1997, there were no Company discretionary contributions.


     New Accounting Standards

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995. The adoption of SFAS No. 121 on January 1, 1996, had no impact on the Company's financial position or results of operations.


2. INTANGIBLE ASSETS:

     Organizational costs and the FCC broadcast license are being amortized on a straight-line basis over various periods. The deferred financing cost is being amortized over the life of the debt on the effective interest rate method. The intangible asset balances at cost and periods of amortization as of December 31, 1995 and 1996 and March 31, 1997, are as follows:

                                                                                         PERIOD OF
                                             1995           1996           1997        AMORTIZATION
                                          ------------   ------------   ------------   -------------
FCC broadcast license   ...............    $2,835,000     $2,835,000    $2,835,000      15 years
Debt financing ........................       136,000        136,000      136,000        5 years
Organizational costs ..................        92,982         92,982       92,982        5 years
                                           ----------     ----------    ----------
 Total   ..............................     3,063,982      3,063,982    3,063,982
 Less: Accumulated amortization  ......      (641,375)      (875,111)    (933,809)
                                           ----------     ----------    ----------
 Net Intangible assets  ...............    $2,422,607     $2,188,871    2,130,173
                                           ==========     ==========    ==========

     Amortization expense for the years ended December 31, 1994, 1995, and 1996, and for the three months ended March 31, 1996 and 1997 was $288,434, $234,939, $233,736, $58,698 and $58,698, respectively.


3. DUE TO AFFILIATE:

     In connection with the purchase of the Company, the Morey Organization borrowed funds to finance the acquisition. The debt used to finance the acquisition of the Company was recorded by the Company as affiliate borrowing. The affiliate borrowing was at an interest rate of 12%. During 1994, the debt borrowed to purchase the Company was refinanced. In connection with the debt refinancing, the Company wrote off $57,163 of deferred financing costs related to the old debt. The $57,163 writeoff was recorded as an extraordinary item. The portion of the new debt used to refinance the old debt was recorded as an affiliate loan to the Company. The new debt bears interest at rates ranging from prime plus 2% to prime plus 2.25%. Also, associated with the new debt, the Company was allocated $136,000 of deferred financing cost from the Morey Organization. As the affiliate loan will be repaid with the sale to Radio One, the debt has been classified as a current liability as of December 31, 1996.

     The Company has an arrangement with the Morey Organization whereby the Morey Organization will provide certain management and other services to the Company. The services provided include consultation and direct management assistance with respect to operations and strategic planning. During 1994 and 1995, due to affiliate consisted of allocations from the Morey Organization related to simulcast broadcasting. In 1996, all broadcasting was done out of Pennsylvania.

     The Company serves as guarantor of all outstanding indebtedness of the Morey Organization.

               JARAD BROADCASTING COMPANY OF PENNSYLVANIA, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

4. COMMITMENTS AND CONTINGENCIES:


     Leases

     The Company holds operating leases for office space which expire October 1997, a broadcast tower and transmittal facility which expires June 2006 and certain office equipment which expire over the next five years.

     The following is a schedule of the future minimum rental payments required under the operating leases as of March 31, 1997:


                     FOR THE YEAR
                    ENDING DECEMBER 31,
                    ------------------------
                    1997 (remaining)  ......   $ 44,770
                    1998  ..................     14,803
                    1999  ..................     14,803
                    2000  ..................     14,803
                    2001  ..................     12,346
                    Thereafter  ............      5,300
                                               ---------
                    Total ..................   $106,825
                                               =========

     Total rent expense for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1996 and 1997, was $58,721, $68,954, $60,146, $12,279 and $15,036, respectively.


     Litigation

     The Company is a party to various litigation arising in the ordinary course of its business. It is management's opinion, after consultation with its legal counsel, that none of the outcomes of these claims, whether individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
 Stockholders of WKYS-FM, Inc.


We have audited the accompanying balance sheet of WKYS-FM, Inc. (WKYS) as of December 31, 1994, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of WKYS' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKYS-FM, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the years ended December 31, 1993 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that WKYS will continue as a going concern. As discussed in Notes 1 and 4 to the financial statements, WKYS has incurred recurring losses, has working capital and net capital deficiencies, and has not met certain debt obligations and covenants. WKYS has entered into an agreement to sell substantially all of its tangible and intangible assets, the proceeds from which would differ from the present carrying values. This agreement is currently pending approval by the Federal Communications Commission (FCC). Further, WKYS' lenders have agreed to accept repayment from the proceeds of this sale in amounts which are substantially less than the outstanding debt in full satisfaction of WKYS' obligations. Should the FCC not approve the sale of WKYS' assets, WKYS and its lenders have agreed that a receiver shall be appointed to sell these assets. Management's plans with regard to these matters are more fully described in Notes 1 and 4. The accompanying financial statements do not include any adjustments which might result from these transactions, the outcome of which is currently uncertain.


                                                        COOPERS & LYBRAND L.L.P.

Washington, D.C.
 February 3, 1995

                                 WKYS-FM, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1994

                                                                                           1994
                                                                                      ----------------
                                    ASSETS
CURRENT ASSETS:
 Cash   ...........................................................................    $     430,652
 Accounts receivable, net of allowance for doubtful accounts of $100,000  .........        2,287,444
 Prepaids and other    ............................................................           96,630
 Assets held for sale  ............................................................       27,440,999
 Deferred financing costs, net of accumulated amortization of $723,208 ............          241,034
                                                                                       -------------
   Total current assets   .........................................................       30,496,759
                                                                                       -------------
OTHER ASSETS  .....................................................................          114,763
                                                                                       -------------
   Total assets  ..................................................................    $  30,611,522
                                                                                       =============

                        LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Long-term debt  ..................................................................    $  58,432,840
 Accounts payable and accrued expenses   ..........................................        1,799,552
 Accrued interest payable .........................................................          338,920
 Deferred rent   ..................................................................          159,114
                                                                                       -------------
   Total current labilities  ......................................................       60,730,426
                                                                                       -------------
REDEEMABLE  PREFERRED  STOCK,  $1,000 par value  ($1,000  per share  liquidation value):
 Class A, non-voting, 926 shares authorized, issued and outstanding ...............          926,000
                                                                                       -------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
 Class B redeemable preferred stock, non-voting, 874 shares authorized, issued and
   outstanding, $1,000 par value, $1,000 per share liquidation value...............          874,000
 Common stock, $.01 par value, 1,000 shares authorized:
   Class A, 630 shares issued and outstanding  ....................................                6
   Class B, non-voting, 370 shares issued and outstanding  ........................                4
 Additional paid-in capital  ......................................................          199,990
 Accumulated deficit   ............................................................      (32,118,904)
                                                                                       -------------
   Total stockholders' deficit  ...................................................      (31,044,904)
                                                                                       -------------
   Total liabilities and stockholders' deficit ....................................    $  30,611,522
                                                                                       =============

   The accompanying notes are an integral part of these financial statements.

                                 WKYS-FM, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994


                                               1993               1994
                                          -----------------   ---------------
Operating revenue:
 Broadcasting sales  ..................    $   7,699,296      $  7,080,463
 Barter sales  ........................          418,556           379,098
 Other sales   ........................          129,536            88,160
                                           -------------      -------------
   Total operating revenue ............        8,247,388         7,547,721
                                           -------------      -------------
Direct expenses:
 Programming   ........................        1,904,042         1,506,760
 Sales   ..............................        1,576,250         1,302,716
 Technical  ...........................          232,846           245,091
 General and administrative   .........        1,829,957         1,958,597
 Depreciation  ........................          269,437           161,374
 Amortization  ........................          923,801           923,801
 Management and consulting fees  ......          275,000           275,000
                                           -------------      -------------
   Total direct expenses   ............        7,011,333         6,373,339
                                           -------------      -------------
   Operating income  ..................        1,236,055         1,174,382
                                           -------------      -------------
Other (income) expense:
 Interest expense .....................        7,943,481         9,536,071
 Interest income  .....................          (19,714)           (5,502)
 Other   ..............................          530,914           579,396
                                           -------------      -------------
   Total other (income) expense  ......        8,454,681        10,109,965
                                           -------------      -------------
   Net loss ...........................    $  (7,218,626)     $ (8,935,583)
                                           =============      =============

The accompanying notes are an integral part of these financial statements.

                                 WKYS-FM, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994

                              CLASS B      CLASS A     CLASS B     ADDITIONAL
                             PREFERRED      COMMON      COMMON      PAID-IN        ACCUMULATED
                               STOCK        STOCK       STOCK       CAPITAL          DEFICIT              TOTAL
                             -----------   ---------   ---------   -----------   -----------------   -----------------
Balance as of
 January 1, 1993 .........     $874,000       $6          $4         $199,990     $ (15,964,695)      $ (14,890,695)
Net loss   ...............            -        -           -                -        (7,218,626)         (7,218,626)
                              ---------       ---         ---       ---------     -------------       -------------
Balance as of
 December 31, 1993  ......      874,000        6           4          199,990       (23,183,321)        (22,109,321)
Net loss   ...............            -        -           -                -        (8,935,583)         (8,935,583)
                              ---------       ---         ---       ---------     -------------       -------------
Balance as of
 December 31, 1994  ......     $874,000       $6          $4         $199,990     $ (32,118,904)      $ (31,044,904)
                              =========       ===         ===       =========     =============       =============

   The accompanying notes are an integral part of these financial statements.

                                 WKYS-FM, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994

                                                                       1993               1994
                                                                  ----------------   ----------------
Operating activities:
 Net loss   ...................................................    $ (7,218,626)      $ (8,935,583)
Adjustments to reconcile net loss to net cash provided by (used
 in) operating activities:
 Depreciation and amortization   ..............................       1,193,238          1,085,175
 Deferral of interest on long-term debt   .....................       5,472,220          6,895,784
 Management fees accrued   ....................................         275,000            275,000
 Decrease in unamortized discount on long-term debt   .........         246,082            365,711
 Loss on disposal of equipment   ..............................          10,552              2,160
 Deferred rent ................................................          47,809             27,381
 Changes in assets and liabilities:
   Accounts receivable  .......................................         202,946             77,972
   Prepaids and other   .......................................            (325)           (24,588)
   Non-current assets   .......................................         (21,300)           (19,068)
   Accounts payable and accrued expenses  .....................          14,778            280,185
   Accrued interest payable   .................................         830,285           (624,460)
                                                                   ------------       ------------
    Net cash provided by (used in) operating activities  ......       1,052,659           (594,331)
                                                                   ------------       ------------
Investing activities:
 Purchases of furniture and equipment  ........................        (108,072)           (22,310)
                                                                   ------------       ------------
    Net cash used in investing activities .....................        (108,072)           (22,310)
                                                                   ------------       ------------
Financing activities:
 Principal payments on long-term debt  ........................         (88,119)           (37,500)
                                                                   ------------       ------------
    Net cash used in financing activities .....................         (88,119)           (37,500)
                                                                   ------------       ------------
Net increase (decrease) in cash  ..............................         856,468           (654,141)
Cash, beginning of year .......................................         228,325          1,084,793
                                                                   ------------       ------------
Cash, end of year .............................................    $  1,084,793       $    430,652
                                                                   ============       ============

  The accompanying notes are an integral part of these financial statements.

                                  WKYS-FM, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     WKYS-FM, Inc. (WKYS) is a privately-held Delaware corporation which operates an FM radio station serving the Washington, D.C. metropolitan area. WKYS was purchased by Albimar Properties Limited Partnership ("Albimar Properties") in December 1988. Albimar Properties was subsequently merged with Albimar Communications, Inc. (ACI), and the stock of WKYS is currently owned by ACI and a group of private investors.


     As reflected in the accompanying financial statements, WKYS has incurred recurring losses, has working capital and net capital deficiencies and has not met certain debt obligations and covenants. Management of WKYS has entered into several forbearance agreements with its lenders in an attempt to restructure WKYS' debt in a manner that would allow WKYS to meet its obligations currently. The most recent of these forbearance agreements expired on June 30, 1994, at which time all of WKYS' debt obligations became payable in full.


     On August 24, 1994, WKYS executed an Agreement for Judgment and Conditional Forbearance with its senior lender, and Forbearance Agreements with its subordinated lenders (the Agreements). Pursuant to the Agreements, each of the lenders has agreed to forbear from taking action against WKYS in exchange for WKYS' agreement to sell substantially all of its assets under certain terms and conditions. The proceeds from such a sale shall be distributed among the creditors of WKYS and its shareholders in the order of priority set forth in the Agreements (Note 4). If WKYS is unsuccessful in selling its assets within the time allotted by the Agreements, or in accordance with the terms provided therein, WKYS and its lenders have consented to the appointment of a receiver for the purpose of selling the assets of WKYS and distributing the proceeds. The Agreements provide for aggregate minimum repayments of approximately $31,000,000 by WKYS to its lenders in full satisfaction of all debt and related obligations.


     On October 31, 1994, management of WKYS entered into an asset purchase agreement (the Asset Purchase Agreement) to sell substantially all of the assets of WKYS except cash and accounts receivable. The terms of the Asset Purchase Agreement provide for a cash purchase price of approximately $34,410,000. This sale is currently pending final approval by the Federal Communications Commission (FCC). All assets subject to sale, including furniture and equipment ($196,400, net of accumulated depreciation of $1,609,120), the FCC broadcast license ($11,475,185, net of accumulated amortization of $2,058,215) and goodwill ($15,769,414, net of accumulated amortization of $2,828,222) have been classified as assets held for sale at December 31, 1994. Management of WKYS believes that this sale, if consummated, will yield sufficient proceeds to satisfy all of WKYS' obligations.


     Certain terms of the Asset Purchase Agreement were not consistent with the requirements of the Agreements. At WKYS' request, all of its lenders agreed to amend the terms of the Agreements to coincide with the terms of the Asset Purchase Agreement pursuant to amendments dated October 31, 1994, November 2, 1994 and November 4, 1994, respectively.


     The terms of the Asset Purchase Agreement provide that WKYS shall assign to the buyer, for purposes of collection only, substantially all of its accounts receivable that are outstanding and unpaid on the date of closing. The buyer is required to collect all such receivables and remit payment to WKYS for a period of 180 days, at which time all uncollected amounts become the responsibility of WKYS. The terms of the Asset Purchase Agreement further provide that to the extent that WKYS has cash flow, as defined, during the twelve months ending on the last day of the month immediately preceding the closing of the sale of less than $2,700,000 (the Cash Flow Deficiency), the buyer shall retain payments collected with respect to accounts receivable in an amount equal to the Cash Flow Deficiency.


     The accompanying financial statements do not include any adjustments that might result from the outcome of these transactions.

                                 WKYS-FM, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash concentration

     As of December 31, 1993 and 1994, WKYS had approximately $884,000 and $317,000, respectively, on deposit at commercial banks in excess of insured amounts.


     Barter transactions

     WKYS has entered into barter transactions with advertisers, whereby WKYS agrees to provide commercial air time in exchange for goods or services to be distributed as prizes to its listeners or to be used in the operations of WKYS. The fair value of advertisements broadcast are recognized as income when aired and the fair value of merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the advertising, a liability is recorded. If the advertising is broadcast prior to the receipt of the goods or services, a receivable is recorded.


     Furniture and equipment

     Furniture and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as shown below.

                                                                  ESTIMATED
                                                                 USEFUL LIFE
                                                                 ------------
         Equipment and vehicles ..............................    3 years
         Furniture and fixtures ..............................    5 years
         Antenna, transmitter and production materials  ......    7 years

     Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the 3-year estimated useful life of such assets.

     When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in operations. Maintenance and repairs are charged to expense as incurred; the costs of additions and improvements are capitalized.

     As of December 31, 1994, all furniture and equipment is included in assets held for sale on the accompanying balance sheet (Note 1).


     Intangible assets

     Intangible assets are stated on the basis of the fair market value assigned on the date of acquisition and are amortized by the straight-line method. The costs of WKYS' FCC broadcast license and goodwill are amortized over 40 years. Deferred financing costs are amortized over the life of the associated debt.

     As of December 31, 1994, all intangible assets subject to the sale are included in assets held for sale on the accompanying balance sheet (Note 1).


     Revenue

     In accordance with industry practice, revenue for commercial broadcasting advertisements is recognized when the commercial is broadcast.


     Other expenses

     Other expenses represent costs incurred in attempting to restructure WKYS' long-term debt. These amounts have been expensed since recovery is unlikely.

                                 WKYS-FM, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

     Income taxes

     WKYS has adopted Statement of Financial  Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences of differences between tax bases of assets and liabilities and financial reporting amounts, as well as the tax effects of certain carryforward items. Deferred tax assets and liabilities are measured by applying statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.


3. FURNITURE AND EQUIPMENT

     Furniture and equipment consists of the following at December 31, 1993 and 1994:


                                                                 1993              1994
                                                             ---------------   ---------------
     Equipment and vehicles ..............................    $    256,294      $    275,617
     Furniture and fixtures ..............................         748,947           732,841
     Antenna, transmitter and production materials  ......         781,049           767,130
     Leasehold improvements ..............................          25,463            29,932
                                                              ------------      ------------
                                                                 1,811,753         1,805,520
     Less: accumulated depreciation and amortization            (1,474,129)       (1,609,120)
                                                              ------------      ------------
                                                              $    337,624      $    196,400
                                                              ============      ============

4. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1993 and 1994:


                                                              1993             1994
                                                          --------------   ---------------
     Revolving credit facility - Society National Bank.   $21,165,000       $ 21,127,500
                                                          ------------      ------------
     Subordinated notes payable -
       Alta Subordinated Debt Partners II, L.P.:
        Original face amount   ........................     5,000,000          5,000,000
        Deferred interest   ...........................     8,860,482         13,777,998
                                                          ------------      ------------
                                                           13,860,482         18,777,998
                                                          ------------      ------------
     Senior subordinated deferred note - NBC:
       Original face amount ...........................    12,000,000         12,000,000
       Unamortized discount ...........................    (3,482,826)        (3,117,115)
       Deferred interest ..............................     7,666,189          9,644,457
                                                          ------------      ------------
                                                           16,183,363         18,527,342
                                                          ------------      ------------
       Total long-term debt ...........................   $51,208,845       $ 58,432,840
                                                          ============      ============

     The revolving credit facility (the Facility) originally provided for borrowings of up to $24,000,000. Beginning with the quarter ended March 31, 1990, the commitment reduced each quarter through December 31, 1997. WKYS was required to pay to Society National Bank (Society) each quarter the excess of the outstanding balance of the loan over the amount of the commitment. WKYS has not made certain required repayments under the Facility, and is in violation of certain restrictive covenants included in the Facility. WKYS and Society have entered into several forbearance agreements in an attempt to restructure the debt in a manner that would enable WKYS to meet its obligations currently. The most recent of these forbearance agreements expired on June 30, 1994, at which time all amounts owed by WKYS to Society became payable in full. On August 24, 1994, WKYS and Society executed an Agree-

                                 WKYS-FM, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

ment for Judgment and Conditional Forbearance, pursuant to which Society has agreed to forbear from taking action against WKYS in exchange for WKYS' agreement to sell substantially all of its assets under certain terms and conditions. The terms of this Agreement for Judgment and Conditional Forbearance are described more fully below.

     Interest on the Facility accrues at Society's base lending rate plus 1.75%, which approximated 7.75% and 10.25% at December 31, 1993 and 1994, respectively. Interest is payable quarterly in arrears. WKYS is required to pay a commitment fee of 1/2 of 1 percent on the unused portion of the revolving credit facility. The borrowing is collateralized by all tangible and intangible property of WKYS, assignment of all leases and a pledge of all capital stock of WKYS. The loan is also guaranteed by ACI. This guarantee would expire upon satisfaction of WKYS' obligation to Society as outlined in the Agreement for Judgment and Conditional Forbearance as described more fully below.

     The $5,000,000 subordinated notes (the Subordinated Notes) payable to a group of investors led by Alta Subordinated Debt Partners II, L.P. (collectively, the Investors) are due January 2, 1998. Interest of 10 percent is payable in arrears on a quarterly basis. Additional interest of 15 percent is accrued, compounded at 25 percent and capitalized annually. Interest payments are due in arrears on December 22 of each year. WKYS may elect to defer the payment of this interest until maturity. WKYS has not made any payments to the Investors and is in default of certain provisions of the Subordinated Note Agreement. On August 24, 1994, at which time all amounts owed to the Investors approximated $16,300,000, WKYS and the Investors executed a Forbearance Agreement, pursuant to which the Investors have agreed to forbear from taking action against WKYS in exchange for WKYS' agreement to sell substantially all of its assets under certain terms and conditions. The terms of this Forbearance Agreement are described more fully below.

     The Subordinated Notes are collateralized by the stock and assets of WKYS, second only to the Facility. The Investors also hold WKYS' Class B common stock and Class A redeemable preferred stock (see Note 6).

     The $12,000,000 senior subordinated  deferred note (the Senior Subordinated
Note) payable to NBC bears interest at 10 percent per annum and is due December 9, 1998. A market rate of 14.5% percent was imputed on the note, and the related discount is being amortized over the life of the note using the effective interest method. The note required no principal or interest payments through 1993. Commencing January 1, 1994, interest payments of $600,000 are due semi-annually on January 1 and June 30. At maturity, the remaining principal and deferred interest, which is estimated to approximate $24,290,000, is due and payable. WKYS has not made any repayments to NBC and is in default of certain provisions of the Senior Subordinated Note Agreement. On August 24, 1994, at which time all amounts owed to NBC approximated $17,700,000 (net of the unamortized discount), WKYS and NBC executed a Forbearance Agreement, pursuant to which NBC has agreed to forbear from taking action against WKYS in exchange for WKYS' agreement to sell substantially all of its assets under certain terms and conditions. The terms of this Forbearance Agreement are described more fully below.

     Upon repayment of the Facility and the Subordinated Notes, this borrowing is collateralized by all capital stock of WKYS.

     The Agreements as defined in Note 1 set forth the terms and conditions under which WKYS has agreed to attempt to sell its assets and distribute the proceeds therefrom. Under the terms of the Agreements, the Lenders have agreed to forbear from taking any action against WKYS until the earlier of:

      i) The failure of WKYS to perform under any of the terms of the Agreements;


      ii) A Qualified Agreement of Sale, as defined in the Agreements, entered into not later than October 31, 1994, is terminated;

                                 WKYS-FM, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

      iii) The date on which the FCC denies the assignment of WKYS' FCC license;

      iv)  Twenty (20) days after FCC approval of a sale; or

      v)   June 30, 1995 (as amended-Note 1)

     Further, certain members of WKYS' management have agreed not to compete during the period prior to a sale of the assets of WKYS.

     The Agreements provide for the distribution of "Net Proceeds" from a sale of WKYS' assets as follows:

      i)   to Society in an amount equal to all amounts due less $1,000,000;

      ii) to the Investors in an amount equal to at least $8,000,000 plus certain of the Investors's legal fees;

      iii) to NBC in the amount of $1,200,000.

     Net proceeds is defined in the Agreements as the sum of all sale proceeds (exclusive of up to $200,000 which may be paid to certain officers of WKYS in exchange for agreements not-to-compete) less transaction costs and trade payables.

     Any excess of Net Proceeds over the amounts shown above shall be distributed as follows:

      i)   to the Investors to pay certain additional fees;

      ii)  to WKYS in the amount of $300,000 to pay certain trade payables;

      iii) to Society up to a maximum of $1,000,000;

      iv) to ACI, the Investors and WKYS in the percentages of 55.1%, 32.4% and 12.5%, respectively.

     In the event that WKYS is unsuccessful in selling its assets within the time allotted or on the terms provided by the Agreements, WKYS and its lenders have agreed that WKYS will not seek protection under Chapter 11 of the United States Bankruptcy Code and that a receiver shall be appointed to sell the assets of WKYS. In such an event, the sale proceeds shall be distributed as follows:

      i)   to repay Society in full;

      ii)  to repay the Investors $8,000,000 plus legal fees;

      iii) to pay NBC $500,000; and

      iv)  to reimburse the Investors and NBC for certain legal fees.

     Total cash paid for interest during 1993 and 1994 was approximately $1,400,000 and $2,900,000, respectively.


5. INTEREST RATE SWAP AGREEMENTS

     WKYS HAS ENTERED INTO AN INTEREST RATE SWAP AGREEMENT TO REDUCE THE IMPACT OF CHANGES IN INTEREST rates on the Facility (Note 4). At December 31, 1993, a total principal amount of $10 million of the revolving credit facility was subject to this agreement. The interest rate swap agreement effectively changed WKYS' interest rate on $10 million of the Facility to a fixed 8.9% through April 9, 1994, the date upon which the agreement matured. WKYS was exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements. However, WKYS did not experience nonperformance by the counterparties.

                                 WKYS-FM, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

6. PREFERRED AND COMMON STOCK

     Holders of Class A and Class B preferred stock have no dividend or voting rights, except as otherwise provided by law or in certain limited circumstances. WKYS may purchase, and the holders shall sell, all or any portion of the Class A preferred stock at a redemption price of $1,000 per share at any time. The Class A redeemable preferred stock will be redeemed at a price of $1,000 per share, on the first to occur of when the holders shall have the right to require the purchase of the preferred stock pursuant to the shareholders agreement dated December 22, 1988, the repayment of all indebtedness issued pursuant to the note and stock purchase agreement dated December 22, 1989, or December 31, 1997. On or after the purchase by WKYS of all the Class A preferred, WKYS may purchase all or any portion of the Class B preferred stock at a price of $1,000 per share. Both Class A and Class B preferred stock have a liquidation price of $1,000 per share.

     Shares of Class A common stock and Class B common stock share identical rights and privileges except that Class B common stock may only vote on certain matters specifically identified in the Certificate of Incorporation and Amendment thereto. All common stock dividends shall be made in shares of Class A stock if on Class A stock and in shares of Class B stock if on Class B stock.


7. INCOME TAXES

     WKYS has unused net operating loss carryforwards for federal and local income tax reporting purposes of approximately $16,000,000 and $24,000,000 at December 31, 1993 and 1994, respectively. These carryforwards expire in various years through 2009. No federal or local income taxes were paid during 1993 and 1994.

     As of December 31, 1993 and 1994, WKYS had a deferred tax asset of approximately $6,100,000 and $9,800,000, respectively. This asset, however, has been fully reserved due to the uncertainty regarding its ultimate realization.

     The Company's deferred tax asset at December 31, 1993 and 1994 is summarized as follows:

                                                 1993              1994
                                             ---------------   ---------------
     Net operating loss carryforwards  ...    $  6,100,000      $  9,600,000
     Other  ..............................         200,000           200,000
                                              ------------      ------------
                                                 6,300,000         9,800,000
     Valuation allowance   ...............      (6,300,000)       (9,800,000)
                                              ------------      ------------
        Total deferred taxes  ............    $          -      $          -
                                              ============      ============

     WKYS also has charitable contributions carryforwards of approximately $98,000 and $115,000 at December 31, 1993 and 1994, respectively.


8. COMMITMENTS


     MANAGEMENT AND CONSULTING FEES

     WKYS has entered into a long-term management and consulting agreement with Albimar Management, Inc. (AMI), an affiliate of ACI, for a predetermined annual fee. This fee amounted to $275,000 in 1993 and 1994. The Facility (Note 4) imposes certain limitations on payment of fees to AMI, based upon excess cash flow as defined in the Facility. As a result of these limitations, WKYS did not make any payments to AMI during the year ended December 31, 1994. WKYS has accrued a liability relative to this agreement of approximately $550,000 and $937,000 at December 31, 1993 and 1994, respectively, representing the excess of fees accrued over fees paid for all years.

                                 WKYS-FM, INC.
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

     Employment contracts

     WKYS has entered into certain noncancelable employment contracts. As of December 31, 1994, minimum payments to be made under these contracts are as follows:


          1995  ......     $ 337,069
          1996  ......       119,329
                          ----------
                           $ 456,398
                          ==========

     The Asset Purchase Agreement provides that certain amounts payable under these contracts shall be paid upon closing of the sale of WKYS' assets.


     Operating leases

     WKYS has entered into various operating leases for the rental of certain equipment and facilities. Minimum rental payments under these noncancelable leases at December 31, 1994, are as follows:


          1995  ............     $   494,448
          1996  ............         483,823
          1997  ............         467,712
          1998  ............         484,141
          1999  ............         503,076
          Thereafter  ......       2,397,705
                                ------------
                                 $ 4,830,905
                                ============

     Rent expense under all operating leases for 1993 and 1994 was approximately $454,000 and $450,000, respectively. All rent expense is included in general and administrative expenses in the accompanying statements of operations, except for rent relating to WKYS' transmitting tower, which is included in technical expenses. Rent expense recognized relative to certain operating leases differs from actual cash payments due to escalation clauses which are being expensed on a straight-line basis for financial statement purposes. The Asset Purchase Agreement provides that the buyer shall assume all of these operating leases.


     Other

     WKYS has entered into an agreement with the Washington Tennis Foundation for the use of a tennis suite during the annual Washington Tennis Foundation tennis tournament in exchange for $80,000, paid in equal amounts over 4 years commencing in 1989. WKYS has the option to retain the right to the use of the suite for a maximum of 24 years provided that it pays a $5,000 annual license fee as specified in the agreement. The unamortized portion of payments made pursuant to this agreement as of December 31, 1993 and 1994 of $63,334 and $60,000, respectively, are included in other assets in the accompanying balance sheet.


9. EMPLOYEE BENEFIT PLAN

     Effective June 1, 1993, WKYS initiated a defined contribution (401-K) Plan (the Plan) covering substantially all employees. Employees may contribute between 2% and 15% of eligible compensation to the Plan.

     WKYS has the option to make matching contributions to the Plan. No such matching contributions were made during the years ended December 31, 1993 and 1994.


10. RELATED-PARTY TRANSACTIONS

     In addition to related party transactions disclosed in Note 7, WKYS incurred approximately $131,000 and $204,000 during 1993 and 1994, respectively, in legal expenses which were paid to a law firm in which one of the partners is also a shareholder of ACI.


11. SUBSEQUENT EVENT (UNAUDITED)

     During 1995, the Asset Purchase Agreement was finalized substantially in accordance with the terms disclosed in Note 1.

                                 WKYS-FM, INC.

                       UNAUDITED STATEMENT OF OPERATIONS
                    FOR THE FIVE MONTHS ENDED MAY 31, 1995



OPERATING REVENUE:
 Broadcasting sales, net of agency commissions of $390,199  ......  $  2,347,105
 Barter sales  ...................................................       123,477
                                                                    ------------
   Total operating revenue .......................................     2,470,582
                                                                    ------------
OPERATING EXPENSES:
 Programming   ...................................................       513,653
 Sales   .........................................................       449,345
 Technical  ......................................................        87,434
 General and administrative   ....................................       742,495
 Depreciation and amortization   .................................       444,508
 Management and consulting fees  .................................       125,000
                                                                    ------------
   Total Operating expenses   ....................................     2,362,435
                                                                    ------------
   Operating income  .............................................       108,147
INTEREST EXPENSE  ................................................     4,830,484
                                                                    ------------
   Net loss ......................................................  $ (4,722,337)
                                                                    ============

        The accompanying notes are an integral part of this statement.

                                 WKYS-FM, INC.

            UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
                    FOR THE FIVE MONTHS ENDED MAY 31, 1995

                         CLASS B      CLASS A     CLASS B     ADDITIONAL
                        PREFERRED      COMMON      COMMON      PAID-IN        ACCUMULATED
                          STOCK        STOCK       STOCK       CAPITAL          DEFICIT              TOTAL
                        -----------   ---------   ---------   -----------   -----------------   -----------------
BALANCE, DECEMBER 31,
 1994    ............     $874,000       $6          $4         $199,990     $ (32,118,904)      $ (31,044,904)
 Net loss   .........            -       -           -                 -        (4,722,337)         (4,722,337)
                         ---------          -           -      ---------     -------------       -------------
BALANCE, May 31, 1995     $874,000       $6          $4         $199,990     $ (36,841,241)      $ (35,767,241)
                         =========       ===         ===       =========     =============       =============

        The accompanying notes are an integral part of this statement.

                                 WKYS-FM, INC.

                       UNAUDITED STATEMENT OF CASH FLOWS
                    FOR THE FIVE MONTHS ENDED MAY 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ..................................................................    $ (4,722,337)
 Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization    ..........................................         444,508
 Management fees accrued ...................................................         125,000
 Deferred rent  ............................................................          20,083
 Effect of changes in operating assets and liabilities-
   Accounts receivable, net ................................................         502,244
   Prepaids and other ......................................................          89,217
   Noncurrent assets  ......................................................          27,381
   Accounts payable and accrued expenses   .................................        (933,346)
   Accrued interest payable ................................................         194,101
                                                                                ------------
   Net cash flows used in operating activities   ...........................      (4,253,149)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of furniture and equipment .......................................        (333,725)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from the issuance of long-term debt, net  ........................       4,580,291
                                                                                ------------
DECREASE IN CASH   .........................................................          (6,583)
CASH, beginning of period   ................................................         430,652
                                                                                ------------
CASH, end of period   ......................................................    $    424,069
                                                                                ============

         The accompanying notes are an integral part of this statement.

                                 WKYS-FM, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 MAY 31, 1995

1. BASIS OF PRESENTATION:

     WKYS-FM, Inc. (WKYS) is a privately held Delaware corporation which operates an FM radio station serving the Washington, D.C., metropolitan area. WKYS was purchased by Albimar Properties Limited Partnership (Albimar Properties) in December 1988. Albimar Properties was subsequently merged with Albimar Communications, Inc. (ACI), and the stock of WKYS is currently owned by ACI and a group of private investors. The accompanying unaudited financial statements present the results of operations and cash flows of the Company for the five months ended May 31, 1995.

     These statements are unaudited and certain information and footnote disclosures normally included in the Company's annual financial statements have been omitted, as permitted under the applicable rules and regulations. Readers of these statements should refer to the financial statements and notes thereto as of December 31, 1994, and for the year then ended included elsewhere in this filing. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.



2. SUBSEQUENT EVENT:

     On June 6, 1995, the assets of the radio station WKYS-FM were acquired by Radio One, Inc. for a total consideration of approximately $34.4 million.

                        INDEX TO SUPPLEMENTAL SCHEDULES

                                                                 PAGE
                                                                 -----
Report of Independent Public Accountants   ....................   S-2

Schedule II - Valuation and Qualifying Accounts  ..............   S-3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Radio One, Inc. and Subsidiary:


We have audited in accordance with generally accepted auditing standards, the financial statements of Radio One, Inc. (a Delaware corporation during 1996) and subsidiary included in this Prospectus and the Registration Statement and have issued our report thereon dated February 13, 1997. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the accompanying index are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                             ARTHUR ANDERSEN LLP


Baltimore, Maryland,
 February 13, 1997

                        RADIO ONE, INC. AND SUBSIDIARY

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
       FOR THE YEARS ENDED DECEMBER 25, 1994, DECEMBER 31, 1995 AND 1996
                 AND FOR THE THREE MONTHS ENDED MARCH 30, 1997



                                          BALANCE AT      ADDITIONS                    BALANCE AT
                                           BEGINNING     CHARGED TO                     END OF
                                           OF YEAR        EXPENSE       DEDUCTIONS       YEAR
                                          ------------   ------------   ------------   -----------
Allowance for doubtful accounts:
 Year ended December 25, 1994 .........   $  472,600       $610,200     $  614,800     $  468,000
 Year ended December 31, 1995 .........   $  468,000       $298,300     $   96,900     $  669,400
 Year ended December 31, 1996 .........   $  669,400       $627,800     $  532,000     $  765,200
 Six months ended June 29, 1997  ......   $  765,200       $514,600     $  326,758     $  953,042
Tax valuation reserve:
 Year ended December 25, 1994 .........   $        -       $      -     $        -     $        -
 Year ended December 31, 1995 .........   $  739,000       $328,000     $        -     $1,067,000
 Year ended December 31, 1996 .........   $1,067,000       $      -     $1,067,000     $        -
 Six months ended June 29, 1997  ......   $        -       $      -     $        -     $        -

                              [INSIDE BACK COVER]

================================================================================
       No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                          --------------------------


                               TABLE OF CONTENTS




                                                    PAGE
                                                 ------------
Available Information ........................         3
Prospectus Summary ...........................         5
Risk Factors .................................        17
The Transactions   ...........................        25
Use of Proceeds ..............................        26
Capitalization  ..............................        27
Pro Forma Consolidated Financial Data   ......        28
Selected Historical Consolidated Financial
   Data   ....................................        34
Management's Discussion and Analysis of
   Results of Operations and Financial
   Condition .................................        36
Business  ....................................        44
Management   .................................        63
Principal Stockholders   .....................        66
Certain Transactions  ........................        68
Description of the Exchange Notes ............        70
The Exchange Offer ...........................        97
Description of Certain Indebtedness  .........       105
Description of Capital Stock   ...............       106
Certain United States Federal Income Tax
   Considerations  ...........................       112
Plan of Distribution  ........................       116
Legal Matters   ..............................       116
Experts   ....................................       117
Market and Industry Data .....................       117
Index to Financial Statements  ...............        F-1


          ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================

================================================================================



                               [GRAPHIC OMITTED]







                             Offer to Exchange its
                                    Series B
                         12% Senior Subordinated Notes
                                    Due 2004
                                      for
                         any and all of its outstanding
                         12% Senior Subordinated Notes
                                   Due 2004










                                  PROSPECTUS







                              October 9, 1997



================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The  Company  is  incorporated  under  the laws of the  State of  Delaware.
Section 145 of the General Corporation Law of the State of Delaware, inter alia, ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.


     The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it currently exists or may hereafter be amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.




  3.1    Amended and Restated Certificate of Incorporation of Radio One, Inc.*

  3.2    Amended and Restated By-laws of Radio One, Inc.*

  4.1 Indenture dated as of May 15, 1997 among Radio One, Inc., Radio One Licenses, Inc. and United States Trust Company of New York. *

  4.2 Purchase Agreement dated as of May 14, 1997 among Radio One, Inc., Radio One Licenses, Inc., Credit Suisse First Boston Corporation and NationsBanc Capital Markets, Inc.*

  4.3 Registration Rights Agreement dated as of May 14, 1997 among Radio One, Inc., Radio One Licenses, Inc., Credit Suisse First Boston Corporation and NationsBanc Capital Markets, Inc.*

  4.4 Standstill Agreement dated as of May 19, 1997 among Radio One, Inc., Radio One Licenses, Inc., NationsBank of Texas, N.A., United States Trust Company of New York and the other parties thereto.*

  5.1    Form of Opinion and consent of Kirkland & Ellis.*

  8.1    Form of Opinion and consent of Kirkland & Ellis.*

  10.1 Office Lease dated February 3, 1997 between National Life Insurance Company and Radio One, Inc. for premises located at 5900 Princess Garden Parkway, Lanham, Maryland, as amended on February 24, 1997.*

  10.2 Purchase Option Agreement dated February 3, 1997 between National Life Insurance Com- pany and Radio One, Inc. for the premises located at 5900 Princess Garden Parkway, Lanham, Maryland.*

  10.3 Asset Purchase Agreement dated December 6, 1996 by and between Jarad Broadcasting Company of Pennsylvania, Inc. and Radio One, Inc.*

  10.4 Office Lease commencing November 1, 1993 between Chalrep Limited Partnership and Ra- dio One, Inc., with respect to the property located at 100 St. Paul Street, Baltimore, Mary- land.*

  10.5 Preferred Stockholders' Agreement dated as of May 14, 1997 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.*

  10.6 Warrantholders' Agreement dated as of June 6, 1995, as amended by the First Amendment to Warrantholders' Agreement dated as of May 19, 1997, among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.*

  10.7 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Syncom Capital Corporation.*

  10.8 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Alliance Enterprise Corporation.*

  10.9 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Greater Philadelphia Venture Capital Corporation, Inc.*

  10.10 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Opportunity Capital Corporation.*

  10.11 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Capital Dimensions Venture Fund, Inc.*



---------------------

* Previously filed.

  10.12 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to TSG Ventures Inc.*

  10.13 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Fulcrum Venture Capital Corporation.*

  10.14 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Alta Subordinated Debt Partners III, L.P.*

  10.15 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to BancBoston Investments, Inc.*

  10.16 Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Grant M. Wilson.*

  10.17 Management Agreement dated as of August 1, 1996 by and between Radio One, Inc. and Radio One of Atlanta, Inc.*

  10.18 Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied Capital Financial Corporation, as amended by that certain First Amendment dated as of May 6, 1997, that certain Second Amendment dated as of May 30, 1997, that certain Third Amendment dated as of June 5, 1997 and that certain Letter Agreement dated as of July 1, 1997.*

  10.19 Fifth Amendment dated as of July 31, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied Capital Financial Corporation, as amended.*

  10.20 Sixth Amendment dated as of September 8, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied Capital Financial Corpora- tion, as amended.*


  12.1   Statement of Computation of Ratios.*


  21.1   Subsidiaries of Radio One, Inc.*

  23.1   Consent of Arthur Andersen, L.L.P.

  23.2   Consent of Coopers & Lybrand, L.L.P.

  23.3   Consent of Kirkland & Ellis (included in Exhibit 5.1).*


  23.4   Consent of Kirkland & Ellis (included in Exhibit 8.1)*


  24.1   Powers of Attorney.*

  25.1   Statement of Eligibility of Trustee on Form T-1.*

  27.1   Financial Data Schedule.*

  99.1   Form of Letter of Transmittal.*

  99.2   Form of Notice of Guaranteed Delivery.*

  99.3   Form of Tender Instructions.*
----------
* Previously filed.

(b) Financial Statement Schedules.

     Not Applicable.


ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from  registration by means of a  post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering; and

       (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

       (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (6) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lanham, State of Maryland, on October 8, 1997.


                                        RADIO ONE, INC.


                                        By:    /s/ Alfred C. Liggins, III
                                               --------------------------------
                                        Name:  Alfred C. Liggins, III
                                        Title: President  and  Chief  Executive
                                               Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:






           SIGNATURE                             CAPACITY                        DATE
           ---------                             --------                        ----
  /s/ Alfred C. Liggins, III
 ---------------------------    Chief Executive Officer, President and       October 8, 1997
     Alfred C. Liggins, III      Director (principal executive officer)


             *
 - ------------------------    Executive Vice President and Chief            October 8, 1997
      Scott R. Royster          Financial Officer (principal financial
                                officer and accounting officer)

             *
 ---------------------------   Chairperson and Director                      October 8, 1997
    Catherine L. Hughes


             *
 ---------------------------   Director                                      October 8, 1997
       Terry L. Jones


             *
 ---------------------------   Director                                      October 8, 1997
     Brian W. McNeill


              *
 ---------------------------   Director                                      October 8, 1997
   P. Richard Zitelman




*By: /s/ Alfred C. Liggins, III
     ---------------------------
       Alfred C. Liggins, III
         Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lanham, State of Maryland, on October 8, 1997.



                                        RADIO ONE LICENSES, INC.


                                        By:    /s/ Alfred C. Liggins, III
                                               --------------------------------
                                        Name:  Alfred C. Liggins, III
                                        Title: President  and  Chief  Executive
                                                Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:




           SIGNATURE                             CAPACITY                        DATE
           ---------                             --------                        ----
  /s/ Alfred C. Liggins, III
 ---------------------------    Chief Executive Officer, President and       October 8, 1997
     Alfred C. Liggins, III      Director (principal executive officer)


             *
 - ------------------------    Executive Vice President and Chief            October 8, 1997
      Scott R. Royster          Financial Officer (principal financial
                                officer and accounting officer)

             *
 ---------------------------   Chairperson and Director                      October 8, 1997
    Catherine L. Hughes


             *
 ---------------------------   Director                                      October 8, 1997
       Terry L. Jones


             *
 ---------------------------   Director                                      October 8, 1997
     Brian W. McNeill


              *
 ---------------------------   Director                                      October 8, 1997
   P. Richard Zitelman

*By: /s/ Alfred C. Liggins, III
     ---------------------------
       Alfred C. Liggins, III
         Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBITS                      DESCRIPTION                                         PAGE
----------                     ------------                                        -----

  3.1    Amended and Restated Certificate of Incorporation of Radio One, Inc.*

  3.2    Amended and Restated By-laws of Radio One, Inc.*

  4.1    Indenture  dated as of May 15,  1997 among Radio One,  Inc.,  Radio One
         Licenses, Inc. and United States Trust Company of New York. *

  4.2    Purchase  Agreement  dated as of May 14,  1997 among  Radio One,  Inc.,
         Radio One Licenses,  Inc.,  Credit Suisse First Boston  Corporation and
         NationsBanc Capital Markets, Inc.*

  4.3    Registration Rights Agreement dated as of May 14, 1997 among Radio One,
         Inc., Radio One Licenses, Inc., Credit Suisse First Boston Corporation and NationsBanc Capital Markets, Inc.*

  4.4    Standstill  Agreement  dated as of May 19, 1997 among Radio One,  Inc.,
         Radio One Licenses,  Inc.,  NationsBank of Texas,  N.A.,  United States
         Trust Company of New York and the other parties thereto.*

  5.1    Form of Opinion and consent of Kirkland & Ellis.*

  8.1    Form of Opinion and consent of Kirkland & Ellis.*

  10.1   Office Lease dated  February 3, 1997 between  National  Life  Insurance
         Company  and Radio One,  Inc.  for  premises  located at 5900  Princess
         Garden Parkway, Lanham, Maryland, as amended on February 24, 1997.*

  10.2   Purchase Option  Agreement dated February 3, 1997 between National Life
         Insurance Com- pany and Radio One, Inc. for the premises located at 5900 Princess Garden Parkway, Lanham, Maryland.*

  10.3   Asset  Purchase  Agreement  dated December 6, 1996 by and between Jarad
         Broadcasting Company of Pennsylvania, Inc. and Radio One, Inc.*

  10.4   Office  Lease  commencing  November  1, 1993  between  Chalrep  Limited
         Partnership and Ra- dio One, Inc., with respect to the property located at 100 St. Paul Street, Baltimore, Mary- land.*

  10.5   Preferred  Stockholders' Agreement dated as of May 14, 1997 among Radio
         One, Inc., Radio One Licenses, Inc. and the other parties thereto.*

  10.6 Warrantholders' Agreement dated as of June 6, 1995, as amended by the First Amendment to Warrantholders' Agreement dated as of May 19, 1997, among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.*

  10.7   Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Syncom Capital Corporation.*

  10.8   Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Alliance Enterprise Corporation.*

  10.9   Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Greater Philadelphia Venture Capital Corporation, Inc.*

  10.10  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Opportunity Capital Corporation.*

  10.11  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Capital Dimensions Venture Fund, Inc.*



---------------------

* Previously filed.


                                      II-2


EXHIBITS                      DESCRIPTION                                         PAGE
----------                     ------------                                        -----


  10.12  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to TSG Ventures Inc.*

  10.13  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Fulcrum Venture Capital Corporation.*

  10.14  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Alta Subordinated Debt Partners III, L.P.*

  10.15  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to BancBoston Investments, Inc.*

  10.16  Amended and  Restated  Warrant of Radio One,  Inc.  dated as of May 19,
         1997, issued to Grant M. Wilson.*

  10.17  Management  Agreement  dated as of August 1, 1996 by and between  Radio
         One, Inc. and Radio One of Atlanta, Inc.*

  10.18  Letter of Intent  dated March 12, 1997 by and between  Radio One,  Inc.
         and Allied Capital  Financial  Corporation,  as amended by that certain
         First Amendment dated as of May 6, 1997, that certain Second Amendment dated as of May 30, 1997, that certain Third Amendment dated as of June
         5, 1997 and that certain Letter Agreement dated as of July 1, 1997.*

  10.19 Fifth Amendment dated as of July 31, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied
         Capital Financial Corporation, as amended.*

  10.20 Sixth Amendment dated as of September 8, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied
         Capital Financial Corpora- tion, as amended.*


  12.1   Statement of Computation of Ratios.*


  21.1   Subsidiaries of Radio One, Inc.*

  23.1   Consent of Arthur Andersen, L.L.P.

  23.2   Consent of Coopers & Lybrand, L.L.P.

  23.3   Consent of Kirkland & Ellis (included in Exhibit 5.1).*


  23.4   Consent of Kirkland & Ellis (included in Exhibit 8.1)*


  24.1   Powers of Attorney.*

  25.1   Statement of Eligibility of Trustee on Form T-1.*

  27.1   Financial Data Schedule.*

  99.1   Form of Letter of Transmittal.*

  99.2   Form of Notice of Guaranteed Delivery.*

  99.3   Form of Tender Instructions.*
----------
* Previously filed.